Ancora Advisors LLC

Regulatory Compliance Manual

Adopted March 18, 2014

This Regulatory Compliance Manual is the property of Ancora Advisors LLC (“Ancora” or the “Company”) and must be returned to the Company if an individual’s association with the Company terminates for any reason.

The content of this manual is confidential, and should not be revealed to third parties. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

This manual is based on an original version that is © 2011 ACA Compliance Group.

Table of Contents

INTRODUCTION	8

CODE OF ETHICS	11

BACKGROUND	11
POLICIES AND PROCEDURES	11
Fiduciary Standards and Compliance with the Federal Securities Laws	11
Reporting Violations	12
Distribution of the Code and Acknowledgement of Receipt	12
Conflicts of Interest	12
Personal Securities Transactions	13
Disclosure of the Code of Ethics	16
Annual Compliance Questionnaire Supplement	17

INSIDER TRADING	21

BACKGROUND	21
What Information is Material?	21
What Information is Non-Public?	22
Penalties for Trading on Material Non-Public Information	22
POLICIES AND PROCEDURES	22
Procedures for Recipients of Material Non-Public Information	22
Selective Disclosure	23
Relationships with Potential Insiders	23
Paying Industry Experts for Research	24
Intentional Receipt of Non-Public Information about Public Issuers	24
Rumors	25

GIFTS AND ENTERTAINMENT	26
BACKGROUND	26
POLICIES AND PROCEDURES	26
Guiding Principles	26
Specific Policies with Regard to Gifts and Entertainment	26
Gifts and Entertainment Tracking	27

POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	28
BACKGROUND	28
Pay to Play Rule	28
Restrictions on the Receipt of Advisory Fees	28
Restrictions on Payments for the Solicitation of Clients or Investors	29
Restrictions on the Coordination or Solicitation of Contributions	29
Recordkeeping Obligations	29
Guidance Regarding Bona-Fide Charitable Contributions	29
Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered	29
POLICIES AND PROCEDURES	30
Political Contributions	30
Charitable Donations	31
Public Office	31
Outside Business Activities	31

COMPLAINTS	32

BACKGROUND	32
POLICIES AND PROCEDURES	32

OUTSIDE BUSINESS ACTIVITIES, INVESTMENT CLUBS, AND PRIOR EMPLOYMENT	33

BACKGROUND	33
POLICIES AND PROCEDURES	33
Outside Business Activities, Directorships and Investment Clubs	33
Prior Employment Arrangements	34

DUTY TO SUPERVISE	35

BACKGROUND	35
POLICIES AND PROCEDURES	35
Supervisory Responsibilities	35
Escalating Perceived Risks	36
Oversight Committees	36
Remote Office Supervision	37
On-Site Service Provider	37

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM	38

BACKGROUND	38
POLICIES AND PROCEDURES	38
The Code of Ethics and Compliance Manual	38
Electronic Reporting	38
Annual Compliance Reviews	39
Training	39
The CCO	39

REVIEW OF THIRD-PARTY SERVICE PROVIDERS	40

BACKGROUND	40
POLICIES AND PROCEDURES	40

PORTFOLIO MANAGEMENT AND REVIEWS	42

BACKGROUND	42
POLICIES AND PROCEDURES	42
Portfolio Management Processes	42
Account Reviews	43
Contact with Clients and Investors	43

PROXY VOTING AND CLASS ACTIONS	44

BACKGROUND	44
POLICIES AND PROCEDURES	44
Proxy Voting	44
ISS Voting Guidelines	46
Class Actions	62
Disclosures to Clients and Investors	62
Mutual Fund Reporting	62

TRADING	63

BACKGROUND	63
POLICIES AND PROCEDURES	63
Trading Procedures	63
Trade Aggregation Procedures	65
IPO Allocation Procedures	66
Directed Brokerage Arrangements	67
Market Timing and Late Trading	68
Client and Investor Referrals	68
Cross Trades	68
Agency Cross Trades	69
Principal Trades	70
Short Selling	70

Short Selling European Securities	70
Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings	72
Transactions in Securities Subject to Rule 144A	73
Investments by Private Funds and Mutual Funds in Registered Investment Companies	73
Trading in Foreign Issuers and Markets	73
Other Trade Restrictions	74
Manipulative Trading Practices	74
Best Execution	74

TRANSACTIONS WITH AFFILIATED PERSONS	76

BACKGROUND	76
Definition of an “Affiliated Person”	76
Definition of a “Person”	76
Definition of “Control”	76
POLICIES AND PROCEDURES	76

SOFT DOLLARS	77

BACKGROUND	77
Brokerage Services	77
Research Services	78
Mixed-Use Allocations	79
POLICIES AND PROCEDURES	79
New Soft Dollar Arrangements	79
New Soft Dollar Expenditures	79
Mixed Use Allocations	79
Monitoring Soft Dollar Debit and Credit Balances	80
SOFT DOLLAR USAGE APPLICATION	81

INVESTING/TRADING ERRORS	83

BACKGROUND	83
POLICIES AND PROCEDURES	83

VALUATION	84

BACKGROUND	84
POLICIES AND PROCEDURES	84
Standard Pricing Procedures	84
Fair Value Pricing	85
Pricing Errors	85
Periodic Reviews	86
Disclosures to Clients and Investors	86
CHANGE IN PRICING METHODOLOGY REQUEST FORM	87
PRICING ERROR REPORTING FORM	88

ACCOUNT OPENING AND CLOSING PROCEDURES	89

BACKGROUND	89
POLICIES AND PROCEDURES	89
Opening a New Client’s Account	89
Closing a Terminating Client’s Account	90
Accepting a New Investor	90
Side Letters	90
Responding to the Death of a Client	91
Investment Management Agreements	91
Subscription Agreements and PPMs	91

SIDE POCKET ARRANGEMENTS	92

BACKGROUND	92

POLICIES AND PROCEDURES	92

MANAGEMENT OF ACCOUNTS SUBJECT TO ERISA	93

BACKGROUND	93
Applicability	93
Qualifying as an ERISA “Investment Manager”	94
Fiduciary Obligations under ERISA	94
Prohibited Arrangements under ERISA	95
ERISA Bonds	96
Custody	97
Disclosures associated with Schedule C of Form 5500	97
POLICIES AND PROCEDURES	97
Assessing Applicability	97
Prohibited Arrangements under ERISA	97
ERISA Bonds	97
Disclosures associated with Schedule C of Form 5500	98
Training	98

ANTI-MONEY LAUNDERING	99

BACKGROUND	99
POLICIES AND PROCEDURES	99
Contacts from Regulatory Authorities	99
Suspicious Activities and Arrangements	99
Controls Instituted by Third Parties	100
Additional Controls for New Accounts	100
Portfolio Management and Trading	101
AML Documentation	101
AML Review	101
Questions and Training	101
AML REPORTING FORM	102

PRIVACY PROTECTION AND IDENTITY THEFT PREVENTION	103

BACKGROUND	103
Privacy Protection	103
Information Sharing with Affiliates	103
Identity Theft Prevention	103
State Privacy Requirements	106
POLICIES AND PROCEDURES	107
Privacy Protection	107
Information Obtained from Affiliates	111
Information Provided to Affiliates	111
Identity Theft Prevention Program	111
PRIVACY NOTICE	ERROR! BOOKMARK NOT DEFINED.
EXAMPLES OF RED FLAGS	118

CUSTODY AND SAFEGUARDING CLIENT ASSETS	121

BACKGROUND	121
Definition of Custody	121
General Requirements for Advisers with Custody	121
Advisers with Fee Debiting Authority	122
Privately Offered Pooled Investment Vehicles	122
Privately Offered Securities	122
Surprise Asset Verifications	123
Books and Records Requirements	123
Account Statements Sent to an Independent Representative	123
Inadvertent Receipt of Client Funds or Securities	123

POLICIES AND PROCEDURES	124
Custodial Arrangements	124
Fee Debiting Authority	124
The Private Funds	124
Physical Custody of Privately Offered Securities	125
Trustee Relationships	125
Access to Custodians’ Internet Portals	125
Monitoring Assets in Client Accounts	125
Inadvertent Receipt of Client Funds or Securities	125
INADVERTENT RECEIPT LOG	126

FEE BILLING AND EXPENSE ALLOCATION	127

BACKGROUND	127
POLICIES AND PROCEDURES	127

DISCLOSURE DOCUMENTS AND FILINGS	129

BACKGROUND	129
POLICIES AND PROCEDURES	129
Financial, Legal, and Regulatory Disclosures	129
Form ADV	129
Form 13F	130
Schedule 13D	130
Schedule 13G	131
Form 13H	131
Filings Regarding Group Activities	132
Section 16 Reports of Directors, Officers, and Principal Shareholders	132
Foreign Filing Requirements	133
State Licensing, Notification, and Registration Requirements	133
Form D	133
Form PF	134
Mutual Fund Filings	135

ELECTRONIC COMMUNICATIONS	136

BACKGROUND	136
POLICIES AND PROCEDURES	136
Electronic Communications Sent to More Than One Person	136
Electronic Communications Surveillance	136
Privileged Emails	137
Personal Emails	137
Text Messaging	137
Instant Messaging	137
Social Media Use	137
Electronic Security	138
Bloomberg	138
Retaining Electronic Communications	139
Electronic Delivery of Required Disclosures	139

ADVERTISING AND MARKETING	140

BACKGROUND	140
Definition of an “Advertisement”	140
Potentially Misleading Advertisements	140
Performance Advertisements	141
Testimonials and Partial Client Lists	143
The Presentation of Third-Party Ratings	144
Past Specific Recommendations	144
Press Releases	145

Article Reprints	145
Superlative Claims	146
Use of “RIA” or “Investment Counsel”	146
Marketing to Cities, Municipalities, and States	146
Marketing Private Funds	146
POLICIES AND PROCEDURES	148
Preparing Marketing Materials	148
Definition of an “Advertisement”	148
Maintaining Performance Composites and GIPS	148
Hypothetical or Backtested Performance	149
Documentation of Advertised Performance Figures	149
Performance Portability	149
Article Reprints	149
Media Contacts	149
Speeches, Seminar Presentations, and Article Publications	149
Gifts and Entertainment Associated with Marketing Activities	149
Information Published by Third Parties	150
Marketing to Government Entities	150
Marketing the Private Funds	150
“BAD ACTOR” CERTIFICATION	154
INVESTOR ELIGIBILITY QUESTIONNAIRE	156

SOLICITATION ARRANGEMENTS	159

BACKGROUND	159
POLICIES AND PROCEDURES	160
SOLICITOR VERIFICATION LETTER	161

INTERACTIONS WITH THIRD PARTIES	163

BACKGROUND	163
POLICIES AND PROCEDURES	163
Interactions with the Media	163
Interactions with Attorneys	164
Interactions with Government Officials	164
Protection of Ancora’s Name	165
Involvement in Litigation or Proceedings	165

MAINTENANCE OF BOOKS AND RECORDS	166

BACKGROUND	166
POLICIES AND PROCEDURES	166
Electronic Record Retention	167
Records Warehousing	167
Personal Electronic Document Hosting Services	167
Document Alteration	167
Document Destruction	167
REQUIRED BOOKS AND RECORDS	172

DEFINITIONS	176

INTRODUCTION

This Regulatory Compliance Manual (the “Manual”) is not a full procedures manual and does not constitute legal advice. It is intended to give Employees a general understanding of the regulatory rules and requirements that apply to Ancora.

All Employees must abide by all applicable policies and procedures contained in the Manual. The Manual should accurately reflect Ancora’s business practices. Employees should speak to the CCO, or in his absence, the CFO regarding any questions about the Manual, or if the Manual should be changed or updated. In addition, please contact the CCO or the CFO if Ancora’s disclosure documents, advisory contracts, or marketing materials appear inaccurate, incomplete, or out-of-date.

Employees must be aware of, understand and comply with all policies and procedures that are relevant to their activities and areas of responsibility. The following table is meant to help Employees focus on the sections that are most applicable to their anticipated activities. However, this table should not be interpreted to mean that Employees have no responsibilities with respect to sections of the Manual for which they are not named.

Policies and Procedures	Applicable	Supervision

Introduction	All Employees	Joseph Spidalieri

Code of Ethics	All Employees	Joseph Spidalieri

Insider Trading	All Employees	Joseph Spidalieri

Gifts and Entertainment	All Employees	Joseph Spidalieri

Political and Charitable Contributions, and Public Positions	All Employees	Joseph Spidalieri

Complaints	All Employees	Joseph Spidalieri

Outside Business Activities and Prior Employment	All Employees	Joseph Spidalieri

Duty to Supervise	Executive Committee, Compliance	Joseph Spidalieri

Maintenance and Review of the Compliance Program	Compliance	Joseph Spidalieri

Review of Third Party Service Providers	Executive Committee, Compliance	Bradley Zucker

Portfolio Management and Reviews	Portfolio Managers	John Micklitsch

Proxy Voting and Class Actions	Portfolio Managers	John Micklitsch

Trading	Traders	John Micklitsch

Transactions with Affiliated Persons	Traders	Joseph Spidalieri

Soft Dollars	Portfolio Managers and Traders	John Micklitsch

Investing / Trading Errors	Traders	John Micklitsch

Valuation	Portfolio Managers	Bradley Zucker

Account Opening and Closing Procedures	Operations	Dana Lusardo

Side Pocket Arrangements	Operations, Compliance	Joseph Spidalieri

Management of Accounts Subject to ERISA	Portfolio Managers	John Micklitsch

Anti-Money Laundering	Operations	Joseph Spidalieri

Privacy Protection and the Prevention of Identity Theft	All Employees	Joseph Spidalieri

Custody and Safeguarding of Client Assets	Operations	Joseph Spidalieri

Fee Billing	Operations	Joseph Spidalieri

Disclosure Documents and Filings	Compliance	Joseph Spidalieri

Electronic Communications	All Employees	Joseph Spidalieri

Advertising and Marketing	All Employees	Joseph Spidalieri

Solicitation Arrangements	Sales, Compliance	Joseph Spidalieri

Interaction with Third Parties	All Employees	Joseph Spidalieri

Contingency and Disaster Recovery Plan	All Employees	Joseph Spidalieri

Maintenance of Books and Records	All Employees	Joseph Spidalieri

In developing the Manual, Ancora considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review the Manual to ensure that Ancora’s policies and procedures adequately address all applicable risks. Any material amendments to the Manual will be distributed to all Employees. New policies, guidance, and amendments may be issued by the CCO or other supervisory personnel by email or verbally before being formally incorporated into the Manual. Such communications are as valid and binding as the Manual’s written guidance.

Employees will be asked to submit an acknowledgment via Compliance11 that they have received, understand, and will abide by the policies and procedures contained in the Manual upon commencement of employment, annually, and upon any material change to the Manual. The most up-to-date version of the Manual can be found on Compliance11.

Capitalized terms are defined at the end of the Manual.

CODE OF ETHICS

Background

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

•	The adviser’s fiduciary duty to its clients;

•	Compliance with all applicable Federal Securities Laws;

•	Reporting and review of personal Securities transactions and holdings;

•	Reporting of violations of the code; and

•	The provision of the code to all supervised persons.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, Ancora and its Employees must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. The CCO administers the Code. All questions regarding the Code should be directed to the CCO. Employees must cooperate to the fullest extent reasonably requested by the CCO to enable (i) Ancora to comply with all applicable Federal Securities Laws and (ii) the CCO to discharge his duties under the Manual.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. Employees must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting Ancora’s services, and engaging in other professional activities.

The Company expects all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, Ancora must act in its Clients’ best interests. Neither Ancora, nor any Employee should ever benefit at the expense of any Client. Notify the CCO promptly about any practice that creates, or gives the appearance of, a material conflict of interest.

Employees are generally expected to discuss any perceived risks, or concerns about Ancora’s business practices, with their direct supervisor. However, if an Employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the CCO’s attention.

Reporting Violations

Improper actions by Ancora or its Employees could have severe negative consequences for Ancora, its Clients and Investors, and its Employees. Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Employees must promptly report any improper or suspicious activities, including any suspected violations of the Code, to the CCO. Issues can be reported to the CCO in person, or by telephone, email, or written letter. Reports of potential issues may also be made anonymously through Compliance11. Any reports of potential problems will be thoroughly investigated by the CCO, who will report directly to the Executive Committee on the matter. Any problems identified during the review will be addressed in ways that reflect Ancora’s fiduciary duty to its Clients.

An Employee’s identification of a material compliance issue will be viewed favorably by the Executive Committee. Retaliation against any Employee who reports a violation of the Code in good faith is strictly prohibited and will be cause for corrective action, up to and including dismissal. If an Employee believes that he or she has been retaliated against, he or she should notify the CEO directly.

Violations of the Code, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Employee to civil, regulatory or criminal sanctions. No Employee will determine whether he or she committed a violation of the Code, or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

If the CCO determines that a material violation of the Code has occurred, the CCO will promptly report the violation, and any association action(s), to the Executive Committee. If the Executive Committee determines that the material violation may involve a fraudulent, deceptive or manipulative act, Ancora will report its findings to the Mutual Funds’ Board of Directors or Trustees pursuant to Rule 17j-1 under the IC Act.

Distribution of the Code and Acknowledgement of Receipt

Ancora will distribute the Manual, which contains the Code, to each Employee upon the commencement of employment and will maintain the most current copy of the Manual on Compliance11. Employees must use Compliance11 to acknowledge that they have received, read, understood, and agree to comply with the Code upon commencement of employment, annually, and following any material change to the Manual.

Conflicts of Interest

Conflicts of interest may exist between various individuals and entities, including Ancora, Employees, and current or prospective Clients and Investors. Any failure to identify or properly address a conflict can have severe negative repercussions for Ancora, its Employees, and/or Clients and Investors. In some cases the improper handling of a conflict could result in litigation and/or disciplinary action.

Ancora’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. However, written policies and procedures cannot address every potential conflict, so Employees must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve Ancora and/or its Employees on one hand, and Clients and/or Investors on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients and/or Investors over the interests of Ancora and its Employees. If an Employee believes that a conflict of interest has not been identified or appropriately addressed, that Employee should promptly bring the issue to the CCO’s attention.

In some instances conflicts of interest may arise between Clients and/or Investors. Responding appropriately to these types of conflicts can be challenging, and may require robust disclosures if there is any appearance that one or more Clients or Investors have been unfairly disadvantaged. Employees should notify the CCO promptly if it appears that any actual or apparent conflict of interest between Clients and/or Investors has not been appropriately addressed.

Personal Securities Transactions

Employee trades should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety. Employee trades must not be timed to precede orders placed for any Client, nor should trading activity be so excessive as to conflict with the Employee’s ability to fulfill daily job responsibilities.

In the event of a material change to this Personal Securities Transactions section of the Code of Ethics, Ancora will ensure that the change is approved by the Mutual Funds’ Board(s) no later than six months after the change is adopted.

Accounts Covered by the Policies and Procedures

Ancora’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts, or if the Employee can rebut the presumption of beneficial ownership over family members’ accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

At times, Ancora may employ or enter into a contract with certain “non-employees” such as consultants or on-site service providers. If the CCO determines that such non-employees have access to non-public information regarding Ancora’s Clients’ transactions, Ancora will subject such non-employees to this Personal Securities Transactions section of the Code. Such non-employees must pre-clear all trades, report holding and transactions to the CCO, and acknowledge receipt of the Code upon hire and annually thereafter.

Reportable Securities

Ancora requires Employees to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end investment companies registered in the U.S., other than funds advised, sub-advised, or underwritten by Ancora or an affiliate;

•	Interests in 529 college savings plans; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised, sub-advised, or underwritten by Ancora or an affiliate.

Exchange-traded funds, or ETFs, are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities and are subject to the reporting requirements contained in Ancora’s Personal Securities Transactions policy.

Pre-clearance Procedures

Employees must have prior clearance for all transactions involving the following securities whether traded on an exchange, over the counter or on the Pink Sheets:

•	Stocks, ETFs, Preferreds, and ADRs

•	Closed-end funds

•	Any Mutual Fund for which Ancora serves as the investment adviser or subadviser

•	IPOs or Private Placements

Employees must use Compliance11 to seek pre-clearance. Once the pre-clearance request is entered, Ancora’s Institutional Head Trader will confirm whether the Security in question is being transacted for any Client on that day. The CCO will review any pre-clearance request from the Institutional Head Trader.

An Employee’s request for pre-clearance request will be denied for any transaction in a Security on the same day Ancora is transacting that Security for a Client. If an Employee trade is approved and the same Security is subsequently transacted on behalf of a Client, the CCO will review the Employee trade to ensure the Employee had no knowledge of the Client transaction and whether the Client received a better price than the Employee. The CCO may either:

•	Grant an exception to the prohibition against trading the same Security on the same day as a Client;

•	Require the Employee to cancel the trade; or

•	Require the Employee to donate the difference between his or her trade and the Client’s trade to charity.

Ancora may also deny any proposed transaction if the transaction appears to pose a conflict of interest or otherwise appears improper. Approval of any desired transaction is good only on the day it is received and the Employee receiving the approval is responsible for ensuring that his or her trading is completed before the day’s end.

Reporting

Ancora must collect information regarding the personal trading activities and holdings of all Employees. Employees must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Quarterly Reports

Each quarter, Employees must report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security). Employees must also report all Reportable Securities transactions in accounts in which they have a Beneficial Interest. Reports regarding newly opened accounts and Securities transactions must be submitted via Compliance11 within 30 days of the end of each calendar quarter.

If an Employee’s quarterly account statements do not feed directly into Compliance11 for all Reportable Securities (including limited partnerships), the Employee must manually input the necessary information into Compliance11.

If an Employee did not have any transactions or account openings to report, he or she should acknowledge as such in Compliance11 within 30 days of the end of each calendar quarter.

Initial and Annual Holdings Reports

Employees must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Reports regarding accounts and holdings must be submitted via Compliance11 on or before February 14th of each year, and within 10 days of an individual first becoming an Employee. Annual reports must be current as of December 31st; initial reports must be current as of a date no more than 45 days prior to the date that the person became an Employee. Initial and annual holdings reports should be submitted via Compliance11.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.” If an Employee’s statements do not feed directly into Compliance11 for all Reportable Securities (including limited partnerships), the Employee must manually input the necessary information into Compliance11.

If an Employee does not have any holdings and/or accounts to report, he or she should acknowledge as such in Compliance11 within 10 days of becoming an Employee and by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, an Employee is not required to submit:

•	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or

•	Any reports with respect to Securities held in accounts over which the Employee has no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis. This includes any accounts to which the Employee has granted Ancora complete discretion.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser.

Personal Trading and Holdings Reviews

Ancora’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, the CCO will closely monitor Employees’ investment patterns to detect the following potentially abusive behavior:

•	Frequent and/or short-term trades in any Security, with particular attention paid to potential market-timing of mutual funds;

•	Personal trading in Securities also held by a Mutual Fund advised or sub-advised by Ancora;

•	Trading opposite of Client trades;

•	Trading ahead of Clients; and

•	Trading that appears to be based on Material Non-Public Information.

The CCO will monitor Employees’ personal transactions and holdings reports via Compliance11 to ensure compliance with Personal Securities Transactions policies and procedures. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

Operations and Trading will monitor the CCO’s personal Securities transactions for compliance with the Personal Securities Transactions policies and procedures.

Disclosure of the Code of Ethics

Ancora will describe the Code in Part 2 of Form ADV and, upon request, furnish Clients and Investors with a copy of the Code. All requests for the Code should be directed to the CCO.

Initial: Date:

Annual Compliance Questionnaire Supplement

Please answer the following questions accurately. If you mark any shaded boxes, explain your response in the space following the table.

Question		Yes	No

1.	Are you or any members of your immediate family employed by a financial services company other than Ancora Advisors LLC (“Ancora”), or by a company that provides products or services to Ancora?

2.	Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?

3.	Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to Ancora?

4.	Do you or any members of your immediate family serve as trustee, executor, or in a similar capacity for any client or private fund investor?

5.	Do you or any members of your immediate family have any other business or personal relationship with any client or private fund investor?

6.	Are you or any members of your immediate family employed by any government?

7.	Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?

8.	Are you aware of any conflicts of interest that have not already been disclosed to the Chief Compliance Officer (“CCO”) involving Ancora, you or your immediate family members and any client or private fund investor?

9.	Have you complied with Ancora’s requirements regarding the disclosure and approval of outside business activities?

10.	Are you aware of any potentially material non-public information that has not been previously disclosed to the CCO? (If yes, please indicate the capacity in which you received the information at the end of this form, but do not include the specific information in question on this form.)

11.	Have you improperly transmitted proprietary information between Ancora and any prior employers or other individuals or entities?

Initial: Date:

Question		Yes	No

12.	Have you reported all of the political contributions that you made in the past two years?

13.

In the past 10 years, have you been convicted of or plead guilty or no contest in a domestic, foreign, or military court to any:

•    Felony

•    Misdemeanor involving investments or an investment-related business, or any fraud, false statements, filings or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

14.

In the past 10 years, has any federal regulatory agency, the U.S. Postal Service, any state regulatory agency, or any foreign financial regulatory authority found you to have:

•    Made a false statement or omission, or been dishonest, unfair, or unethical?

•    Been involved in a violation of investment-related regulations or statutes?

•    Been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

15.

In the past 10 years, has any federal regulatory agency, the U.S. Postal Service, any state regulatory agency, or any foreign financial regulatory authority:

•    Entered an order or injunction against you in connection with an investment-related activity or the making of false representations?

•    Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

16.

In the past 10 years, has any self-regulatory organization or commodities exchange found you to have:

•    Made a false statement or omission?

•    Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the Securities and Exchange Commission (“SEC”))?

•    Been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

17.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

18.

In the past 10 years, has any domestic or foreign court:

•    Enjoined or restrained you in connection with any investment or securities-related activity, or in connection with any false SEC filing?

•    Found that you were involved in a violation of investment-related statutes or regulations?

•    Dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

Initial: Date:

Question		Yes	No

19.	Are you now the subject of any proceeding that could result in a “yes” answer to any of the preceding questions?

New employees should skip the remaining questions and explain any marks in shaded boxes below the table.

20.	During the past 12 months, have you reported all personal securities transactions in accordance with Ancora’s reporting policies?

21.	During the past 12 months, have you reported gifts and entertainment in accordance with Ancora’s reporting policies?

22.	During the past 12 months, have you traded on or improperly transmitted any material non-public information?

23.	During the past 12 months, have you become aware of any violation of Ancora’s Code of Ethics that you did not disclose to the CCO?

24.

To the best of your knowledge, during the past 12 months, has Ancora and its employees (including yourself) complied with Ancora’s written policies and procedures regarding:

•    Insider trading;

•    Outside business activities and prior employment;

•    Political contributions;

•    Identification, reporting, and resolution of complaints;

•    Portfolio management;

•    Proxy voting;

•    Trading;

•    Brokerage relationships and soft dollar arrangements;

•    Identification, reporting, and resolution of trade errors;

•    Soft dollars;

•    Security valuation;

•    Account opening and closing;

•    Side pockets;

•    Anti-money laundering;

•    Protection of Clients’ privacy;

•    Custody and safeguarding of assets;

•    Fee billing;

•    Expense allocations;

•    The maintenance and dissemination of disclosure documents and regulatory filings;

•    The use of electronic communications;

•    Advertising and marketing;

•    Solicitation arrangements;

Initial: Date:

Question	Yes	No
• Media communications; • Contingency and disaster recovery planning; and • The maintenance of books and records.

Please use the space below to explain any marks in shaded boxes. For each explanation, indicate the relevant question number. Use additional pages as necessary.

By signing below, I certify that I responded to the Annual Compliance Questionnaire Supplement completely and accurately.

Print Name: Signature: Date:

INSIDER TRADING

Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. In the past, the Federal Securities Laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information;

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

•	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking; and

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

What Information is Material?

Many types of information may be considered material, including, without limitation, advance knowledge of:

•	Dividend or earnings announcements;

•	Asset write-downs or write-offs;

•	Additions to reserves for bad debts or contingent liabilities;

•	Expansion or curtailment of company or major division operations;

•	Merger, joint venture announcements;

•	New product/service announcements;

•	Discovery or research developments;

•	Criminal, civil and government investigations and indictments;

•	Pending labor disputes;

•	Debt service or liquidity problems;

•	Bankruptcy or insolvency;

•	Tender offers and stock repurchase plans; and

•	Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material. Advance notice of forthcoming secondary market transactions could also be material.

Employees should consult with the CCO if there is any question as to whether non-public information is material.

What Information is Non-Public?

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be non-public information. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

•	In person;

•	In writing;

•	By telephone;

•	During a presentation;

•	By email, instant messaging, or Bloomberg messaging;

•	By text message or through Twitter; or

•	On a social networking site such as Facebook or LinkedIn.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Employees should consult with the CCO if there is any question as to whether material information is non-public.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences. Further, fines for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided (and up to $1,000,000 for companies). Ancora will not protect Employees found guilty of insider trading.

Policies and Procedures

Employees are strictly forbidden from engaging in Insider Trading, either personally or on behalf of Ancora’s Clients. Ancora’s Insider Trading Policies and Procedures apply to all Employees, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Employee is an officer, director, or 10% or greater stockholder, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Procedures for Recipients of Material Non-Public Information

It is not always possible to ascertain whether the information you have is considered material and nonpublic. Therefore, given the severe penalties imposed on individuals and firms engaging in Insider Trading, Employees who think they are in possession of Material Non-Public Information must:

•	Immediately report the potential receipt of Material Non-Public Information to the CCO;

•	Not trade the securities of any company about which they may possess Material Non-Public Information;

•	Not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position; and

•	Not conduct research, trading, or other investment activities regarding a security for which they may have Material Non-Public Information until the CCO dictates an appropriate course of action.

The CCO will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated. If the CCO determines that the information is material and non-public, the CCO will immediately place the issuer on Ancora’s Restricted List. The CCO will also document his research related to the information, its source, and the date that the information was received. Depending on the relevant facts and circumstances, the CCO may also take some or all of the following steps:

•	Initially ask the affected Employee(s) to execute written agreements that they will not disclose the potentially Material Non-Public Information to others, including colleagues;

•	Periodically ask the affected Employee(s) to sign certifications that they have not improperly shared the information;

•	Remind the other Employees that they should take reasonable steps to avoid inadvertent receipt of the information;

•	Forbid other Employees from trading the security in question, either personally or on behalf of any Client; and

•	Conduct key word searches of all Employees’ emails for the information in question.

Trading in affected securities may resume, and other responses may be adjusted or eliminated, when the CCO determines that the information has become public and/or immaterial. At such time, the CCO will amend the memorandum noted above to indicate the date that trading was allowed to resume and the reason for the resumption.

Selective Disclosure

Non-public information about Ancora’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Employees must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the CCO. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that Ancora owes to its Clients.

Employees should not disclose proposed or pending trades to any Client or other individual or entity outside of Ancora other than a trading counterparty with a legitimate need to know the information. Additionally, Employees should not disclose the composition of any Mutual Fund holdings without obtaining consent from the CCO as Federal Securities Laws and/or a Mutual Fund’s policies may limit the dissemination of such information, and selective dissemination could be viewed as favoritism. The CCO must consult with the respective Mutual Fund’s chief compliance officer prior to approving the dissemination of this information.

Relationships with Potential Insiders

Ancora’s, Clients, Investors, Employees or their friends or family members may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

•	Being employed by an issuer (or sitting on the issuer’s board of directors);

•	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•	Sitting on an issuer’s creditors committee;

•	Serving as an elected official, or otherwise being involved in non-public political processes;

•	Meetings or idea dinners with investment bankers or other connected individuals;

•	Personal relationships with connected individuals; and

•	A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to Ancora due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients, Investors, Employees or their friends or family members. Employees should inquire about the basis for any such recommendations or information, and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

If an Employee expects that discussions with an outsider might involve the transmission of Material Non-Public Information, the Employee should disclose whether or not Ancora is an insider, and should seek a representation regarding the counterparty’s status as a potential insider. When practicable, this disclosure and representation should be communicated by email. Employees should consult with the CCO if there is any question regarding the appropriate types of information that can be provided to, or received from, an outside individual or entity.

Paying Industry Experts for Research

Employees may consult with paid industry experts as part of the Company’s research process. Prior to speaking with a paid industry expert, Employees must:

•	Involve the CCO prior to executing any contract with the expert network;

•	Tell the expert at the beginning of the meeting about the topics that are likely to be discussed and confirm that the expert is allowed to discuss such topics;

•	Tell the expert at the beginning of the meeting that Ancora does not want to receive any Material Non-Public Information;

•	Provide the CCO with a written summary of the Employee’s conversation with the expert; and

•	Immediately report the receipt of any potentially Material Non-Public Information to the CCO.

Before approving any contract with expert networks, the CCO will obtain and review the relevant company’s policies prohibiting experts from disclosing Material Non-Public Information. The CCO may also periodically attend meetings with paid industry experts in order to understand the types of information that are discussed, review sampled email correspondence involving paid industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to Ancora’s past contacts with industry experts. The CCO will review all summary memos and discuss potential issues with the relevant Employee.

Intentional Receipt of Non-Public Information about Public Issuers

Ancora’s receipt of non-public information about a public issuer may limit the Company’s ability to trade in that issuer’s public securities, so Ancora should carefully consider the benefits and limitations before non-public information is received. Only members of the Executive Committee are authorized to sign confidentiality agreements on Ancora’s behalf in connection with the potential receipt of non-public information. Employees should consult with the CCO before gaining access to documents or databases, or engaging in conversations, that are expected to yield non-public information. In the event Ancora intentionally obtains non-public information about public issuers, it will place the issuer on Ancora’s Restricted List. The CCO will oversee the implementation of procedures designed to prevent improper transactions involving related publicly traded securities.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to the Code, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of Ancora and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

GIFTS AND ENTERTAINMENT

Background

Employees may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to improperly influence the recipient.

Policies and Procedures

Guiding Principles

Ancora holds its Employees to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti-bribery and anti-corruption statues in the U.S. are broadly written, so Employees should consult with the CCO if there is even an appearance of impropriety associated with the giving or receipt of anything of value.

Specific Policies with Regard to Gifts and Entertainment Employees’ Receipt of Entertainment

Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is for a legitimate business purpose and is not lavish or extravagant in nature.

Employees are required to report to the CCO via Compliance11 the following entertainment received:

•	Any receipt of entertainment with an estimated cost or value greater than $250; and

•	Any if the Employee has received entertainment twice or more in a month from any source at any value.

The giver must be present to be considered entertainment; if not, Employees should treat this as a gift and follow the pre-approval policy below.

Employees’ Receipt of Gifts

Employees must obtain approval from the CCO prior to accepting any gift from a single source valued over $100 (either one single gift, or in aggregate from the same source on an annual basis). Approval is sought via Compliance11. Employees may never accept a gift of cash or a cash equivalent (i.e., gift card).

Ancora expects that it will bear the costs of Employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than Ancora they should be treated as a gift to the Employee for purposes of this policy.

Gifts such as holiday baskets or lunches delivered to Ancora’s offices, which are received on behalf of the Company, do not require pre-approval.

Provision of Entertainment

Ancora and its Employees are prohibited from providing entertainment that does not have a legitimate business purpose or that appears lavish or excessive to any Client, Investor, prospect, or individual or entity with which Ancora does, or is seeking to do, business. Employees must report to the CCO via Compliance11 any provision of entertainment with an estimated cost or value greater than $250 per recipient.

An Ancora Employee must be present to be considered entertainment; if not, Employees should treat this as a gift and follow the pre-approval policy below.

Giving Gifts

Employees must obtain approval from the CCO prior to giving any gift to a single recipient valued over $100 (either one single gift, or in aggregate to the same recipient on an annual basis). Approval is sought via Compliance11.

Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by Ancora to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of Ancora’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the CCO via Compliance11.

Gifts and Entertainment Given to ERISA Plan Fiduciaries

Ancora is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the CCO via Compliance11.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities”

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

As such, Ancora and its Employees are prohibited from providing anything of value to a foreign government officer, employee, or other “instrumentality” of a foreign government.

Gifts and Entertainment Tracking

The CCO will use Compliance11 to track Employees’ provision and receipt of gifts and entertainment. Operations and Trading will be responsible for reviewing any gifts and entertainment reported by the CCO.

POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Pay to Play Rule

Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”) limits an adviser’s ability to earn compensation from a government entity client within two years after a contribution to an official of the government entity is made by the investment adviser or any covered associate of the investment adviser.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources. Rule 206(4)- 5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.1 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

•	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

However, there is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for

[1]	A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by the Pay-to-Play Rule can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

A registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.2

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within the Pay-to-Play Rule’s definition of a “government entity.” Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

Guidance Regarding Bona-Fide Charitable Contributions

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate the Pay-to-Play Rule.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

•	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

•	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

[2]	Similar prohibitions are expected on broker-dealers pursuant to upcoming FINRA lawmaking.

Policies and Procedures

Political Contributions

Covered Associates

All Employees are subject to Ancora’s policies and procedures governing political contributions. The CCO will review any political contributions of new Employees for the two years prior to commencing employment with Ancora.

General Prohibition

Political contributions by Ancora or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

Pre-Clearance of Contributions

If an Employee or any affiliated entity is considering making a political contribution of any amount to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO through Compliance11. Employees should be aware that political contributions that may require pre-clearance include cash donations, as well as substantive donations of Ancora’s resources, such as the use of conference rooms or communication systems. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by the Pay-to-Play Rule. To the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, Employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by Ancora, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all Clients and Investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

Operations and Trading is responsible for reviewing the CCO’s political contribution activities.

Solicitation Arrangements

Ancora will only compensate third parties for referrals of Clients or Investors that are affiliated with government entities if the solicitor is an eligible “regulated person,” as defined by Rule 206(4)-5, and if the solicitor and its covered associates have not made any disqualifying contributions during the past two years.

The CCO is responsible for reviewing the eligibility of all solicitation arrangements that involve, or are expected to involve, government entities.

Charitable Donations

Donations by Ancora or Employees to charities with the intention of influencing such charities to become Clients or Investors are strictly prohibited. Employees should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety.

Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with Ancora’s business activities.

Outside Business Activities

If an Employee is associated with an outside business, such as by serving as an officer or director, the Employee should recuse himself or herself from any decisions regarding that entity’s political contributions. If the Employee believes that the outside business’ political contributions could give even the appearance of being related to Ancora’s advisory activities or marketing initiatives, the Employee must discuss the matter with the CCO. Any outside business activities by the CCO will be reviewed by Operations and Trading.

COMPLAINTS

Background

From time-to-time, despite its greatest efforts, Ancora may receive complaints from Clients or Investors regarding Ancora’s investment advisory services or related matters. Ancora will strive to respond promptly and appropriately to all such complaints, and will consider whether corrective actions should be taken in order to prevent additional problems.

Policies and Procedures

Any statement transmitted verbally, in a letter, by fax, by email, or otherwise, that alleges specific inappropriate conduct by Ancora is a complaint. While observations about market conditions or an account’s performance may not be complaints, Employees should consult with the CCO if there is any question as to whether a communication is a complaint.

All Employees must promptly report any complaints to the CCO who will investigate the complaint in a timely manner. The CCO will maintain documentation associated with each complaint in a Complaint File. If deemed material, the CCO will work with the Executive Committee regarding the appropriate resolution of a complaint. Any offers of settlement, or actual settlements, may only be made with the written approval of the members of the Executive Committee.

Investment Adviser Representatives are required to disclose information about certain complaints on Form U4, which is filed on FINRA’s electronic CRD system. Questions in Section 14I on Form U4 are particularly applicable to Client and Investor complaints. When the CCO is notified of a complaint, he will review Section 14I of Form U4 and ensure any necessary amendments to the U4 filings of Ancora’s Investment Adviser Representatives are made.

OUTSIDE BUSINESS ACTIVITIES, INVESTMENT CLUBS, AND PRIOR EMPLOYMENT

Background

Employees may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. Employees may also be granted permission to participate in investment clubs. However, such activities can expose the participant to potentially Material Non-Public Information, and can create conflicts of interest.

Employees may be subject to compliance risks or conflicts of interest in connection with information or relationships associated with prior employment with other companies.

Policies and Procedures

Outside Business Activities, Directorships and Investment Clubs

Employees are prohibited from engaging in outside business activities, serving on boards of directors, and participating in investment clubs without the prior approval of the CCO. Employees must use Compliance11 to seek approval for the activities. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Employees are required to certify to all approved outside business activities via Compliance11 annually. If an Employee is found to engage in an outside business activity without CCO approval, it will be considered a violation of this policy manual and the Employee will be subject to appropriate sanctions. The CFO will review and approve the CCO’s requests to participate in outside business activities.

No Employee may utilize property of Ancora, or utilize the services of Ancora or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, technology hardware or software, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with Ancora and in which he or she knows that Ancora might be expected to participate or have an interest, without:

•	Disclosing in writing all necessary facts to the CCO;

•	Offering the particular opportunity to Ancora; and

•	Obtaining written authorization to participate from the CCO.

Any personal or family interest in any of Ancora’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by Ancora may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with Ancora, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use Ancora’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

An Employee who is granted approval to engage in an outside business activity must not transmit Material Non-Public Information between Ancora and the outside entity. If participation in the outside business activity results in the Employee’s receipt of Material Non-Public Information that could reasonably be viewed as relevant to Ancora’s business activities, the Employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an Employee receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

Prior Employment Arrangements

Employees are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to Ancora and to any prior employers. Employees should discuss any concerns regarding their prior employment with the CCO. Such concerns may include, but are not limited to, possession of Material Non-Public Information from a prior employer, a non-solicitation and/or non-compete clause in the Employee’s previous employment agreement, and any prior political contributions made by the Employee.

DUTY TO SUPERVISE

Background

Pursuant to Section 203(e) of the Advisers Act, if an investment adviser fails to reasonably supervise an employee or any other person subject to the adviser’s supervision, and that person violates the Federal Securities Laws, then the SEC may censure, limit the activities of, or revoke the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser:

•	Established procedures, and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

•	Reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

Policies and Procedures

Ancora’s management recognizes its duty to supervise the actions of its Employees. Compliance with the policies and procedures contained in the Manual assists Ancora’s management in fulfilling its supervisory obligations. The policies and procedures included in the Manual are intended to prevent and detect violations of applicable laws, rules and regulations by Employees. As appropriate, the Manual identifies the individuals who have supervisory authority over Ancora’s various activities. Employees who are unfamiliar with any activities, or who require assistance carrying out their duties, are expected to consult with an appropriate supervisor.

All Employees must comply with the letter, and the spirit, of the Manual, which includes the Code. Employees are expected to use good judgment, and to report any suspected violations of Ancora’s policies or the Federal Securities Laws to their supervisor and/or the CCO, as appropriate. Ancora’s management will include the CCO in the resolution of any issues that may involve a violation of the Federal Securities Laws or a weakness in Ancora’s compliance program.

Supervisory Responsibilities

Employees may have explicitly defined supervisory responsibilities because of a position or title, and/or de facto supervisory responsibilities because of activities, roles, abilities, or operational authority within the Company. All Employees with explicit or implicit supervisory authority have affirmative duties to:

•	Ensure that Ancora’s practices are consistent with the Company’s written policies and procedures, and are not inconsistent with disclosures to Clients or Investors;

•	Effectively monitor Employees over whom they have supervisory authority; and

•	Ensure that Ancora responds appropriately and in a timely manner to any actual or suspected wrongdoing, undisclosed conflicts of interest, ineffective internal controls or other compliance risks.

Escalating Perceived Risks

Employees are generally expected to discuss any perceived risks, or concerns about Ancora’s business practices, with their direct supervisor. Supervisors should act prudently and exercise good judgment when determining an appropriate response to any reported risks or concerns. The CCO should be informed of any potentially serious risks, material weaknesses in internal controls, or inappropriate business practices. Although each potential issue or risk will be addressed on a case-by-case basis, the CCO typically works with the affected Employee’s direct supervisor, and may also involve the Executive Committee, to achieve an appropriate resolution.

Oversight Committees

In addition to Employees’ day-to-day supervisory responsibilities Ancora has established the following committees to provide an additional level of oversight.

Committee	Members (Chair Listed First)	Minimum Meeting Frequency	Mandate
Executive Committee	Frederick DiSanto Richard Barone Denis Amato Brian Hopkins John Micklitsch James Bernard Bradley Zucker	Monthly	Strategic Direction, Firm Policy

Brokerage Committee	John Micklitsch Brian Hopkins Ryan Hummer Daniel Thelen Jeffrey Anderson Ryan Hummer Kevin Conway Joseph	Quarterly	Broker Selection, Commission Review, Commission Allocation, Trade Cost Analysis

Private Client Investment Committee	John Micklitsch Alan Miller Sonia Mintun James Bernard Eric Woidke Larry Joseph John Kane	Monthly	Asset Allocation, Security Selection, Case Studies

InstitutionalInvestment Committee	John Micklitsch Sonia Mintun James Bernard Denis Amato Matthew Scullen Brian Hopkins Ryan Hummer Jeffrey Anderson	Monthly	Macro Economic Outlook, Security Selection, Target Sectors and Strategies
James Raimondo Daniel Thelen

Remote Office Supervision

Ancora provides investment advisory services mainly out of its office in Cleveland, OH. However, certain investment advisory services are provided out of its remote offices located in Birmingham, MI and Longboat Key, FL. Among other matters, the CCO is responsible to ensure the proper controls are in place to:

•	Protect confidential information maintained in the remote offices

•	Maintain appropriate books and records

•	Ensure the Company’s business continuity plan contemplates these remote offices

•	Ensure compliance with remote Employees’ compliance with the Code as well as the Gifts and Entertainment, Political and Charitable Contributions and Outside Business Activities policies

On-Site Service Provider

Ancora will take all reasonable steps to ensure that employees of service providers who spend extended periods working on-site comply with the letter and the spirit of the Federal Securities Laws. The CCO is responsible for supervising on-site workers.

Ancora may ask employees of on-site service providers to sign a confidentiality agreement to protect the confidentiality of proprietary and client information. Additionally, onsite workers may be subject to the Code.

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM

Background

Rule 206(4)-7 under the Advisers Act requires each registered investment adviser to:

•	Adopt and implement written policies and procedures reasonably designed to prevent violation, by the adviser and its supervised persons, of the Advisers Act and the rules thereunder;

•	Review the adequacy of these policies and procedures, and assess the effectiveness of their implementation, at least annually; and

•	Designate a chief compliance officer who is responsible for administering the policies and procedures.

Factors that investment advisers should consider when developing a compliance program include, among other things:

•	The complexity of the adviser’s business operations and investment strategies;

•	The presence or absence of material conflicts of interests;

•	The presence or absence of internal operational controls; and

•	The presence or absence of credible, independent gatekeepers.

Policies and Procedures

The Code of Ethics and Compliance Manual

Ancora has adopted the Manual, which includes the Code, in order to reflect the Company’s obligations under the Federal Securities Laws, including the Advisers Act and associated rules thereunder. The CCO is responsible for maintaining the Manual; Employees should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with Ancora’s practices. Employees are prohibited from modifying the Manual without the CCO’s written approval.

Electronic Reporting

Ancora has implemented Compliance11, an electronic reporting system to centralize and automate many Employee reporting obligations. Employees are expected to use Compliance11 to:

•	Upon hire and annually thereafter, acknowledge receipt, understanding, and compliance with compliance policies and procedures;

•	Upon hire and annually thereafter, acknowledge receipt, understanding, and compliance with the Code;

•	Pre-clear personal trades;

•	Periodically report personal trades and holdings;

•	Pre-clear and report gifts and entertainment;

•	Pre-clear and report political contributions;

•	Pre-clear and report outside business activities; and

•	Report trade errors and pricing errors.

Any questions about how to use Compliance11 should be directed to the CCO.

Annual Compliance Reviews

The CCO performs a comprehensive annual review of Ancora’s compliance program. This review incorporates any compliance matters that arose during the preceding year, any substantive changes in Ancora’s business activities, and any applicable regulatory developments. During each annual review, the CCO evaluates, and tests the implementation of, Ancora’s written policies and procedures. Following each review, the CCO prepares a written report that identifies any substantive findings.

Risk Assessment

The CCO maintains a comprehensive assessment of the risks to Ancora’s compliance program. The CCO reviews the risk assessment each year as part of the annual review process.

Ongoing Monitoring and Forensic Testing

The CCO tests various aspects of Ancora’s compliance program based on the assessment of Ancora’s risks. Ancora’s CCO will monitor and periodically test Employees’ compliance with the Company’s policies and procedures. In addition to contemporaneous monitoring of individual transactions and other activities, the CCO periodically analyzes Ancora’s books and records to detect patterns that may be indicative of compliance breaches. These forensic tests seek to identify patterns showing potentially abusive activity.

Training

Ancora’s CCO will review applicable compliance policies and procedures with all new Employees. The CCO will also conduct compliance training with Employees, either individually or in groups, as necessary.

The CCO

Joseph Spidalieri serves as Ancora’s CCO and reports directly to Ancora’s CEO. The CCO has full authority to implement Ancora’s compliance program. Employees should notify the CCO immediately if Ancora appears to have failed to identify or appropriately address any compliance issue.

REVIEW oF THIRD-PARTY SERVICE PROVIDERS

Background

Unaffiliated third-parties help Ancora provide investment advisory services to Clients and Investors. The failure of a third-party service provider to meet its contractual obligations could damage Ancora’s reputation, cause violations of the Federal Securities Laws, and/or harm Ancora’s Clients or Investors.

Policies and Procedures

Ancora must conduct due diligence prior to retaining any third-party service providers that are involved in Ancora’s provision of investment advisory services, or that have contact with Clients or Investors. Ancora will maintain any documentation associated with this due diligence process.

Ancora works with the following third party service providers:

Provider	Services
Advent	Portfolio management and portfolio accounting software, trade order management
Salesforce	Customer relationship management software
Compliance11	Compliance reporting
ISS	Proxy voting
Abel-Noser	Trade cost analysis
Mutual Shareholder Services	Mutual Fund administrator
Cohen Fund Audit Services	Mutual Fund accountant/auditor
ALPS Fund Services	Private Fund administrator
Jeffries, BTIG	Private Fund prime brokers
Rothstein Kass	Private Fund auditor
Pershing, TD Ameritrade, Charles Schwab and Fidelity	Custodians
ACA Performance Services	GIPS verifier
Global Relay	Electronic communications retention
Shredding Network	Shredding / waste disposal
Iron Mountain	Offsite document storage
Bay Pointe Technology, Carbonite	Disaster recovery

Ancora will review the provider’s service levels at least annually. While such reviews may be informal, Ancora should, at a minimum:

•	Elicit feedback from those Employees who actually use the services;

•	Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider;

•	Ensure any third party service provider that has access to confidential firm and Client information has signed a confidentiality agreement; and

•	Ensure that the cost of services is reasonable relative to the value, particularly with respect to any services paid for by Clients.

More detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary. Such reviews may address, as applicable:

•	The service provider’s satisfaction of contractual obligations;

•	The cost of the service;

•	The service provider’s responsiveness to Ancora;

•	Whether technology used by the service provider enhances or impedes the services being provided;

•	The service provider’s organizational structure;

•	The service provider’s institutional resources;

•	The service provider’s internal controls;

•	The service provider’s business continuity plans;

•	Conflicts of interest between the service provider and Ancora or Clients;

•	Any changes since the time of the last review affecting the provider or the services under consideration;

•	Any anticipated changes that will affect the provider or the services under consideration; and

•	Any other applicable considerations.

If an Employee believes that a third-party service provider is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to the CCO.

The CCO shall ensure material findings are documented and discussed with the Executive Committee as appropriate.

PORTFOLIO MANAGEMENT AND REVIEWS

Background

As part of an adviser’s fiduciary duty to its clients, the adviser must have a reasonable basis to believe that its investment recommendations are suitable. Advisers must act with prudence and exercise due care throughout the portfolio management process. Advisers also have a duty to periodically review accounts under management to ensure that such accounts are invested consistently with clients’ mandates and the advisers’ disclosures. Moreover, advisers must allocate investment opportunities in a manner that is fair to all clients and Investors.

Policies and Procedures

Portfolio management is a dynamic activity that requires ongoing analysis of Clients’ holdings. Ancora’s portfolio management staff will be mindful of each Client’s financial situation and investment objectives when making investment recommendations and will always seek to comply with any Client-imposed investment restrictions.

Portfolio Management Processes

Ancora’s business is made up of three business lines: private client separate account management, institutional including separate account management and management of mutual funds, and alternatives including management of privately offered funds. Ancora provides management in, among others, U.S. equities, non-U.S. equities, real assets, open-end and closed-end RICS, fixed income securities, and alternative investments.

The private client group’s Clients will generally have highly customized accounts which may or may not invest in the same securities across accounts. The private client group maintains a list of possible investments that may be considered for purchase in an account, but does not represent securities that a Client must invest in. Such list may assist in initially investing a new Client’s account.

The institutional group’s Clients are typically managed by a model portfolio approach, but take into account any Client directed guidelines and/or restrictions.

The alternative investments group will manage each Private Fund according to its applicable offering documents.

Ancora’s investment personnel will hold ad hoc meetings as necessary, and equity investment personnel and fixed income investment personnel will meet on a more formal basis at least monthly and quarterly, respectively, to discuss any applicable topics, including, but not limited to, investment ideas, economic developments, current events, asset allocation, investment strategies, and Client holdings.

Ancora has not established a set method for creating and documenting research. However, Employees must keep any research materials and/or notes that help support investment decisions in accordance with the Maintenance of Books and Records section of the Manual.

The fixed income team utilizes BondEdge to monitor Client guidelines and restrictions and to analyze the current makeup of Client portfolios (i.e., in terms of credit quality and duration). Investment personnel review such reports as necessary, but at least monthly.

Account Reviews

Clients’ accounts will be continuously reviewed on an ad hoc basis, and will be formally reviewed at least semi-annually by the CIO and each group’s Portfolio Managers with the inclusion of applicable relationship managers. Each account under Ancora’s management is assigned to an Employee(s) who makes investment decisions on behalf of the account’s owner.

The CIO is responsible for identifying and reviewing potential portfolio and investment risks in Client accounts. He will raise any concerns about a Client’s portfolio to the lead Portfolio Manager for discussion and possible changes to the portfolio. If the CIO believes the potential risks are not being dually addressed by a Portfolio Manager he may raise his concerns with the CCO and/or the Executive Committee.

The CCO will review a sample of Ancora’s accounts under management at least quarterly to ensure compliance with Clients’ investment objectives and any investment restrictions. The CCO will document the date of the review, the accounts reviewed, and any irregularities or other identified issues. The CCO will work with investment personnel to determine whether any issues warrant changes to the Company’s policies or procedures.

Please also refer to Ancora’s Regulatory Compliance & Operations Procedures for Registered Investment Companies (the “MF Manual”) for information concerning regulatory guidelines and restrictions on the management of Mutual Fund Clients.

Contact with Clients and Investors

Employees who are in frequent contact with Clients should periodically inquire as to whether a Client’s financial situation or investment objectives have changed. Any changes to a Client’s investment objectives must be documented in the Client file and promptly confirmed in a letter or email to the Client. As described in the Manual’s Account Opening and Closing Procedures, Ancora discusses Clients’ investment objectives and restrictions at the inception of each new Client relationship. Ancora includes a written notice in each quarterly report sent to Clients instructing Clients to contact the Company if their financial situations or investment objectives have changed. The CCO is responsible for ensuring that these notices are included in the mailings. Portfolio Managers and Ancora’s relationship managers will be reasonably available to Clients for consultation, and at least annually will be responsible for contacting each Client to discuss whether their financial situation or investment objectives have changed, and whether the Client wishes to impose, modify, or eliminate any investment restrictions.

Clients and Investors may occasionally try to elicit tax or legal advice from Employees. Employees should inform any such Clients or Investors that they are prohibited from rendering tax or legal advice.

PROXY VOTING AND CLASS ACTIONS

Background

In Proxy Voting by Investment Advisers, Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that,

The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

•	Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

•	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

•	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Maintenance of Books and Records section of the Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions.

Policies and Procedures

Proxy Voting

Proxies are assets of Clients that must be voted with diligence, care, and loyalty. Ancora will vote each proxy in accordance with its fiduciary duty to its Clients. Ancora will generally seek to vote proxies in a way that maximizes the value of Clients’ assets. However, Ancora will document and abide by any specific proxy voting instructions conveyed by a Client with respect to that Client’s securities. The Vice President of Office Operations (“Operations”) coordinates Ancora’s proxy voting process.

Clients may also retain the authority to vote proxies. If Ancora inadvertently receives any proxy materials on behalf of a Client in such instance, the Company will promptly forward such materials to the Client.

Paragraph (c)(ii) of Rule 204-2 under the Advisers Act requires Ancora to maintain certain books and records associated with its proxy voting policies and procedures. Ancora’s recordkeeping obligations are described in the Maintenance of Books and Records section of the Manual. Operations will ensure that Ancora complies with all applicable recordkeeping requirements associated with proxy voting.

Ancora has retained ISS Governance Services to provide a proxy voting system for casting votes, reporting (i.e., the Mutual Funds’ Form N-PX filings), and for the retention of proxy statements and votes cast. The Company will generally utilize ISS’s voting guidelines and recommendations when casting votes.3 However, the Company may also override such guidelines and recommendations on a case by case basis (e.g., when the Company, as shareholder, proposes an item for consideration on the proxy ballot). All votes cast will be in the Clients’ best interests.

Investment professionals deviating from ISS’s recommendations must provide the CIO and CCO with a written explanation of the reason for the deviation, as well as a representation that the Employee and the Company are not conflicted in making the chosen voting decision. It is impossible to anticipate all material conflicts of interest that could arise in connection with proxy voting. The following examples are meant to help Employees identify potential conflicts:

•	Ancora provides investment advice to a publicly traded company (an “Issuer”). Ancora receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

•	Ancora provides investment advice to an officer or director of an Issuer. Ancora receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

•	Ancora or an affiliate has a financial interest in the outcome of a proxy vote, such as when Ancora is asked to vote on a change in Rule 12b-1 fees paid by a mutual fund to investment advisers, including Ancora;

•	An issuer or some other third party offers Ancora or an Employee compensation in exchange for voting a proxy in a particular way;

•	An Employee is a member of the board of directors of an Issuer;

•	An Employee, or a member of an Employee’s household, has a personal or business relationship with an Issuer. Ancora receives a proxy solicitation from that Issuer; and

•	Ancora or its Employees have a short position in an Issuer, but Clients have a long position in the same Issuer. Ancora receives a proxy solicitation from the Issuer.

If Ancora detects a material conflict of interest in connection with a proxy solicitation, the Company will abide by the following procedures:

•	A Portfolio Manager will describe the proxy vote under consideration and identify the perceived conflict of interest. The Portfolio Manager will also propose the course of action that the Portfolio Manager believes is in Clients’ best interests. The Portfolio Manager will inform the CIO and CCO why the Portfolio Manager believes that this course of action is most appropriate.

•	The CIO and CCO will review any documentation associated with the proxy vote and evaluate the Portfolio Manager’s proposal. The CIO and CCO may wish to consider, among other things:

•	A vote’s likely short-term and long-term impact on the Issuer;

•	Whether the Issuer has responded to the subject of the proxy vote in some other manner; o Whether the issues raised by the proxy vote would be better handled by some other action by the government or the Issuer;

•	Whether implementation of the proxy proposal appears likely to achieve the proposal’s stated objectives; and

•	Whether the Portfolio Manager’s proposal appears consistent with Clients’ best interests.

[3]	A summary of ISS’s proxy voting guidelines can be found at the end of this policy, as updated from time-to-time.

•	After taking a reasonable amount of time to consider the Portfolio Manager’s proposal, the CIO and CCO will make a recommendation regarding the proxy vote. Operations will record each individual’s recommendation, and will then vote the proxy accordingly. If the CIO and CCO are unable to reach a unanimous decision regarding the proxy vote, Ancora will defer to the recommendation of ISS. Operations will retain documentation of ISS’s recommendation and will vote Clients’ proxies in accordance with that recommendation.

•	Ancora will not neglect its proxy voting responsibilities, but the Company may abstain from voting if it deems that abstaining is in its Clients’ best interests. For example, Ancora may be unable to vote securities that have been lent by the custodian. Also, proxy voting in certain countries involves “share blocking,” which limits Ancora’s ability to sell the affected security during a blocking period that can last for several weeks. Ancora believes that the potential consequences of being unable to sell a security usually outweigh the benefits of participating in a proxy vote, so Ancora generally abstains from voting when share blocking is required. Operations will prepare and maintain memoranda describing the rationale for any instance in which Ancora does not vote a Client’s proxy.

The ISS proxy voting system will receive information for all accounts and will reconcile all proxies received and votes cast. The system will retain the following information in connection with each proxy vote:

•	The Issuer’s name;

•	The security’s ticker symbol or CUSIP, as applicable;

•	The shareholder meeting date;

•	The number of shares that Ancora voted;

•	A brief identification of the matter voted on;

•	Whether the matter was proposed by the Issuer or a security-holder;

•	Whether Ancora cast a vote;

•	How Ancora cast its vote (for the proposal, against the proposal, or abstain); and

•	Whether Ancora cast its vote with or against management.

If Ancora votes the same proxy in two directions, Operations will maintain documentation describing the reasons for each vote (e.g., Ancora believes that voting with management is in Clients’ best interests, but Client X gave specific instructions to vote against management).

Any attempt to influence the proxy voting process by Issuers or others not identified in these policies and procedures should be promptly reported to the CCO. Similarly, any Client’s attempt to influence proxy voting with respect to other Clients’ securities should be promptly reported to the CCO.

Proxies received after a Client terminates its advisory relationship with Ancora will not be voted. Operations will promptly return such proxies to the sender, along with a statement indicating that Ancora’s advisory relationship with the Client has terminated, and that future proxies should not be sent to Ancora.

The CIO will review these policies on at least an annual basis. The summary of ISS’s proxy voting guidelines can be found below:

ISS Voting Guidelines

Routine/Miscellaneous Auditor Ratification

Vote for proposals to ratify auditors unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of

•	GAAP, or material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive. Non-audit fees are excessive if:

•	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees Board of Directors: Voting on Director Nominees in Uncontested Elections

Four fundamental principles apply when determining votes on director nominees:

1.	Accountability

2.	Responsiveness

3.	Composition

4.	Independence

Generally vote for director nominees, except under the following circumstances: 1. Accountability

Vote against4 or withhold from the entire board of directors (except new nominees5, who should be considered case-by-case) for the following:

Problematic Takeover Defenses Classified Board Structure:

1.1. The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Director Performance Evaluation:

1.2. The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and operational metrics. Problematic provisions include but are not limited to:

[4]	In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.
[5]	A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.

•	A classified board structure;

•	A supermajority vote requirement;

•	Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;

•	The inability of shareholders to call special meetings;

•	The inability of shareholders to act by written consent;

•	A dual-class capital structure; and/or

•	A non–shareholder-approved poison pill.

Poison Pills:

1.3. The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote against or withhold from nominees every year until this feature is removed;

1.4. The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually elected boards at least once every three years, and vote against or withhold votes from all nominees if the company still maintains a non-shareholder-approved poison pill; or

1.5. The board makes a material adverse change to an existing poison pill without shareholder approval. Vote case-by-case on all nominees if:

1.6. The board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

•	The date of the pill‘s adoption relative to the date of the next meeting of shareholders—i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

•	The issuer’s rationale;

•	The issuer’s governance structure and practices; and

•	The issuer’s track record of accountability to shareholders.

Problematic Audit-Related Practices

Generally vote against or withhold from the members of the Audit Committee if:

1.7. The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”); 1.8. The company receives an adverse opinion on the company’s financial statements from its auditor; or

1.9. There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote case-by-case on members of the Audit Committee, and potentially the full board, if:

1.10. Poor accounting practices are identified that rise to a level of serious concern, such as: fraud, misapplication of GAA; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.

Problematic Compensation Practices/Pay for Performance Misalignment

In the absence of an Advisory Vote on Executive Compensation ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee, and potentially the full board, if:

1.11. There is a significant misalignment between CEO pay and company performance (pay for performance);

1.12. The company maintains significant problematic pay practices;

1.13. The board exhibits a significant level of poor communication and responsiveness to shareholders; 1.14. The company fails to submit one-time transfers of stock options to a shareholder vote; or

1.15. The company fails to fulfill the terms of a burn rate commitment made to shareholders.

Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if:

1.16. The company’s previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:

•	The company’s response, including:

•	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

•	Specific actions taken to address the issues that contributed to the low level of support; o Other recent compensation actions taken by the company;

•	Whether the issues raised are recurring or isolated;

•	The company’s ownership structure; and

•	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Governance Failures

Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:

1.17. Material failures of governance, stewardship, risk oversight6, or fiduciary responsibilities at the company;

1.18. Failure to replace management as appropriate; or

[6]	Examples of failure of risk oversight include, but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlements; hedging of company stock; or significant pledging of company stock.

1.19. Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2. Responsiveness

Vote case-by-case on individual directors, committee members, or the entire board of directors, as appropriate, if:

2.1. The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year. Factors that will be considered are:

•	Disclosed outreach efforts by the board to shareholders in the wake of the vote;

•	Rationale provided in the proxy statement for the level of implementation;

•	The subject matter of the proposal;

•	The level of support for and opposition to the resolution in past meetings;

•	Actions taken by the board in response to the majority vote and its engagement with shareholders;

•	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and

•	Other factors as appropriate.

2.2. The board failed to act on takeover offers where the majority of shares are tendered;

2.3. At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote;

2.4. The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency; or

2.5. The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received a plurality, but not a majority, of the votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency, taking into account:

•	The board’s rationale for selecting a frequency that is different from the frequency that received a plurality;

•	The company’s ownership structure and vote results;

•	ISS’ analysis of whether there are compensation concerns or a history of problematic compensation practices; and

•	The previous year’s support level on the company’s say-on-pay proposal.

3. Composition

Attendance at Board and Committee Meetings:

3.1. Generally vote against or withhold from directors (except new nominees, who should be considered case-by-case7) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

•	Medical issues/illness;

•	Family emergencies; and

•	Missing only one meeting (when the total of all meetings is three or fewer).

3.2. If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.

Overboarded Directors:

Vote against or withhold from individual directors who: 3.3. Sit on more than six public company boards; or

3.4. Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards8.

4. Independence

Vote against or withhold from Inside Directors and Affiliated Outside Directors when:

4.1. The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

4.2. The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

4.3. The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

4.4. Independent directors make up less than a majority of the directors. Proxy Access

ISS supports proxy access as an important shareholder right, one that is complementary to other best-practice corporate governance features. However, in the absence of a uniform standard, proposals to enact proxy access may vary widely; as such, ISS is not setting forth specific parameters at this time and will take a case-by-case approach in evaluating these proposals.

7	For new nominees only, schedule conflicts due to commitments made prior to their appointment to the board are considered if disclosed in the proxy or another SEC filing.
8	Although all of a CEO’s subsidiary boards will be counted as separate boards, ISS will not recommend a withhold vote from the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but will do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

Vote case-by-case on proposals to enact proxy access, taking into account, among other factors:

•	Company-specific factors; and

•	Proposal-specific factors, including:

•	The ownership thresholds proposed in the resolution (i.e., percentage and duration);

•	The maximum proportion of directors that shareholders may nominate each year; and

•	The method of determining which nominations should appear on the ballot if multiple shareholders submit nominations.

Proxy Contests—Voting for Director Nominees in Contested Elections

Vote case-by-case on the election of directors in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Nominee qualifications and any compensatory arrangements;

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates); and

•	Stock ownership positions.

When the addition of shareholder nominees to the management card (“proxy access nominees”) results in a number of nominees on the management card which exceeds the number of seats available for election, vote case-by-case considering the same factors listed above.

Shareholder Rights & Defenses

Poison Pills- Management Proposals to Ratify Poison Pill

Vote case-by-case on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•	Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

Poison Pills- Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote against proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

•	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);

•	The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

Shareholder Ability to Act by Written Consent

Generally vote against management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote for management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

•	Shareholders’ current right to act by written consent;

•	The consent threshold;

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

Vote case-by-case on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

•	An unfettered[9] right for shareholders to call special meetings at a 10 percent threshold;

•	A majority vote standard in uncontested director elections;

•	No non-shareholder-approved pill; and

•	An annually elected board.

CAPITAL/RESTRUCTURING Common Stock Authorization

Vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote against proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

9	“Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

Vote against proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote case-by-case on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized shares during the last three years

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes of the proposed increase; o Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

•	The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

Dual Class Structure

Generally vote against proposals to create a new class of common stock, unless:

•	The company discloses a compelling rationale for the dual-class capital structure, such as:

•	The company’s auditor has concluded that there is substantial doubt about the company’s ability to continue as a going concern; or

•	The new class of shares will be transitory;

•	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and

•	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

Preferred Stock Authorization

Vote for proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote against proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote case-by-case on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized preferred shares during the last three years

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes for the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

•	In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns; and

•	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

Mergers and Acquisitions

Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•	Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•	Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•	Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•	Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•	Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

COMPENSATION Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Management Say-on-Pay) Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote against Advisory Votes on Executive Compensation (Management Say-on-Pay—MSOP) if:

•	There is a significant misalignment between CEO pay and company performance (pay for performance);

•	The company maintains significant problematic pay practices;

•	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote against or withhold from the members of the Compensation Committee and potentially the full board if:

•	There is no MSOP on the ballot, and an against vote on an MSOP is warranted due to a pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

•	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;

•	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or

•	The situation is egregious.

Vote against an equity plan on the ballot if:

•	A pay for performance misalignment is found, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration: o Magnitude of pay misalignment;

•	Contribution of non-performance-based equity grants to overall pay; and o The proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

Primary Evaluation Factors for Executive Pay Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 index, this analysis considers the following:

1. Peer Group10 Alignment:

•	The degree of alignment between the company’s annualized TSR rank and the CEO’s annualized total pay rank within a peer group, each measured over a three-year period.

•	The multiple of the CEO’s total pay relative to the peer group median.

2. Absolute Alignment – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of non-Russell 3000 index companies, misaligned pay and performance are otherwise suggested, our analysis may include any of the following qualitative factors, if they are relevant to the analysis to determine how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

•	The ratio of performance- to time-based equity awards;

•	The overall ratio of performance-based compensation;

•	The completeness of disclosure and rigor of performance goals;

•	The company’s peer group benchmarking practices;

•	Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;

•	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);

•	Realizable pay[11] compared to grant pay; and

•	Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

•	Problematic practices related to non-performance-based compensation elements;

•	Incentives that may motivate excessive risk-taking; and

•	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy.

10	The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group and company’s selected peers’ GICS industry group with size constraints, via a process designed to select peers that are closest to the subject company in terms of revenue/assets and industry and also within a market cap bucket that is reflective of the company’s.
11	ISS research reports will include realizable pay for S&P1500 companies.

Please refer to ISS’ Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

•	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);

•	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;

•	New or extended agreements that provide for:

•	CIC payments exceeding 3 times base salary and average/target/most recent bonus;

•	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers);

•	CIC payments with excise tax gross-ups (including “modified” gross-ups).

Incentives that may Motivate Excessive Risk-Taking

•	Multi-year guaranteed bonuses;

•	A single or common performance metric used for short- and long-term plans;

•	Lucrative severance packages;

•	High pay opportunities relative to industry peers;

•	Disproportionate supplemental pensions; or

•	Mega annual equity grants that provide unlimited upside with no downside risk.

•	Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

Options Backdating

The following factors should be examined case-by-case to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Duration of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and

•	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

Board Communications and Responsiveness

Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

•	Failure to respond to majority-supported shareholder proposals on executive pay topics; or

•	Failure to adequately respond to the company’s previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account: o The company’s response, including:

•	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

•	Specific actions taken to address the issues that contributed to the low level of support;

•	Other recent compensation actions taken by the company;

•	Whether the issues raised are recurring or isolated;

•	The company’s ownership structure; and

•	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)

Vote for annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote case-by-case on say on Golden Parachute proposals, including consideration of existing change-incontrol arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an against recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

•	Single- or modified-single-trigger cash severance;

•	Single-trigger acceleration of unvested equity awards;

•	Excessive cash severance (>3x base salary and bonus);

•	Excise tax gross-ups triggered and payable (as opposed to a provision to provide excise tax gross-ups);

•	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or

•	Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or

•	The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company’s advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

Equity-Based and Other Incentive Plans

Vote case-by-case on equity-based compensation plans. Vote against the equity plan if any of the following factors apply:

•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits repricing;

•	A pay-for-performance misalignment is found;

•	The company’s three year burn rate exceeds the burn rate cap of its industry group;

•	The plan has a liberal change-of-control definition; or

•	The plan is a vehicle for problematic pay practices.

Social/Environmental Issues

Global Approach

Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.

Generally vote case-by-case, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and, in addition, the following will also be considered:

•	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;

•	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;

•	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive;

•	The company’s approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;

•	If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

•	If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

Political Activities

Lobbying

Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

•	The company’s current disclosure of relevant lobbying policies, and management and board oversight;

•	The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and

•	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.

Political Contributions

Generally vote for proposals requesting greater disclosure of a company’s political contributions and trade association spending policies and activities, considering:

•	The company’s current disclosure of policies and oversight mechanisms related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes, including information on the types of organizations supported and the business rationale for supporting these organizations; and

•	Recent significant controversies, fines, or litigation related to the company’s political contributions or political activities.

Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote against proposals to publish in newspapers and other media a company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Political Ties

Generally vote against proposals asking a company to affirm political nonpartisanship in the workplace, so long as:

•	There are no recent, significant controversies, fines, or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote against proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

8. Foreign Private Issuers Listed on U.S. Exchanges

Vote against (or withhold from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. Otherwise, they, and all other voting items, will be evaluated using the relevant ISS regional or market proxy voting guidelines.

Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (ISS), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve, or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY, AND FITNESS for A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits), or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

Class Actions

As a fiduciary, Ancora always seeks to act in Clients’ best interests with good faith, loyalty, and due care. Portfolio Managers will determine whether Clients will (a) participate in a recovery achieved through a class action, or (b) opt out of the class action and separately pursue their own remedy. Operations oversees the completion of Proof of Claim forms and any associated documentation, the submission of such documents to the claim administrator, and the receipt of any recovered monies. Operations will maintain documentation associated with Clients’ participation in class actions.

Employees must notify the CCO if they are aware of any material conflict of interest associated with Clients’ participation in class actions. The CIO and CCO will evaluate any such conflicts and determine an appropriate course of action for Ancora.

Ancora generally does not serve as the lead plaintiff in class actions because the costs of such participation typically exceed any extra benefits that accrue to lead plaintiffs.

Disclosures to Clients and Investors

Ancora includes a description of its policies and procedures regarding proxy voting and class actions in Part 2 of Form ADV, along with a statement that Clients and Investors can contact the CCO to obtain a copy of these policies and procedures and information about how Ancora voted with respect to the Client’s securities.

Any request for information about proxy voting or class actions should be promptly forwarded to the CCO, who will respond to any such requests.

As a matter of policy, Ancora does not disclose how it expects to vote on upcoming proxies. Additionally, Ancora does not disclose the way it voted proxies to unaffiliated third parties without a legitimate need to know such information.

Mutual Fund Reporting

Please refer to the MF Manual for information concerning Mutual Fund proxy voting reporting requirements.

TRADING

Background

As part of Ancora’s fiduciary duty to its Clients, the Company has an obligation to seek best price and execution for all trades, to trade assets in a manner that is fair to all Clients, and to exercise diligence and care throughout the trading process.12

Policies and Procedures

Ancora has instituted policies and procedures to ensure that it will place Client transactions with appropriate care and diligence, seek best execution, treat all Clients fairly, and disclose all material conflicts of interest.

Only Traders, as defined at the end of the Manual, are authorized to trade on behalf of Clients. Any deviations from Ancora’s Trading policies and procedures must be approved in advance by the CCO.

Trading Procedures

1.	Trading instructions are given by a Portfolio Manager to a Trader verbally, in writing via email or hardcopy trade ticket, and/or through the Company’s order management system. Verbally placed and emailed orders will be reduced to a formal trade ticket by a Trader and will be confirmed with the Portfolio Manager prior to executing the trade.

2.	The Brokerage Committee, as discussed below, is responsible for reviewing and approving broker-dealers to be utilized as execution counterparties. The Committee’s level of review of counterparties will be based, in part, on the amount of counterparty risk the Company expects to incur with the broker-dealer.

3.	The Trader decides upon the appropriate means of executing the trade. When determining which trading venue(s) to use, the Trader may consider, among other things:

•	Listed bids and asks;

•	The opportunity for price improvement;

•	Transaction costs;

•	Anonymity;

•	Liquidity;

•	Speed of execution;

•	Quality of research;

•	Expertise with difficult securities; and

•	Trading style and strategy.

The Company may utilize the services of an affiliated broker-dealer, Ancora Securities, to execute trades for Client accounts. The Company will ensure that the execution and services of such broker-dealer are fair and equal to those received by unaffiliated broker-dealers. Please also refer to the MF Manual for information concerning the use of affiliated broker-dealers when executing transactions on behalf of the Mutual Funds.

[12]	See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (October 16, 1968), and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (July 19, 1967).

4.	The Trader must ensure that Ancora creates and maintains a trade ticket, either electronically or in hard copy, for each trade. Pursuant to Rule 204-2(a)(3) under the Advisers Act, the trade ticket must show:

•	The terms and conditions of the order, instruction, modification, or cancellation;

•	The person at Ancora who recommended the trade;

•	The person at Ancora who placed the trade;

•	The Client account(s) for which the trade was entered;

•	If applicable, how the trade will be allocated among Clients;

•	The date the trade was entered;

•	The broker-dealer or bank with which the trade was placed; and

•	Whether the order was placed pursuant to Ancora’s discretionary authority.

All trade tickets will be time stamped for the time of entry by a Trader, and orders placed for the Mutual Funds will also record the time such transaction was executed. All trade tickets will be scanned and retained by the Company.

5.	Trades are communicated to broker-dealers by telephone, AOL instant messaging, and the order management system.

6.	Ancora uses Omgeo’s Affirm/Confirm solution to ensure that executing broker-dealer trade details match the Company’s records and are promptly affirmed. Following affirmation, Ancora maintains contact with both the custodian and executing broker-dealer to ensure settlement takes place as expected.

7.	A fixed income Portfolio Manager will ensure that all trades are confirmed in writing by the executing broker-dealer upon completion of the trade. Confirmations are delivered by mail or electronic means. Each confirmation must include:

•	The security traded;

•	Whether the trade was a buy or a sell;

•	The price;

•	The quantity traded;

•	The trade date;

•	The settlement date; and

•	All commissions, taxes, and other settlement charges.

Special requirements may arise for certain types of transactions such as swaps or options.

8.	Ancora typically receives a daily feed from custodians into the Advent APX portfolio accounting system where the Company can reconcile securities positions against the files provided by the custodians.

9.	Portfolio Managers periodically review custodial records to identify any deviations from intended Client holdings.

10.	The CIO and CCO will review the previous day’s trading activity each day for any trading abnormalities.

Trade Aggregation Procedures

As disclosed in Part 2 of Form ADV, Ancora may aggregate Client trades when such aggregation is expected to be in the best interest of all participating Clients. Portfolio Managers and Traders will abide by the following procedures when aggregating trades.

1.	The Portfolio Manager will prepare a written preallocation that identifies each participating account and each such account’s expected participation, measured in shares, principal value, as a percentage of the block, or as a percentage of the account’s value. In determining the written preallocation, the Portfolio Manager will consider each participating account’s size, diversification, cash availability, investment objectives, and any other relevant factors.

2.	The Portfolio Manager will generally deliver the written preallocation to the Trader before the Trader starts executing the block.

3.	If the trade is fully filled by the end of the day, the Trader will give the executing broker-dealer allocation instructions that match the written preallocation. If the trade is partially filled at the end of the day, the Trader will instruct the broker-dealer to allocate the trade pro-rata based on the written preallocation. De minimis deviations from the preallocation are permitted in the interest of placing round lots in Client accounts or to meet certain minimum ticket charges.

4.	If a Trader receives a new trade order for an investment where a block trade is already pending, the Trader will form a new block that includes the new participants’ order, as well as the original participants’ order.

5.	If a Portfolio Manager is unable to complete a written preallocation because an investment opportunity is available for a limited time, then the Portfolio Manager will set the order size based on an estimate of the appropriate level of participation for all Clients. The Portfolio Manager will provide a written allocation for the trade to the Trader no later than the close of business on the trade date.

6.	The Trader will place non-directed trades before directed trades. Directed trades are grouped together and traded on a rotational basis based on custodian. When placing Client transactions through multiple broker-dealers, the Traders will use a rotation schedule designed to be fair to all Clients over time. The Institutional Head Trader is responsible for developing, and maintaining a record of, the rotation schedule. The CCO periodically reviews pro rata allocations and rotational patterns for the directed account group.

7.	Where applicable, Ancora may seek to step-out transactions amongst broker-dealers to include directed traded with non-directed trades in an aggregated order.

8.	In all cases, the Trader will instruct executing broker-dealers to allocate trades to specific Client accounts before the close of business on the trade date, notwithstanding extenuating circumstances.

9.	All accounts participating in a block trade must receive the average price and pay a proportional share of any commission, subject to minimum ticket charges.

10.	Ancora will seek to allocate trades in a manner that is fair to all Clients, and will never allocate trades based on an account’s performance or fee structure.

IPO Allocation Procedures

Ancora will seek to allocate IPOs in a manner that is fair to all Clients. For each IPO in which Client accounts seek to participate, the Portfolio Manager will prepare a written preallocation prior to Ancora submitting an indication of interest. The Portfolio Manager will seek to establish a preallocation that is fair in light of each account’s size, diversification, cash availability, eligibility to participate (per FINRA Rules 5130 and 5131), investment objectives, and any other relevant factors. If Ancora receives a full allocation, then Clients will participate according to the written preallocation. For oversubscribed IPOs, Ancora will allocate shares pro-rata based on the written preallocation. De minimis deviations from the preallocation are permitted in the interest of placing round lots in Client accounts.

Rule 5130 generally prohibits participation in IPOs by any account beneficially owned by certain “restricted persons,” including:

•	Any person who has authority to buy or sell securities for an investment adviser, bank, savings and loan association, insurance company, investment company, or collective investment account;

•	Any broker-dealer;

•	Any officer, director, employee, associated person, agent, or significant direct or indirect owner of a broker-dealer;

•	A finder, or any person acting in a fiduciary capacity to a managing underwriter, such as an attorney, an accountant, or a financial consultant;

•	Any immediate family member who gives or receives material support to or from the preceding individuals; and

•	A legal entity, such as a corporation, trust, or limited liability company, in which any of the preceding individuals or entities has an ownership interest.

However, Paragraph (c) of Rule 5130 includes exemptions that permit restricted persons to participate in IPOs under limited circumstances, including:

•	A RIC, even if certain investors are restricted persons;

•	A regulated investment company listed on a foreign exchange where no restricted person owns more than 5% of the company;

•	A pooled investment vehicle if beneficial ownership by restricted persons does not exceed 10%;

•	A pooled investment vehicle if no more than 10% of profits and losses from IPOs are allocated to investors who are restricted;

•	A 501(c)(3) charitable organization;

•	Certain insurance company accounts funded by premiums from 1,000 or more policyholders;

•	Certain common trust funds or similar funds maintained by banks, that are not publicly offered, that have investments from 1,000 or more accounts, and that do not limit investments principally to accounts of restricted persons;

•	Certain publicly traded entities, other than broker-dealers that are authorized to engage in IPOs;

•	A 401(a) employee benefits plan subject to ERISA that is not sponsored solely by a broker-dealer;

•	A state or municipal government benefits plan that is subject to state and/or municipal regulation; and

•	A 414(e) church plan.

Rule 5131 prohibits the allocation of IPOs to accounts beneficially owned by executive officers and directors of public companies and “Covered Companies” (defined below) that:

•	Have been investment banking clients of the broker-dealer making the offering during the past 12 months;

•	Are expected to become investment banking clients of the broker-dealer making the offering during the next three months; or

•	Enters into any reciprocal arrangement, irrespective of timing, regarding the receipt of IPO allocations in exchange for the establishment of an investment banking relationship.

A “Covered Company” is defined to include any non-public company that:

•	Had income of at least $1 million last year or in two of the last three years, along with shareholders’ equity of at least $15 million;

•	Has shareholders’ equity of at least $30 million and a two year operating history; or

•	Has total assets and total revenue of at least $75 million last year or in two of the last three years.

Rule 5131 permits the allocation of IPOs to pooled investment vehicles where executive officers and directors who would otherwise be restricted collectively own 25% or less of the fund.

The preceding guidance does not fully reflect all aspects of Rules 5130 and 5131. Employees should consult with the CCO regarding any questions about a specific Client’s or Investor’s eligibility to participate in IPOs.

Rules 5130 and 5131 require broker-dealers to obtain initial and annual written representations about investors’ eligibility to participate in IPOs. Such representations may be made by the investors, or by an investment adviser or other representative.

The Vice President of Operations and Trading (“Ops and Trading”) tracks Clients’ and Investors’ eligibility to participate in IPOs pursuant to FINRA Rules 5130 and 5131. Ops and Trading will keep a list showing each Client’s and Investor’s initial and annual representations regarding their eligibility to participate. Ops and Trading keeps the Portfolio Managers and the Traders apprised of each Client’s and Investor’s eligibility to participate in IPOs and will also code such eligibility into the order management system. Only the Trader is authorized to make representations to broker-dealers about Clients’ and Investors’ eligibility to participate in IPOs.

The CCO will conduct periodic reviews of IPO allocations and Client account performance to ensure that no Client or group of Clients is being improperly favored or harmed by the allocation of investment opportunities.

As disclosed in Part 2 of Form ADV, Clients with directed brokerage arrangements will generally not be able to purchase IPOs if the designated broker-dealer is not part of the distribution syndicate.

Directed Brokerage Arrangements

A Client may direct Ancora to effect transactions in the Client’s account through a specific broker-dealer. While this is a Client’s ultimate decision, Ancora has established relationships with Pershing (through Ancora Securities), Charles Schwab, Fidelity, and TD Ameritrade. Under such a directed brokerage arrangement, the Client is responsible for negotiating terms for their account directly with the broker-dealer. Ancora will only direct brokerage pursuant to specific instructions that have been signed and dated by the Client.

For accounts subject to directed brokerage arrangements, Ancora may seek to aggregate trades where step-out opportunities are available, but in general such direct accounts are not aggregated with non-direct accounts, or seek better execution services or prices from other broker-dealers. As disclosed in Part 2 of Form ADV, Ancora will place trades on behalf of accounts subject to directed brokerage arrangements after trading on behalf of other accounts. Consequently, Ancora may not obtain best execution on behalf of Clients that direct brokerage; such Clients may pay materially disparate commissions, greater spreads, or other transaction costs, or receive less favorable net prices on transactions than would otherwise be the case.

In order to meet directed brokerage mandates and trade in an efficient manner, Ancora may ask Clients that direct brokerage to permit the use of “step-out” trades. Traders will document any step-out trades on the relevant trade ticket and in the order management system.

Market Timing and Late Trading

Market timing refers to the practice of placing frequent trades in a RIC, often with the intent to take advantage of perceived short-term difficulties in calculating a RIC’s net asset value. Late trading refers to the practice of placing orders to buy or sell interests in a RIC as of a particular date after the RIC has established the net asset value for that date. Late trading is typically conducted with the intent to transact at net asset values that are known to be incorrect because of market-moving events. The prospectuses of many RICs prohibit late trading and discourage or prohibit market timing.

Ancora will not engage in market timing or late trading. Any Client instructions that appear to reflect an attempt to engage in market timing or late trading should be reported to the CCO.

Client and Investor Referrals

Ancora may receive Client and/or Investor referrals from registered representatives of broker-dealers that trade on behalf of Ancora’s Clients. The Company is aware that such referrals may pose a conflict of interest—Ancora could have an incentive to direct brokerage to broker-dealers that fail to achieve best execution in order to continue receiving referrals. The Company will review such relationships and the associated conflicts of interest during its periodic and systematic evaluations of execution quality.

Cross Trades

Ancora may use an unaffiliated broker-dealer or custodian to cross investments and/or cash between Client accounts when such a transaction is advantageous for each participant. However, no accounts subject to ERISA or Mutual Fund Clients may participate in such transactions.

Ancora will follow the procedures set forth below when effecting cross trades through an unaffiliated broker-dealer or custodian.

1.	The Portfolio Manager will complete a trade ticket showing the positions and/or cash that are to be crossed.

2.	The Portfolio Manager will provide the trade ticket to a Trader, who will ensure that the positions are freely tradable and not subject to any restriction.

3.	For trades that are part of a periodic rebalancing process, the Trader will instruct the brokerdealer(s) and/or custodian(s) to cross the assets at the closing price as of a pre-determined rebalancing day.

4.	For trades that are not part of a periodic rebalancing process, the Trader will instruct the brokerdealer(s) and/or custodian(s) to cross the assets at the midpoint between the current national best bid and offer.

5.	Any transaction costs will be divided equally between the participants.

6.	The Trader will enter the cross into Ancora’s order management system and reconcile the trade confirmations against the trade ticket to detect any errors.

Agency Cross Trades

Ancora may also use an affiliated broker-dealer to cross investments and/or cash between Client accounts when such a transaction is advantageous for each participant. No accounts subject to ERISA or Mutual Fund Clients may be included in any cross trade.

In addition to the Cross Trades procedures presented above, Ancora will follow additional procedures required by Rule 206(3)-2 under the Advisers Act when using an affiliated broker-dealer to cross assets and/or cash between Client Accounts.13

1.	Ancora will provide any Client that may participate in agency cross trades with full written disclosure that Ancora or an affiliate will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions;

2.	Any Clients that may participate in agency cross trades, after receiving full written disclosure, will execute written consent prospectively authorizing such transactions;

3.	Ancora or its affiliate will send a written confirmation to any Client participating in an agency cross transaction that includes:

•	A statement of the nature of the transaction;

•	The date the transaction took place;

•	An offer to furnish, upon request, the time when the transaction took place; and o An offer to furnish, upon request, the source and amount of any other remuneration received or to be received by Ancora and its affiliates in connection with the transaction.[14]

4.	Ancora or its affiliate(s) send to each Client, at least annually and as part of any written account statement or summary, a written disclosure statement identifying the total number of agency cross transactions since the date of the last such statement, as well as the total amount of all commissions or other remuneration received or to be received by Ancora and its affiliates in connection with such transactions.

[13]	Furthermore, the Company must abide by the policies and procedures set forth in the Principal Trades sub-section, rather than this sub-section, if the Company or an affiliate recommends the trade to both counterparties.

[14]	With respect to tender offers and Securities distributions, the confirmation must disclose, rather than merely offer, the source and amount of any other remuneration received or to be received by the Company and its affiliates in connection with the transaction.

5.	Each written disclosure statement and confirmation sent in connection with agency cross trades must include a conspicuous statement that the Client’s consent to such transactions may be revoked at any time by written notice to Ancora or its affiliates.

Principal Trades

Section 206(3) of the Advisers Act prohibits Ancora and any Employee or other affiliate from trading with any Client on a principal basis, or from recommending an agency cross trade to both participants, unless Ancora discloses the capacity in which it is acting to each participating Client in writing before completion of the transaction, and obtains each participating Client’s consent to the transaction.

In a no-action letter to Gardner Russo & Gardner, issued June 7, 2007, the staff of the SEC indicated that the requirements on principal trades imposed by Section 206(3) would apply to a cross trade involving any account that was 25% or more owned by an adviser and its controlling persons.

Prior to the settlement of any principal transaction, Ops and Trading is responsible for obtaining any affected Client’s informed written consent to the transaction. Any such consents should be retained electronically along with the executed trade ticket.

Short Selling

Pursuant to Regulation SHO, broker-dealers must locate securities before they can allow customers to short sell those securities. Regulation SHO also temporarily limits short selling activity for any equity that has declined in price by more than 10% in a single day. Following such a decline, and for the next trading day, short sales in that security may only be placed at prices that are higher than the current national best bid.

Rule 10b-21 under the Exchange Act makes it unlawful for any person or entity to make misrepresentations about the ownership or borrowed status of securities in connection with a short sale. As a matter of policy, Ancora and its Employees will not make any misrepresentations to broker-dealers regarding short selling or any other matter. Ancora will generally utilize one or more prime brokers to conduct any short selling, including arranging, confirming, and documenting the availability of the borrowed security. If a prime broker is not used to short sell a security, then the Trader placing the trade must ensure that Ancora has arranged for and documented the necessary borrow.

Prior to using a broker-dealer to short sell any hard to borrow security, the CIO and Institutional Head Trader must review and approve the broker-dealer’s process for obtaining and confirming successful borrows.

Short Selling European Securities

The European Short Selling Regulation, (EU) No 236/2012, requires holders of net short positions in European Union (“EU”) shares or sovereign debt to make notifications once certain thresholds have been reached. It also imposes restrictions on entering into uncovered short positions in EU shares or sovereign debt.

The restrictions on short selling apply to the following instruments (together known as “Relevant Instruments”):

•	Shares admitted to trading in the EU, and whose principal trading venue is in the EU; i.e., the venue with the highest turnover in that share[15];

•	The debt of EU sovereign issuers. This includes the EU, certain EU financial institutions (such as the European Investment Bank), the individual members of federal states (for example, the German Länder), as well as member states themselves; and

•	Credit default swaps on EU sovereign issuers.

Notification and Public Disclosure of Net Short Share Positions

Ancora must notify the relevant competent authority, by 3:30 pm on the day following trade date, when it holds a net short position of 0.2% (see below for information on how to calculate net short positions) of the issued share capital of a relevant issuer, and every 0.1% thereafter. Notification is also required when falling below such thresholds. The relevant competent authority is local regulator which regulates the issuers’ principal trading venue.

Ancora must make a public disclosure, by 3:30 pm local time on the day following trade date, when it holds a net short positions of 0.5% of the issued share of a relevant issuer, and every 0.1% thereafter.

Notification of Net Short Sovereign Debt Positions

Ancora must notify the relevant competent authority, by 3:30 pm on the day following trade date, when it holds a net short position in EU sovereign debt of:

•	0.5% of the issuer’s total issued debt, when it exceeds €500 billion, and every 0.25% thereafter; or

•	0.1% of the issuer’s total issued debt, when it is below €500 billion, and every 0.05% thereafter.

Restrictions on Uncovered Short Selling

Ancora is prohibited from making uncovered short sales in Relevant Instruments. Before entering into a contract which creates a short position, Ancora must ensure that it has either:

•	Borrowed the share or sovereign debt instrument; or

•	Made arrangements with a third party, such as a prime broker or securities lender, whereby the third party confirms that the asset has been located and is available for settlement when it is due. Ancora must have a reasonable expectation that its counterparty can provide the security when necessary.

Restrictions on Sovereign Credit Default Swaps

Ancora is prohibited from holding positions in EU sovereign credit default swaps that do not hedge exposure to EU sovereign debt. If Ancora wants to hedge its exposure to EU sovereign debt through credit default swaps, it must confirm that the correlation between the two instruments is meaningful and measured to have a correlation coefficient in excess of 70%.

[15]	The European Securities and Markets Authority (“ESMA”) maintains a list of exempted EU listed shares that it considers to have a principal trading venue outside of the EU.

http://www.esma.europa.eu/page/List-exempted-shares?dm_i=YXE,ZSHC,532Y73,30LK8,1

Calculating Short Positions

In calculating short positions for notification purposes, Ancora must net all positions (i.e., delta long or short) in derivative instruments on that share or sovereign debt. Derivative instruments are defined broadly to include any instrument that confers a financial advantage in the event of a corresponding change in the price or value of the reference asset. The regulation includes indices, baskets of securities and exchange traded funds.

Aggregation of Positions across Accounts

Ancora must aggregate the net short positions across all Clients for which it has primary responsibility for investment decisions, where the Clients hold the same “investment strategy” in that Relevant Instrument. Ancora must aggregate the positions across Clients holding net short positions, but should not include Clients with net long positions in the same Relevant Instrument.

Reporting Mechanics

Notifications and disclosures are reported to the competent authority of the principal trading venue. ESMA maintains a list of all competent authorities and the method by which they expect notification.16

Changes to Reporting Requirements and Trading Restrictions

EU Member States and ESMA have the authority, subject to certain procedural criteria, to change disclosure rules and restrictions on uncovered positions in “exceptional circumstances”. These are defined as “adverse events or developments which constitute a serious threat to financial stability or to market confidence in the Member State concerned, or in one or more other Member States”. In the case of the exercise of such powers by individual competent authorities, these are subject to review by ESMA. ESMA will publish instances where the short selling regulations have been altered for a Member State.

Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings

Rule 105 of Regulation M prohibits the short sale of a stock that is subsequently purchased in a follow-on public offering (“Offering Stock”). Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of Offering Stock and engaging in transactions in which they do not assume any market risk. The staff of the SEC has taken enforcement actions against investment advisers for relatively small and apparently unintentional violations of Rule 105.

Rule 105 generally applies to short sales of Offering Stock effected during a period that is equal to the shorter of:

•	Five business days before the pricing of a follow-on offering until the pricing of the offering; and

•	The time of the Form 1-A or Form 1-E registration statement until the pricing of the offering.

An investment adviser that short sells Offering Stock during this period is generally prohibited from participating in a follow-on public offering. However, Rule 105 includes certain limited exceptions to this prohibition, including:

•	Short sales that have been fully covered prior to the close of trading on the day before the follow-on offering is priced; and

[16]	http://www.esma.europa.eu/page/Short-selling

•	Short sales by one account and participation in a follow-on offering by a separate account that is managed independently by different personnel.

The availability of these exceptions is highly dependent upon the relevant facts and circumstances and requires a careful analysis of Rule 105’s various provisions.

Ancora’s policies and procedures regarding the covering of short sales with follow-on public offerings are as follows:

•	Traders participating in any follow-on offering must be aware of, and abide by, the restrictions imposed by Rule 105;

•	Notify the CCO prior to participating in a follow-on offering if there is any question as to whether Ancora or an affiliate sold the Offering Stock short in the five business days before the offering was priced; and

•	If Ancora or an affiliate sold the Offering Stock short during the five business days before the offering was priced and Ancora nonetheless wishes to participate in the follow-on offering pursuant to an exception to Rule 105’s general prohibitions, the CCO must grant written pre-approval for Ancora’s reliance on the particular exception.

Transactions in Securities Subject to Rule 144A

Rule 144A under the Securities Act generally allows resale of restricted securities solely to QIBs. Traders, Portfolio Managers, and the CCO must consider the eligibility of any participants prior to buying or selling any securities subject to Rule 144A.

Please also refer to the MF Manual for information concerning liquidity determinations for 144A Securities for the Mutual Funds.

Investments by Private Funds and Mutual Funds in Registered Investment Companies

Section 12(d)(1) of the IC Act restricts the Private Funds’ investments in RICs. A Private Fund may not purchase any security issued by an RIC other than a money market fund (as described in Rule 12d1-1 under the IC Act) if, immediately after the purchase, the Private Fund owns more than 3% of the RIC’s outstanding stock. Traders must not purchase interests in a RIC on behalf of a Private Fund unless such purchase is in compliance with Section 12(d)(1) of the IC Act.

Please also refer to the MF Manual for information concerning a Mutual Fund’s investment in other RICs.

Trading in Foreign Issuers and Markets

Ancora may trade in foreign issuers as part of its investment strategy. In doing so, Ancora may invest in American Depository Receipts or similar types of securities traded in U.S. markets, or directly in foreign securities through foreign markets. When Ancora trades in foreign companies, it will consider the following matters:

•	Portfolio Managers and Traders will review Clients’ investment restrictions to determine eligibility to invest in foreign issuers;

•	Traders will work with back-office personnel and Client custodians to evaluate any settlement issues associated with trading in foreign markets;

•	Traders will determine the most appropriate broker-dealer and/or venue through which to place transactions in foreign securities on a security-by-security basis; and

•	Traders and back-office personnel will be particularly diligent when monitoring the settlement of trades placed in foreign markets.

Other Trade Restrictions

Ancora is aware that certain federal and state laws may limit its ability to acquire controlling interests in companies in highly regulated industries. Generally speaking, Ancora may be prohibited from investing in more than 5% of the following issuers’ outstanding voting securities:

•	Public utility companies or public utility holding companies;

•	Bank holding companies;

•	Owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns;

•	Casinos and gaming businesses; and

•	Insurance companies.

Further, the Hart-Scott-Rodino Act (the “HSR Act”) could require reporting to the Federal Trade Commission and a 30-day waiting period for acquisitions of more than 10% of an issuer’s voting securities. Ancora’s Portfolio Managers must be cognizant of the aforementioned limitations and inform the CCO if they intend on approaching 10% ownership of an issuer.

Manipulative Trading Practices

Section 9(a)(2) of the Exchange Act and Rule 10b-5 under the Exchange Act make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.

No Employee may engage in actual or apparent trading in any asset for the purpose of: (a) inducing the purchase or sale of such asset by others; or (b) causing the price of an investment to move up or down. Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause asset prices to rise or fall without violating securities laws. Section 9(a)(2) and Rule 10b-5 prohibit activities that have the purpose of affecting the price of a security artificially; they do not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

The CCO will monitor Client trading for any suspected breaches of Section 9(a)(2) or Rule 10b-5.

Best Execution

As part of its fiduciary duty to Clients, Ancora has an obligation to seek the best price and execution of Client transactions when Ancora is in a position to direct brokerage transactions. While not defined by statute or regulation, “best execution” generally means the execution of Client trades at the best net price considering all relevant circumstances. Ancora will seek best execution with respect to all types of Client transactions, including equities, fixed income, options, futures, foreign currency exchange, and any other types of transactions that may be made on behalf of Clients. Ancora will conduct the following types of reviews to evaluate the qualitative and quantitative factors that influence execution quality:

•	Initial and periodic reviews of individual broker-dealers;

•	Contemporaneous reviews by Ancora’s Traders;

•	Quarterly meetings of the Brokerage Committee; and

•	Third-party analyses conducted by Abel-Noser.

Initial and Periodic Reviews of Individual Broker-Dealers

Before Ancora begins trading with a broker-dealer, the Brokerage Committee will review, as applicable, the broker-dealer’s operational, financial, and regulatory status. The Brokerage Committee will also perform periodic reviews of broker-dealers, which will vary in frequency and intensity based on the perceived counterparty exposure of Ancora and its Clients. For broker-dealers that only provide execution services on a delivery-versus-payment basis, Ancora anticipates that the reviews will be limited in scope and less frequent. For arrangements where the counterparty exposure is expected to be more significant, the reviews will generally be more intensive and frequent.

Contemporaneous Reviews

As part of their normal functions, Traders will consider the execution quality of each trade. Any unexpected deviations in price, commission rate, market impact, execution speed, or other aspects of execution quality will be promptly reported to the CIO.

Quarterly Brokerage Committee Meetings

Ancora’s Brokerage Committee is comprised of the CIO, Portfolio Managers, Institutional Head Trader and CCO, and chaired by the CIO. The committee will meet quarterly to consider, among others, broker-dealer relationships; best execution and third party transaction cost analysis; use of affiliated broker-dealers; soft dollar arrangements and mixed use determinations; trade errors; and trading practices. The committee will also collectively rate all approved broker-dealers in accordance with factors as set forth by the committee. The resulting broker-dealer rankings will assist Traders when allocating brokerage.

Third Party Execution Quality Reviews

Ancora has retained Abel-Noser to supplement our internal trade monitoring and execution quality evaluation processes. Abel-Noser is highly regarded for its ability to evaluate domestic and global equity trading and help advisers improve their trading processes. The evaluation service includes a full review of the investment process that tracks investments from conception through execution.

Abel-Noser’s evaluation process considers the cost of each trade and compares Ancora’s trading performance against an unbiased, proprietary benchmark. This information is analyzed to provide an assessment of broker-dealers’ strengths and weaknesses.

Abel-Noser’s evaluation service includes quarterly analytical reviews, written interpretations, and on-site consultations to review recommendations.

TRANSACTIONS WITH AFFILIATED PERSONS

Background

In Compliance Programs of Investment Companies and Investment Advisers, Investment Company Act Release No. 26299 (December 17, 2003), the SEC stated:

To prevent self-dealing and overreaching by persons in a position to take advantage of the fund, the Investment Company Act prohibits funds from entering into certain transactions with affiliated persons. Funds should have policies and procedures in place to identify these persons and to prevent unlawful transactions with them. (Emphasis added.)

Definition of an “Affiliated Person”

Section 2(a)(3) of the IC Act defines the term “affiliated person” to include:

•	Any person directly or indirectly owning, controlling, or holding the power to vote, 5% or more of the outstanding voting securities of such other person;

•	Any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

•	Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•	Any officer, director, partner, co-partner, or employee of any such other person;

•	If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

•	If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

Definition of a “Person”

Under the IC Act, a “person” may be a natural person or a “company,” which includes “a corporation, a partnership, an association, a joint-stock company, a trust, a fund, or any organized group of persons whether incorporated or not.”

Definition of “Control”

Section 2(a)(9) of the IC Act defines the term “control” to mean, “... the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.”

Policies and Procedures

Before assuming management of a Mutual Fund, and at least annually thereafter, the CCO will prepare a list of the fund’s affiliated persons and monitor to ensure the Mutual Funds are not engaging in transactions with such affiliated persons.

Please also refer to the Regulatory Compliance & Operations Procedures for Registered Investment Companies for information concerning the use of affiliated broker-dealers when executing transactions on behalf of the Mutual Funds.

SOFT DOLLARS

Background

Section 28(e) of the Exchange Act provides a safe harbor that allows an investment adviser to pay more than the lowest available commission in order to obtain brokerage and research services (commonly referred to as a “soft dollar” arrangement). The Section 28(e) safe harbor is available for transactions in which:

•	The adviser has investment discretion over all of the accounts in question;

•	The brokerage and research services are provided by the broker-dealer;

•	The adviser makes a good faith determination that the commissions are reasonable in relation to the value of brokerage and research services provided, viewed in terms of either a particular transaction or the adviser’s overall responsibilities to all discretionary accounts; and

•	The adviser discloses its policies and practices regarding the payment of commissions pursuant to soft dollar arrangements.

For purposes of the Section 28(e) safe harbor, a broker-dealer “provides brokerage and research services” when it:

•	Furnishes advice, directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or trading counterparties;

•	Furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or

•	Effects securities transactions and performs associated functions such as clearance, settlement, and custody.

Section 28(e) specifically excludes transactions involving securities futures from the safe harbor.

The SEC has issued several interpretive releases regarding the Section 28(e) safe harbor. The SEC has also clarified its views through enforcement actions against investment advisers that misused soft dollars, and through reports prepared by the SEC’s staff. Despite the SEC’s numerous interpretations, it is sometimes difficult to determine whether certain products or services fall within the Section 28(e) safe harbor. Advisers may seek legal opinions, or advice from industry experts, when making difficult determinations with respect to Section 28(e).

Brokerage Services

In the Commission Guidance Regarding Client Commission Practices Under Section 28(e) of the Securities Exchange Act of 1934, Exchange Act Release No. 54165 (July 18, 2006) (the “2006 Release”), the SEC indicated that a broker-dealer “effects” a securities transaction when it:

•	Executes a trade;

•	Clears a trade;

•	Settles a trade; or

•	Performs at least one of the following functions and allocates the remaining functions to other broker-dealers:

¡	Taking financial responsibility for a trade;

¡	Maintaining records regarding a trade;

¡	Monitoring and responding to customer comments regarding the trading process; and o Monitoring trades and settlements.

The Section 28(e) safe harbor is only available for brokerage services from the time when the adviser communicates the order to the broker-dealer to the time when the funds or securities are delivered or credited to the adviser’s account. Associated products and services, such as trading software and dedicated lines that are used to transmit or settle orders, may also be eligible. However, computer hardware is ineligible, as is software that is used for compliance or administrative purposes. For example, software used to satisfy an adviser’s obligation to seek best execution, or to ensure compliance with specific clients’ mandates, is not eligible. Finally, the Section 28(e) safe harbor is not applicable to costs associated capital introduction or margin services, stock lending fees, or the resolution of an adviser’s trade errors.

Research Services

In the Interpretive Release Concerning the Scope of Section 28(e) of the Securities Exchange Act of 1934 and Related Matters, Exchange Act Release No. 23170 (Apr. 23, 1986), the SEC indicated that “... the controlling principle to be used to determine whether something is research is whether it provides lawful and appropriate assistance to the money manager in the performance of his investment decision-making responsibilities.” In the 2006 Release, the SEC stated that, “...in determining whether a product or service is eligible as ‘research’ under Section 28(e), the money manager must conclude that it reflects the expression of reasoning or knowledge...” The 2006 Release notes that the following products and services can fall within the definition of “research services”:

•	Research reports;

•	Discussions with research analysts and meetings with corporate executives;

•	Fees to attend conferences or seminars that provide substantive content regarding issuers, industries, and/or securities;

•	Research related to the market for securities, such as trade analytics (including analytics available through order management systems), and advice on market color and execution strategies;

•	Market, financial, economic, and similar data;

•	Pre-trade and post-trade analytics used during the investment decision-making process; and

•	Proxy services that the adviser uses during the investment decision-making process, as opposed to services used to satisfy the adviser’s own voting, recordkeeping, or disclosure obligations.

The 2006 Release also clarifies that the following products and services are outside of the safe harbor:

•	Mass market publications;

•	Travel costs and related expenses associated with seminars, conferences, and meetings with company executives;

•	Physical items, such as computer hardware, that do not reflect the expression of reasoning or knowledge; and

•	An adviser’s overhead expenses, such as rent, internet service, software used for back-office functions, and the salaries of research personnel, among other things.

The Section 28(e) safe harbor applies to research products and services that are “provided” by a broker-dealer. In addition to proprietary research produced directly by a broker-dealer, the safe harbor also applies to third-party research. An investment adviser may be involved in deciding what third-party research will be provided, and the third-party may send the research directly to the adviser, but the broker-dealer must either (a) have a legal obligation to pay for the research, or (b) pay for the research directly, review the description of the research for red flags that would indicate that it was outside of the safe harbor, and develop and maintain procedures so that research payments are documented and paid for promptly. In the 2006 Release, the SEC gave tacit approval to commission sharing arrangements, indicating that they offered “efficient execution venues [that] provide good, low-cost execution while research providers offer valuable research ideas that can benefit managed accounts.”

Mixed-Use Allocations

A product or service may have multiple uses, some of which are eligible under the Section 28(e) safe harbor, and others of which are not. An investment adviser may only use soft dollars to pay for that portion of the product or service that falls within the safe harbor. The adviser must use hard dollars to pay for the portion of the product or service’s costs that are outside of the safe harbor. In such a case, the adviser should make a reasonable allocation of the cost of the product or service according to its use. The adviser must keep adequate books and records so as to be able to demonstrate that the allocation was made in good faith. Additionally, the adviser should disclose that it is subject to a conflict of interest when making any such allocation determination.

Policies and Procedures

Ancora will only use soft dollars to obtain products and services that fall within the safe harbor provided by Section 28(e) of the Exchange Act. The Company will disclose its soft dollar practices in Part 2 of Form ADV.

New Soft Dollar Arrangements

Any new arrangements with broker-dealers regarding soft dollars must be approved in advance by the CIO. The terms of any such arrangement must be documented in a written agreement that is executed by Ancora and the broker-dealer.

New Soft Dollar Expenditures

Employees must use the attached Soft Dollar Usage Application to obtain approval from the CIO before using soft dollars to obtain any new product or service. The CIO will consider:

•	Whether the product or service is eligible under the Section 28(e) safe harbor;

•	Whether the product or service should be paid for in whole or in part with hard dollars; and

•	Whether the use of soft dollars to obtain the product or service requires additional disclosures to Clients or Investors.

Mixed Use Allocations

Ancora will allocate the cost of any mixed use products or services between hard dollars and soft dollars in good faith. For each mixed use product or service, the CCO will:

•	Determine an appropriate allocation methodology,

•	Determine an appropriate allocation;

•	Maintain documentation necessary to demonstrate that Ancora made the mixed use allocation in good faith; and

•	Ensure that Ancora discloses that it pays for part of the product or service with soft dollars, and that Ancora faces a conflict of interest when allocating costs between hard dollars and soft dollars.

Monitoring Soft Dollar Debit and Credit Balances

Soft dollar credits are assets of Ancora’s Clients that must be treated with appropriate care. The CIO will review monthly soft dollar accrual and expenditure reports sent by broker-dealers and Ops and Trading will reconcile such reports against Ancora’s internal records. Any discrepancies should be promptly reported to the CCO.

The Brokerage Committee will review Ancora’s soft dollar arrangements on a quarterly basis. The committee will also periodically review the Company’s soft dollar credit and debit balances. If Ancora develops large credit balances, the committee will consider whether Clients are paying unnecessarily high commissions. Conversely, if Ancora develops large deficits, the committee will evaluate whether the Company should curtail its soft dollar spending or take other actions in order to avoid the appearance that Ancora must trade accounts excessively in order to reduce its soft dollar deficits.

Soft Dollar Usage Application

Name of the product or service being requested

Name of the company that offers the product or service

Provide or attach a detailed description of the product or service

Employee(s) who will use the product or service

Indicate the way(s) in which the product or service will support Ancora Advisors LLC’s investment decision-making process

Describe any other uses for the product or service (such as back-office operations, proxy voting, or best execution reviews)

Cost	$ per

Do you believe that the cost is reasonable relative to the value

Indicate the broker-dealer that you expect to pay for the product or service

Submitted by

Signature

Date

The remainder of this form is to be completed by the Chief Compliance Officer

Is the product or service eligible under the Section 28(e) safe harbor?

Do you approve the product or service for payment with soft dollars?

If approved, describe any additional disclosures that will be required.

If approved, indicate what portion (if any) should be paid for with hard dollars.

If approved and mixed-use, describe your basis for the allocation percentage noted above.

Other comments

Completed by

Signature

Date

INVESTING/TRADING ERRORS

Background

The Advisers Act does not specifically address trade errors, and the SEC staff has only provided limited guidance regarding the correction of trade errors. However, in a letter to Charles Lerner, issued October 25, 1988, the SEC staff stated that an investment adviser should bear any loss associated with correcting a trade error in a client account.

A broker-dealer’s payment of costs attributable to an investment adviser’s trade error is not protected by the Section 28(e) safe harbor and could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty.

Policies and Procedures

The utmost care must be taken in making and implementing investment decisions on behalf of Client accounts. A “trade error” is generally considered to include an error that (i) prevents portfolio trading instructions given by a portfolio manager on behalf of a Client from being effectuated in substantially the manner intended by the portfolio manager; (ii) results in the execution of a trade on behalf of a Client that was not intended for that Client; or (iii) causes a violation of any applicable investment policies or restrictions mandated by the Client or by law. Depending on the relevant facts and circumstances, other events might also be considered trade errors. Ancora attempts to minimize trade errors by promptly reconciling confirmations with trade tickets, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

If Ancora makes an error while placing a trade for a client, the Company will seek to correct the error promptly in a way that mitigates any losses. If an error is discovered prior to trade settlement, Ancora will move the errant trade to an established error account, while placing the correct trade in the Client account. Ancora will bear any costs associated with correcting any error. Gains associated with any trade error shall be retained by the affected Client(s), where applicable. The Company will generally not net gains and losses associated with multiple errors related to separate investment decisions, but gains and losses stemming from an interrelated set of errors may generally be netted.

Errors must also be promptly reported to the CCO and reviewed to determine whether policies or procedures should be changed to prevent future errors. Employees should use Compliance11 to report trade errors. Consult with the CCO if there is any question as to whether an investing or trading error has occurred.

The CCO will work with Portfolio Managers and Traders to resolve any trade errors. Trade tickets reflecting errors should be preserved, and new trade tickets will be prepared if additional trading is necessary to resolve the error. The CCO will maintain a trade error file that contains all documentation necessary to substantiate the actions taken to resolve each error.

Ancora will not use soft dollars or commitments of future brokerage business to compensate any broker-dealer for absorbing the cost of a trade error. However, to the extent that Ancora can demonstrate that a broker-dealer was partly or entirely responsible for a trade error, that broker-dealer may be asked to bear part or all of the cost of the error. The CCO will retain documentation showing the broker-dealer’s responsibility in the trade error file. If Ancora believes that a broker-dealer is responsible for a trade error, but the broker-dealer is unwilling to make Clients whole for the error, the CCO will promptly inform affected Clients of the broker-dealer’s position. Any such issues will be considered by the Brokerage Committee.

VALUATION

Background

An adviser’s performance and fee calculations are dependent upon the prices assigned to assets held in client accounts. Furthermore, asset prices are important to most advisers’ portfolio management and trading processes. Advisers should adopt and implement policies and procedures that are reasonably designed to price investments in a manner that is fair, accurate, and consistent with any disclosures.

Securities that are frequently traded on public exchanges, such as large cap domestic equities, are relatively easy to price. However, the valuation of investments for which there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) 820-10 provides guidance regarding appropriate valuation methodologies. ASC 820-10’s recommended hierarchy of valuation metrics is summarized below in descending order of preference:

•	Level 1: Quoted prices in active markets for identical assets or liabilities;

•	Level 2: Observable inputs other than quoted prices, such as:

¡	Level 2a: Quoted prices for similar assets or liabilities in active markets;

¡	Level 2b: Quoted prices for identical or similar assets or liabilities in markets that are not active;

¡	Level 2c: Inputs other than quoted prices that are observable for the asset or liability (such as interest rates, yield curves, implied volatilities, and credit spreads); o Level 2d: Inputs derived from or corroborated by observable market data by correlation or other means;

•	Level 3: Unobservable inputs for the asset or liability.

Regardless of which valuation metric is used, the fair value of an asset should be the price at which it could be acquired or sold in a current transaction between willing parties in which the parties each acted knowledgeably, prudently, and without compulsion. Fair value should not be based on what can be obtained from an immediate “fire sale” disposition, nor on what a buyer might pay at some later time or under more favorable circumstances.

Policies and Procedures

Ancora will seek to ensure that Clients’ assets are priced accurately, reflecting the prices at which the asset could likely be traded in an orderly fashion in the open market.

Standard Pricing Procedures

Ancora primarily relies on asset prices obtained by custodians and third party fund administrators to value Clients’ holdings. The Company will also receive a pricing feed through its portfolio accounting system via a third party pricing vendor. The Company will monitor pricing daily for accuracy and appropriateness, and will note any variances and values not deemed reliable as discussed further below.

The value of all assets initially expressed in foreign currencies shall be converted to U.S. dollars at prevailing rates when U.S. markets close, as provided by the custodian.

Fair Value Pricing

Custodians and/or third party pricing vendors may be unwilling or unable to price certain investments, or may assign prices that do not reflect current market conditions. Assets that may be difficult to price include, among others:

•	Privately offered investments;

•	Thinly traded investments;

•	Assets in which trading has been suspended;

•	Assets traded in certain foreign markets;

•	Appraisals rights; and

•	Options and warrants.

Portfolio Managers and Traders should continually assess the availability and reliability of prices assigned by custodians and third party pricing vendors. The CFO must be notified promptly if prices provided by a third party appear stale or inaccurate, or, more generally, if the pricing methodology employed by Ancora appears inappropriate for a particular investment. The CFO is responsible for understanding and proactively monitoring the implementation of Ancora’s pricing practices. On a caseby-case basis, the CFO will establish an appropriate pricing methodology to determine the fair value of assets that are difficult to price. No Employee may change an investment’s price or otherwise deviate from Ancora’s Standard Pricing Procedures without first obtaining written approval from the CCO. Employees should use the Change in Pricing Methodology Request Form to seek such approval.

The CFO or a designee will document the valuation methodology that Ancora selects, along with any materials relevant to the determination. Fair valuation methodologies may incorporate, among other things:

•	Broker-dealer quotes;

•	Other third-party quotation providers;

•	Bids and asks on exchanges where the asset is traded;

•	Investment cost;

•	Prices obtained during subsequent financing events;

•	Discounted expected future cash flows;

•	Pricing formulas, such as the Black-Scholes model;

•	Prior trades; and/or

•	Pricing matrices.

Employees involved in fair valuation will maintain documentation sufficient to retroactively establish the appropriateness of a price.

Pricing Errors

Ancora will correct any pricing error promptly. If an Employee believes that Ancora is carrying an asset at an erroneous price, he or she will inform the CFO. Furthermore, the CCO must be notified immediately if an investment is sold for a price that differs materially from its most recent valuation.

Portfolio Managers will determine whether any investment has been priced in error, and whether any such error had a material impact on Clients’ fees or performance. Any material impact must be disclosed to affected Clients, and any excess fees collected from Clients must be refunded. Portfolio Managers will document any pricing error, and associated remedial action, using the attached Pricing Error Reporting Form.

Periodic Reviews

The CIO, CFO, and CCO will meet at least annually to independently evaluate these Valuation policies and procedures and review any material pricing errors that occurred since the last meeting. These individuals will also review any changes in accounting or regulatory guidance regarding valuation, as well as any changes in the types of assets held by Ancora’s clients. The CCO documents the date of each such review, the participants, the topics discussed, and any changes to Ancora’s Valuation policies or procedures.

Disclosures to Clients and Investors

Ancora describes its pricing policies and procedures in the Private Funds’ PPMs and Limited Partnership Agreements. The CCO ensures that these disclosures are consistent with Ancora’s practices.

Change in Pricing Methodology Request Form

Affected investment (name and ticker or CUSIP)

Current methodology

Proposed new methodology

Reason for proposed change

Intended duration of the proposed change

Anticipated consequences of the proposed change (if not identified above)

Submitted by

Signature

Date

The remainder of this form is to be completed by the Chief Compliance Officer

Conclusion and comments

Completed by

Signature

Date

Pricing Error Reporting Form

Affected investment (name and ticker or CUSIP)

Date(s) of price in question

Methodology used (and believed to be incorrect)

Methodology proposed (and believed to be more appropriate)

Reason for proposed change

Anticipated consequences of the proposed change (if not identified above)

Submitted by

Signature

Date

The remainder of this form is to be completed by the Chief Compliance Officer

Conclusion and comments

Completed by

Signature

Date

ACCOUNT OPENING AND CLOSING PROCEDURES

Background

Mistakes in the account opening and closing processes could jeopardize the safety of Client or Investor assets, impair Ancora’s ability to manage accounts in accordance with their intended mandates, or result in the collection of incorrect fees, among other things.

Policies and Procedures

Client and Investor accounts will be opened and closed in accordance with the following procedures, which have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing process. Any deviations from these procedures must be approved by the CCO.

Opening a New Client’s Account

1.	Provide prospective Clients with new account opening paperwork, an investment management agreement, Parts 2A and 2B of Form ADV, and the Privacy Notice. Clients will acknowledge in the investment management agreement that they have received a copy of Parts 2A and 2B.

2.	Obtain signed new account opening paperwork and investment management agreement, and copies of any identification information (e.g., driver’s license or passport for individuals). With respect to Clients that are legal entities, documentation such as corporate resolutions, and personal identification that substantiates an individual’s authority to act as a signatory on behalf of the Client should be obtained.

a.	For those Client accounts that will utilize Pershing as a custodian, the Company will complete all applicable account opening paperwork through Pershing’s account system.

b.	For those Client accounts that will not utilize Pershing as custodian, the Company will complete all applicable account opening paperwork in paper form and forward such paperwork to the applicable custodian for processing.

3.	Conduct an Anti-Money Laundering review (see the Anti-Money Laundering section).

4.	Have Clients complete an Investment Policy Statement that, in part, details the Client’s goals and objectives and restrictions.

5.	Record objectives and restrictions in the order management system, including restrictions that involve specific investments, and restrictions that involve general asset classes or industry sectors.

6.	Evaluate whether the new Client’s state of residence requires new notice filings.

7.	Code the Client’s fee schedule into Ancora’s Advent APX system.

8.	Determine the eligibility to invest in IPOs pursuant to FINRA Rules 5130 and 5131.

9.	Determine whether the Client is a “government entity”, and if so, determine whether any contributions made by Ancora and Employees would prohibit Ancora from advising the Client.

10.	Determine whether the Client is subject to ERISA, and if so, notify the CFO of the account.

Closing a Terminating Client’s Account

1.	Become aware of a Client termination by letter, email, or verbal communication.

2.	Confirm the validity of the request; promptly confirming any verbal terminations in writing.

3.	Notify the portfolio management team and cease active management of the account.

4.	Document the portfolio holdings as of the termination date.

5.	Comply with the Client’s transfer instructions.

6.	De-link the account from the Client’s custodian.

7.	Inform the accounting department of any refund due to the terminating Client.

Employees should note that Ancora’s record retention policies and procedures remain applicable to terminated Clients.

Accepting a New Investor

In conjunction and coordination with the Fund Administrator, Ancora should perform the following tasks:

1.	Provide subscription documents, Parts 2A and 2B of Form ADV and the Privacy Notice.

2.	Provide disclosure about any applicable solicitation arrangement.

3.	Obtain and review completed subscription documents and provide to the Fund Administrator.

4.	Obtain identification information for individuals (e.g., driver’s license or passport). With respect to Investors that are legal entities, documentation such as corporate resolutions, and personal identification that substantiates an individual’s authority to act as a signatory on behalf of the Investor should be obtained.

5.	Confirm the Investor’s eligibility to invest in the Private Fund.

6.	Determine the eligibility to invest in IPOs pursuant to FINRA Rules 5130 and 5131.

7.	Monitor the aggregate holdings of “benefit plan investors” subject to ERISA.

8.	For investments from a RIC, 3(c)(1), or 3(c)(7) fund into a 3(c)(1) fund, either limiting the purchase to less than 10% of the acquired fund’s assets or looking through to the acquirer’s underlying investors for purposes of the 100-investor limit.

9.	Monitor the transfer of cash into the Private Fund’s account.

10.	Determine whether the Investor is a “government entity”, and if so, determining whether any contributions made by Ancora and Employees would prohibit Ancora from accepting the Investor.

Side Letters

A prospective Investor in a Private Fund may request a side letter arrangement regarding the investment. Such side letters may provide for various terms that differ from those described in the Private Funds’ PPMs. Terms addressed in side letters may include, but are not limited to:

•	Most favored nation status;

•	Immediate notification of certain material events;

•	Reduced fees;

•	Better liquidity terms;

•	Better transparency regarding trades and holdings; and

•	More frequent reporting.

All side letter agreements must be approved in writing by the CEO with disclosure to the CCO.

Ancora will only enter into side letters as permitted by a Private Fund’s Limited Partnership Agreement, and as disclosed in the Private Fund’s PPM or Part 2 of Form ADV. Ancora may consult with Outside Counsel to determine whether a side letter is permissible, requires additional disclosure, or should be offered to other Investors.

Responding to the Death of a Client

If an Employee becomes aware of the death or incapacity of a Client or Investor, the Employee should notify Ops and Trading as soon as is practicable, who will promptly:

•	Review all applicable contracts, agreements, and other written instructions.

•	Consult with Outside Counsel if necessary.

•	Establish lawful and appropriate guidelines regarding the treatment of the affected Client’s account(s) or the affected Investor’s ownership interest(s).

•	Notify all Employees who are expected to have any involvement with the affected account(s) or ownership interest(s) of Ancora’s intended course of action.

Employees should consult with the CCO if they have any question as to an appropriate course of action following the death or incapacity of a Client or Investor. Any communications from account beneficiaries, family members, trustees, custodians, probate judges, or others regarding the death or incapacity of a Client or Investor should be promptly forwarded to Ops and Trading.

Investment Management Agreements

Ancora must enter into an investment management agreement with each Client before beginning to manage the Client’s account(s). The advisory agreement will describe Ancora’s advisory services and fee schedule, among other things. Only the members of the Executive Committee are authorized to sign advisory agreements on behalf of Ancora.

Any changes to the standard investment management agreement must be authorized in advance by the members of the Executive Committee. Changes may be reviewed by Outside Counsel for the purpose of whether the changes represent materially different terms that should be disclosed or offered to existing Clients.

Subscription Agreements and PPMs

Ancora must receive a completed subscription agreement from each prospective Investor in a Private Fund before any subscription will be accepted. The subscription agreement contains information that Operations and Trading must review in order to assess the prospective Investor’s eligibility to invest. The subscription agreement also includes an acknowledgement that the prospective Investor has received, and understands, the Private Fund’s PPM. Such documents will be forwarded to the fund administrator.

Any changes to the subscription agreement or PPM must be reviewed and approved by the Managing Director of Alternative Investments and Outside Counsel.

SIDE POCKET ARRANGEMENTS

Background

Certain pooled investment vehicles permit the general partner or managing member to place investments in “side pockets.” An asset may be placed in a side pocket for a number of reasons, including when it becomes illiquid and/or difficult to value, as well as when an asset does not meet the liquidity profile of the pooled investment vehicle (i.e., a private equity investment might be made and side pocketed by a fund that primarily pursues a long-short public equity strategy). Ownership interests in a side pocket are generally static; the side pocketed asset is excluded from the value of the fund for purposes of subscriptions and redemptions. Existing investors in the fund generally retain their interest in the side pocketed asset when they redeem, while new investors are excluded from returns associated with the side pocketed asset.

Policies and Procedures

Assets may only be placed in side pockets with the Managing Director of Alternative Investments’ written pre-approval and notification of the CCO. Prior to approving the use of a side pocket, the Managing Director of Alternative Investments will compare the proposed arrangement with the applicable Private Fund’s PPM and Limited Partnership Agreement. The Managing Director of Alternative Investments will also review all written materials showing the affected fund’s performance to ensure that the materials include all necessary disclosures associated with the side pocket arrangement.

The Fund Administrator is responsible for keeping records showing each current and former Investor’s interest in each side pocketed asset.

The CCO compares Ancora’s use of side pockets against the Private Funds’ PPMs and Limited Partnership Agreements during the first quarter of each year.

MANAGEMENT OF ACCOUNTS SUBJECT TO ERISA

Background

ERISA concerns the establishment, operation, and administration of employee benefit plans. ERISA sets standards for fiduciaries of such plans, and prohibits certain transactions that may involve conflicts of interest. ERISA is administered and enforced by the U.S. Department of Labor.

Applicability

Private Corporate Employee Benefit Plans and Labor Union-Sponsored Plans

The fiduciary requirements under ERISA apply with respect to U.S. private corporate employee benefit plans and labor union-sponsored (or “Taft-Hartley”) plans, including pension plans, profit-sharing plans and 401(k) plans.

Keogh Plans and IRAs

Keogh plans and individual retirement accounts (“IRAs”) are generally not subject to ERISA, unless they are sponsored by an employer for employees. However, Keogh plans and IRAs may be subject to certain prohibited transaction rules (that mirror the prohibited transaction rules under ERISA) under the Internal Revenue Code of 1986.

Church Plans

Church-sponsored plans may be subject to ERISA, depending upon elections made under the U.S. Internal Revenue Code.

Government Plans

Although employee benefit plans sponsored by government entities are exempt from the requirements of ERISA, state government plans are often subject to certain ERISA-like provisions under their respective state codes. Plans sponsored by non-U.S. entities, and plans that cover principally non-U.S. employees, are generally not subject to ERISA.

Pooled Investment Vehicles

If a pooled investment vehicle accepts investors that are subject to ERISA, the pooled investment vehicle may also become subject to ERISA. However, exceptions may be available if ERISA plan investments are not “significant” (generally, less than 25% of each class of securities), or for an entity that qualifies as a “real estate operating company”, a “venture capital operating company”, or a “registered investment company”.

If an adviser provides fiduciary advice or exercises discretion in connection with an ERISA plan’s decision to invest in a pooled investment vehicle, the adviser will be a fiduciary to the ERISA plan with respect to such plan-level services.

Qualifying as an ERISA “Investment Manager”

ERISA plan fiduciaries are generally only willing to delegate plan management to an investment adviser that qualifies as an “investment manager” under ERISA.17 ERISA defines an “investment manager” as any fiduciary who:

•	Has the power to manage, acquire, or dispose of any asset of a plan;

•	Is registered as an investment adviser with the SEC or under the laws of any state, is a bank, or is an insurance company qualified to manage, acquire, or dispose of any asset of a plan; and

•	Has acknowledged in writing that he is a fiduciary with respect to the plan.

In addition, an adviser and certain of its employees and affiliates must not have been convicted of any violation of certain laws, as described in Section 411 of ERISA.

An investment adviser may only be designated as an ERISA plan’s “investment manager” by one of the plan’s “named fiduciaries”. Advisory contracts relating to ERISA plans often include a representation that the individual representing the plan is a named fiduciary with the authority to appoint the adviser as an “investment manager”.

Fiduciary Obligations under ERISA

An adviser is a fiduciary to an ERISA plan if it exercises any authority or control over the management or disposition of the plan’s assets, or if it renders investment advice for compensation with respect to the plan’s assets. In addition, individuals who control an adviser’s investment advisory activities will be fiduciaries to ERISA plans.

Duty of Care

ERISA requires a fiduciary to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims. The prudence standard focuses on the fiduciary’s procedures in making an investment decision, rather than on the ultimate performance of the investment. Because the prudence standard is measured by what a prudent person “familiar with such matters” and engaging in “an enterprise of like character and aims” would do, it imposes a flexible standard of expertise that corresponds to the complexity of the investment decisions involved.

Duty of Loyalty

ERISA requires a fiduciary to discharge its duties on behalf of a plan solely in the interests of plan participants and beneficiaries, and for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the plan. A fiduciary is generally prohibited from causing a plan to engage in a transaction with a party in interest (described in greater detail below), and may not take any action when its judgment may give rise to a conflict of interest.

The ERISA conflict of interest rules prohibit a fiduciary from (i) exercising control over ERISA plan assets in its own interest or for its own account; (ii) representing any other party in a transaction with the plan whose interests are adverse to the interests of the plan; or (iii) receiving compensation from a third party in connection with a transaction involving the plan.

[17]	If a plan fiduciary delegated management to an adviser that did not qualify as an “investment manager” under ERISA, the delegating fiduciary could remain liable for all of the adviser’s investment decisions. Conversely, if the adviser is an “investment manager” under ERISA then the delegating fiduciary would only be liable for the prudent selection and monitoring of the adviser’s services and performance.

Diversification

A fiduciary must diversify plan investments so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. Evaluations of diversification generally take into account the underlying investments held by a pooled investment vehicle in which an ERISA plan invests.

If a manager is allocated responsibility for only a portion of a plan’s portfolio, the manager is responsible for investing that portion in accordance with the criteria established for his or her account and need not diversify according to asset class. However, the manager would be responsible for diversifying its portfolio within the asset class for which the manager is hired.

Compliance with Plan Documents

ERISA plan fiduciaries have a duty to act in accordance with the documents governing the plan to the extent that the documents are consistent with ERISA.

Prohibited Arrangements under ERISA Transactions with Parties in Interest

ERISA generally prohibits transactions between an ERISA plan and any entity that is a “party in interest” to the plan. Parties in interest to a plan include, among others:

•	Any plan fiduciary;

•	Any service provider to the plan;

•	An employer whose employees are covered by the plan;

•	A legal entity that is majority owned by any of the foregoing; and

•	An employee, officer, director, 10% or more shareholder, or partner, directly or indirectly, of any of the foregoing.

ERISA also limits the ability of a plan to invest in securities issued by the plan sponsor.

The Department of Labor has issued a number of Prohibited Transaction Exemptions (“PTEs”) that may permit certain transactions with parties in interest under limited circumstances. The availability of these PTEs is dependent upon the relevant facts and circumstances.

Cross Transactions

Plans subject to ERISA are generally prohibited from engaging in cross transactions with any other client of an investment adviser. However, the Pension Protection Act of 2006 added Section 408(b)(19) to ERISA, which provides an exemption to the general prohibition against cross trades. Among other things, the exemption provided in Section 408(b)(19) is only available:

•	To ERISA plans with assets of $100 million or more;

•	For transactions that do not involve any commission or transaction fee (other than customary ticket charges);

•	When an unaffiliated plan fiduciary has given written pre-authorization for cross transactions;

•	When the investment adviser has adopted certain written policies and procedures governing cross trades; and

•	When the investment adviser provides the plan fiduciary with quarterly disclosures about all cross trades that took place during the reporting period.

The preceding criteria are not the only requirements for reliance on the exemption provided by Section 408(b)(19). Investment advisers seeking to involve ERISA plans in cross transactions should carefully review Section 408(b)(19), and should seek to comply with all of the requirements described in this section.

Soft Dollar Transactions outside of the Section 28(e) Safe Harbor

Section 28(e) of the Exchange Act generally permits ERISA plan fiduciaries to enter into soft dollar arrangements so long as the arrangements are consistent with the Section 28(e) safe harbor. Arrangements outside of the Section 28(e) safe harbor are generally prohibited under ERISA.

Additional Fees and Expense Reimbursements

The Department of Labor has scrutinized the use of ERISA plan assets to reimburse a plan fiduciary’s expenses. An investment adviser should consider consulting with legal counsel prior to charging any ERISA plan for anything other than management fees that have been approved in writing by an unaffiliated plan fiduciary.

A plan fiduciary is generally prohibited from retaining itself or an affiliate to provide services to the plan for additional compensation. However, a plan fiduciary may be permitted to use an affiliate to assist in the provision of services so long as the affiliate’s fees are borne entirely by the fiduciary and are not passed through to the ERISA plan as additional expenses.

The Department of Labor has granted PTE 86-128 to permit fiduciaries that are broker-dealers, or that have broker-dealer affiliates, to effect transactions and provide ancillary services on behalf of plan clients. Advisers seeking to rely on PTE 86-128 must adopt and implement policies and procedures described in the exemption.

Performance Fees

The Department of Labor has indicated that certain fee arrangements may involve a prohibited conflict of interest if the timing or amount of the fee can be affected by matters within the discretion of the fiduciary. Incentive and transaction fees in particular have been the target of concern by the Department of Labor. For example, an acquisition or disposition fee may induce the manager to invest or dispose of assets more quickly. In addition, the complexity of some fee arrangements may make it difficult for the client to monitor the fees.

The Department of Labor has issued several advisory letters to managers permitting performance fee structures under certain circumstances. However, the application of these advisory letters is highly dependent upon the relevant facts and circumstances.

ERISA Bonds

Investment advisers that manage ERISA plan assets must generally obtain bonds to protect the plans against loss from acts of fraud or dishonesty by the adviser or other persons handling plan assets. Advisers must maintain coverage that equals at least 10% of the highest amount of plan assets handled by any person covered by the bond, up to a maximum of $500,000 per plan. The maximum amount of coverage is increased to $1 million where an account may hold securities issued by the ERISA plan sponsor. The bond (or associated riders) should name the ERISA plans as beneficiaries, or the insured adviser and the unnamed ERISA plans should enter into separate written agreements specifying that the bonds will be for the benefit of the ERISA plan(s) suffering any loss.

Custody

ERISA generally prohibits fiduciaries from maintaining the indicia of ownership of any plan assets outside of the jurisdiction of the U.S. district courts. Certain exceptions may be available for investments in foreign securities and currencies.

Disclosures associated with Schedule C of Form 5500

ERISA plans with 100 or more plan participants will need to provide the Department of Labor with information about compensation arrangements with plan service providers, including investment advisers. These disclosures are made by ERISA plans on Schedule C of Form 5500, and will include both direct compensation, such as advisory fees, and indirect compensation, such as soft dollar benefits, gifts, entertainment, and any revenue sharing arrangements. Schedule C filings will be made by ERISA plans, rather than service providers, but plans will rely on their service providers to provide complete and accurate information to be included in the filings.

Policies and Procedures

Ancora may serve as the investment adviser for accounts that are subject to ERISA. The CCO and CFO are responsible for overseeing Ancora’s compliance with applicable ERISA regulations. The CCO will consult with Outside Counsel as necessary.

Assessing Applicability

Ancora’s Institutional Services Department prepares a quarterly list for the CFO containing all ERISA accounts and their respective values when maintaining separately managed accounts. Investors which may be an ERISA account are coded as such when they first invest in the Private Funds, and are reviewed monthly thereafter by both Ancora and the Fund Administrator for ownership thresholds.

Prohibited Arrangements under ERISA

ERISA accounts will not be included in any cross transactions affected by the Company. The Company does not currently utilize soft dollars or charge performance fees on ERISA separate accounts.

Private Funds will be deemed ERISA accounts if 25% or more of their assets are owned by ERISA plans and subject to the ERISA’s prohibited transaction rules and these policies and procedures.

If an ERISA client intends to invest in an affiliated Mutual Fund, the Client must provide prior written authorization. Ancora has coded Advent APX to exclude affiliated Mutual Funds from the calculation of assets for fee billing purposes to ensure that the Client is not double charged for investment management fees on the assets invested in the Mutual Fund.

ERISA Bonds

The CFO is responsible for ensuring that Ancora satisfies ERISA’s bonding requirements.

Disclosures associated with Schedule C of Form 5500

The CCO oversees the preparation and delivery of disclosures associated with ERISA plans’ Schedule C filings. Like all communications with Clients and Investors, information provided by Ancora in connection with a plan’s Schedule C filings must be complete and accurate, and must be accompanied by any disclosures that are necessary to ensure that the information is not misleading.

Training

As necessary, the Company provides training to Employees regarding the proper management of accounts subject to ERISA.

ANTI-MONEY LAUNDERING

Background

The USA Patriot Act does not currently require anti-money laundering (“AML”) policies or procedures for registered investment advisors or private funds. Nonetheless, many advisers implement AML policies and procedures because of the potential consequences of becoming associated with money laundering. Additionally, investment advisers that are affiliated with other financial institutions or offshore private funds may be subject to AML statutes because of those affiliations.

AML policies and procedures typically involve:

•	Designating an individual to oversee the policies and procedures;

•	Implementing internal controls designed to detect and prevent money laundering;

•	Conducting periodic testing to ensure that the internal controls are functioning as intended; and

•	Conducting periodic training to help Employees identify suspicious activities and respond appropriately.

Policies and Procedures

Ancora intends to comply with the spirit of certain provisions of the USA Patriot Act regarding the prevention of money laundering, as described below. With respect to the Private Funds, the Fund Administrator will perform and maintain the AML program for the funds. With respect to Mutual Fund clients, the funds’ transfer agent will perform and maintain the AML program for the funds and may rely on broker-dealers where such entities maintain an omnibus account with the funds.

Contacts from Regulatory Authorities

Any communications from regulatory authorities regarding suspected money laundering or other potentially illegal activities must immediately be reported to the CCO. The CCO will coordinate Ancora’s response to the communication and will involve Outside Counsel as necessary.

Suspicious Activities and Arrangements

Employees should report any activities or arrangements that appear suspicious or indicative of money laundering to Ops and Trading, even if the account in question is held in custody by a reputable bank or broker-dealer. Employees should use the attached AML Reporting Form to report any such suspicious activities or arrangements. Among other things, the following activities and arrangements may generally be considered suspicious:

•	The presentation of identifying documents that appear forged, altered, or otherwise invalid;

•	Unusually large transactions with no apparent economic purpose;

•	Multiple persons or accounts that share the same name, address, telephone number or other identification, but otherwise appear unrelated;

•	One person or entity that uses multiple addresses or P.O. boxes for no apparent reason;

•	Successive transactions by the same person in a short period of time that are each below $10,000 or some other reporting threshold, but that, in aggregate, would need to be reported;

•	An inability to determine the beneficial owners of a legal entity;

•	Accounts funded by one individual or entity and then transferred to an apparently unrelated individual or entity; and

•	Financial activity that appears inconsistent with a Client’s stated investment objectives or financial circumstances.

Ops and Trading will consult with the CCO and/or Outside Counsel when determining whether Ancora should report potentially suspicious activity to the Treasury Department’s Financial Crimes Enforcement Network. Any such reports will be filed using the Treasury Department’s Form SAR-SF.

Controls Instituted by Third Parties

Accounts under Ancora’s management are typically held in custody by reputable banks and broker-dealers that have instituted their own robust customer identification and AML policies and procedures. Before commencing management of an account at a new bank or broker-dealer, Ops and Trading will request a summary of the bank or broker-dealer’s customer identification and AML procedures. If these procedures appear reasonable to Ops and Trading, then Ancora will not take additional AML steps unless an Employee identifies suspicious activities or arrangements.

As a matter of policy, Ancora will not assume any responsibility for an unaffiliated entity’s AML obligations.

Additional Controls for New Accounts

With respect to new accounts, Ops and Trading must take the following additional steps to confirm the Client’s identity and evaluate whether the Client may be involved in money laundering:

•	Ops and Trading will collect the following identifying information:

•	The individual’s full name and address;

•	The individual’s date of birth;

•	If applicable, the individual’s social security number, tax identification number, or employer identification number;

•	If applicable, the name of any individual or entity on whose behalf the applicant is acting;

•	The source of the individual or entity’s wealth or assets;

•	For corporate entities, copies of an entity’s articles of incorporation, evidence of registration or good standing, bylaws, powers of attorney, or other comparable documents, as appropriate given the relevant jurisdiction;

•	For trusts, documentation that establishes the legal existence of the trust, the source of the funds, the person who controls the trust, and the identity of the beneficiaries; and

•	For legal entities, the identity of any officers or directors and the jurisdiction under which it was formed;

•	For legal entities, evidence that the relevant individuals are authorized to act on behalf of the entity.

•	For individuals, including officers of a corporation and trustors and trustees of a trust, a photocopy of a driver’s license, a passport, or some other government issued identification.

•	Ops and Trading will take reasonable steps to verify the information collected, and may request additional information as appropriate given the relevant facts and circumstances. Reasonable steps may include, among other things, reviewing government-issued photo identification. Ancora will not accept any Client who is unwilling to provide the information that Ops and Trading deems necessary in order to implement Ancora’s AML policies and procedures.

•	After Ops and Trading has affirmatively identified the new Client, then Ops and Trading will check the individual’s name against the Specially Designated Nationals and Blocked Persons list maintained by the Treasury Department’s Office of Foreign Assets Control (sometimes called the “OFAC list”). For corporations and trusts, Ops and Trading will check the names of the officers, directors, trustors, and trustees, as applicable. In the event of a match, Ops and Trading should immediately report the findings to the CCO, who will coordinate Ancora’s submission of a report to OFAC and any other steps that may be necessary.

•	Ops and Trading will conduct an initial OFAC check of all new Clients and Investors (excluding those Investors which are already a Client of the Company) after all new account paperwork has been satisfactorily completed.

•	On a bi-weekly basis, all existing Clients and Investors will be checked against the FINCEN OFAC list.

Portfolio Management and Trading

Ancora will seek to avoid investing in companies that engage in money laundering, terrorist financing, or other illegal activities in order to avoid the appearance that Ancora supports or is financing such activities. Portfolio Managers and Traders must take reasonable steps to evaluate the risk that the issuer of a security is participating in money laundering, terrorist financing, or other illegal activities. Portfolio Managers and Traders should consult with Ops and Trading and the CCO if they perceive a material risk in connection with any current or prospective investment.

AML Documentation

Documentation associated with the implementation of Ancora’s AML policies and procedures will generally be kept in each respective Client’s file. Particularly sensitive documentation may be retained by Ops and Trading in a separate locked cabinet.

AML Review

The review of the AML program will be conducted as part of the Company’s annual compliance program review of the policies and procedures.

Questions and Training

Employees who have questions about Ancora’s AML policies and procedures should consult with Ops and Trading.

Ops and Trading will also conduct a training session at least annually, at which Ops and Trading will review Ancora’s AML policies and procedures with all Employees who participate in the account opening and account closing processes.

AML Reporting Form

Use this form to report suspicious activities or arrangements. Use additional sheets and attach copies of relevant documentation, as necessary.

Identify any individuals or entities believed to be involved in the suspicious activity or arrangement

Describe the suspicious activity or arrangement

Identify any related documentation

Describe any actions taken to date by Ancora Advisors LLC

Describe any known involvement by third parties (such as custodians, government entities, etc.)

Submitted by

Signature

Date

The remainder of this form is to be completed by the Chief Compliance Officer

Describe any actions taken to date by Ancora Advisors LLC (other than those already noted above)

Describe any known involvement by third parties (other than involvement already noted above)

Conclusion and comments

Completed by

Signature

Date

PRIVACY PROTECTION AND IDENTITY THEFT PREVENTION

Background

Privacy Protection

Regulation S-P (“Reg S-P”) requires registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal records. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of companies, investors in a private fund, or individuals acting in a business capacity, but corresponding Federal Trade Commission (“FTC”) rules may impose similar disclosure and safeguarding obligations. Ancora is committed to protecting the confidentiality of all nonpublic information regarding its Clients, Investors, prospects, and Employees (“Nonpublic Personal Information”).

Reg S-P requires Ancora to provide its customers with notices describing the Company’s privacy policies and procedures. These privacy notices must be delivered to all new Clients upon inception of an arrangement, and at least annually thereafter. Reg S-P does not require the distribution of privacy notices to companies, to investors in a private fund, or to individuals acting in a business capacity, but the Company provides initial and annual privacy notices to all Clients and Investors as a best practice.

Information Sharing with Affiliates

Regulation S-AM (“Reg S-AM”) prohibits a registered investment adviser from using information about an individual consumer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out.

Identity Theft Prevention

In addition to Reg S-P and Reg S-AM, the SEC has adopted Regulation S-ID, the “Red Flags Rules,” that require certain companies to take steps to detect, prevent, and mitigate the effects of identity theft.

The Red Flags Rules require each SEC registered broker-dealer, investment company, and investment adviser that is a financial institution or creditor to periodically evaluate whether it offers or maintains any covered accounts.

Definition of “Financial Institution” and “Creditor”

The term “financial institution” is defined to include any “person that, directly or indirectly, holds a transaction account belonging to a consumer.” A “transaction account” includes any account that allows the account holder to make withdrawals by negotiable or transferable instrument, payment orders, telephonic transfers or similar transactions for the purpose of making payments or transfers to third persons. A “consumer” is defined to include natural persons.

Examples of arrangements that could cause an investment adviser to be deemed a financial institution for purposes of the Red Flags Rules include:

•	An adviser with the ability to direct transfers or payments from one or more natural persons’ accounts to third parties, either unilaterally or upon the instructions of the natural person account owners ; and

•	An adviser managing a private fund with one or more natural person investors that permit the adviser or a related person to direct the natural person’s redemption proceeds to third parties.

The term “creditor” is defined to include, among other things, any person who extends or arranges credit. A person would not be deemed to be a creditor solely because it bills for services in arrears, or because it advances funds for expenses incidental to the provision of a service. The SEC has stated that an adviser to a private fund that regularly and in the ordinary course of business lends money to permit individual investors to invest in the fund could qualify as a creditor.

Periodic Assessments

The Red Flags Rules require each investment adviser that is a financial institution or creditor to periodically assess whether it offers or maintains any covered accounts. “Covered accounts” are defined to include:

•	An account that is primarily for personal, family or household purposes that is designed to permit multiple payments or transactions; and

•	Any other account for which there is a reasonably foreseeable risk from identity theft to natural person customers or to the safety and soundness of the adviser.

The assessment as to whether an adviser maintains any covered accounts must include evaluations of:

•	The adviser’s method for opening accounts;

•	The ways in which clients and investors can access accounts; and

•	The adviser’s prior experiences with identity theft.

Creating a Written Identity Theft Prevention Program

Any financial institution or creditor that offers or maintains one or more covered accounts must:

•	Develop and implement a written Identity Theft Prevention Program (a “Program”) that is reasonably designed to detect, prevent, and mitigate identity theft in connection with new and existing covered accounts. The Program must be appropriate to the size and complexity of the financial institution or creditor and the nature and scope of its activities. In particular, the Program must be reasonably designed to:

¡	Identify patterns, practices, or specific activities that could be indicative of identity theft (“Red Flags”). Examples of Red Flags are presented in the attachment titled Examples of Red Flags;

¡	Detect the Red Flags that have been identified by the adviser as potentially applicable; o Respond appropriately to any Red Flags that are detected; and

¡	Call for periodic updates to reflect any changes in the risks posed by identity theft to the firm or its customers;

•	Obtain approval of the initial written Program from the firm’s board of directors or an appropriate committee of the board. If the firm does not have a board of directors then approval may be obtained from a designated member of senior management;

•	Involve the board, an appropriate committee of the board, or a designated member of senior management in the oversight, development, implementation and administration of the Program;

•	Train employees, as necessary, to effectively implement the Program; and

•	Ensure that service providers performing activities in connection with one or more covered accounts have their own reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft, and exercise appropriate oversight of those service providers.

The Red Flags Rules also require persons that issue a credit or debit card (card issuer) to establish and implement reasonable written policies and procedures to assess the validity of a change of address notification if within a short period of time after the notification, the card issuer receives a request for an additional or replacement card for that account.

As part of the final rule release, the SEC and CFTC issued Program guidelines to assist financial institutions and creditors in the creation and maintenance of a Program meeting the requirements of the Red Flags Rules. These guidelines are described below:

•	Consider the following factors when identifying relevant Red Flags:

•	The types of covered accounts it offers or maintains;

•	The methods it provides to open covered accounts;

•	The methods it provides to access covered accounts; and

•	Any previous experiences with identity theft.

•	Incorporate relevant Red Flags from the following categories, as applicable:

•	Alerts, notifications, or other warnings from consumer reporting agencies or service providers;

•	The presentation of suspicious documents;

•	The unusual use of, or suspicious activity related to, a covered account; and

•	Notice from customers, victims of identity theft, law enforcement authorities, or others regarding possible identity theft in connection with a covered account.

•	Detect Red Flags by:

•	Obtaining identifying information and otherwise verifying the identity of a person opening a covered account; and

•	Authenticating existing customers, monitoring transactions, and verifying the validity of change of address requests.

•	Provide for appropriate responses to any Red Flags that are detected. Appropriate responses may include, among other things;

•	Carefully monitoring the affected account(s) for evidence of identity theft or other improper activity;

•	Contacting the affected customer(s);

•	Changing passwords, security codes, or other controls designed to prevent unauthorized access or activity;

•	Reopening a covered account with a new account number;

•	Not opening a new account, or closing an existing account;

•	Notifying law enforcement; and/or

•	Determining that an affirmative response is not necessary in light of the relevant facts and circumstances.

•	Reevaluate the Program and the risks associated with identity theft at least annually. Such an evaluation should be reflected in a written report that incorporates, as applicable.

•	The firm’s experiences with identity theft;

•	Changes in methods of identity theft;

•	Changes in available methods to detect, prevent, and mitigate identity theft;

•	Changes in the types of accounts that the firm offers or maintains; and

•	Changes in the firm’s relationships with other entities, such as third-party service providers.

•	Oversight by the firm’s board of directors, a committee of the board, or a designated member of senior management that includes:

•	Assigning specific responsibility for the Program’s implementation; o Reviewing reports prepared by employees regarding compliance with the Program; and

•	Approving material changes to the Program as necessary to address changing identity theft risks.

•	Report to the firm’s board of directors, a committee of the board, or a designated member of senior management at least annually on the compliance by the firm with the Red Flags Rules. The report should address material matters related to the Program and evaluate issues such as: o Effectiveness of the firm’s policies and procedures in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts;

•	Service provider arrangements;

•	Significant incidents involving identity theft and management’s response; and o Recommendations for material changes to the Program.

State Privacy Requirements

In addition to Reg S-P and Reg S-AM, certain states have adopted consumer privacy laws that may be applicable to investment advisers with clients or investors who are residents of those states. For example, Massachusetts law 201 CMR 17 requires any company with certain information about a resident of Massachusetts18 to adopt and implement a comprehensive information security program that includes, among other things:

•	Developing security policies governing how employees should be allowed to keep, access and transport records containing personal information outside of business premises;

•	The selection of third-party service providers that are capable of maintaining appropriate security measures to protect personal information, and the inclusion of contractual provisions requiring the implementation of such measures;

•	Prior to permitting third-party service providers access to personal information, the person permitting such access shall take reasonable steps to verify that such service provider can comply with the Massachusetts regulations;

•	To the extent technically feasible, encryption of all transmitted records and files containing personal information that will travel across the internet or other public networks, and encryption of all data to be transmitted wirelessly;

[18]	Massachusetts law 201 CMR 17 specifically applies to the following information associated with a Massachusetts resident: (a) last name and either first name or first initial; plus (b) a social security number, state-issued identification number (such as a driver’s license number), or a financial account number (including but not limited to a credit or debit card number). Massachusetts law 201 CMR 17 does not apply to information that is lawfully obtained from public records, or to information that is not kept in connection with business activities or employment.

•	To the extent technically feasible, encryption of all personal information stored on laptops or other portable devices; and

•	Education and training of employees on the proper use of the computer security system and the importance of personal information security.

Policies and Procedures

Privacy Protection

Guiding Principles

Ancora will seek to limit its collection of Nonpublic Personal Information to that which is reasonably necessary for legitimate business purposes. Ancora will not disclose Nonpublic Personal Information except in accordance with these policies and procedures, as permitted or required by law, or as authorized in writing by the Client or Investor. Ancora will never sell Nonpublic Personal Information.

With respect to Nonpublic Personal Information, Ancora will strive to: (a) ensure the security and confidentiality of the information; (b) protect against anticipated threats and hazards to the security and integrity of the information; and (c) protect against unauthorized access to, or improper use of, the information. The CCO is responsible for administering these policies and procedures. Notify the CCO promptly of any threats to, or improper disclosure of, Nonpublic Personal Information.

Although these principles and the following procedures apply specifically to Nonpublic Personal Information, Employees must be careful to protect all of Ancora’s proprietary information.

Protecting Confidential Information

Employees will maintain the confidentiality of information acquired in connection with their employment, with particular care being taken regarding Nonpublic Personal Information. Improper use of Ancora’s proprietary information, including Nonpublic Personal Information, is cause for disciplinary action, up to and including termination of employment for cause and referral to appropriate civil and criminal legal authorities.

Nonpublic Personal Information will be restricted to Employees who have a need to know such information.

All requests by third parties to review the Manual, compliance testing results, correspondence between Ancora and regulators and other compliance-related documents should be forwarded to the CCO. Employees are not authorized to respond to such requests without the prior approval of the CCO.

Disclosure of Nonpublic Personal Information

Nonpublic Personal Information may only be provided to third parties under the following circumstances:

•	To broker-dealers opening brokerage accounts;

•	To accountants, lawyers, and others as directed in writing by Clients or Investors;

•	To specified family members as directed in writing by Clients or Investors, or as authorized by law;

•	To third-party service providers, as necessary to service Client or Investor accounts; and

•	To regulators and others, as required by law.

Employees should take reasonable precautions to confirm the identity of individuals requesting Nonpublic Personal Information. Employees must be careful to avoid disclosures to identity thieves, who may use certain Nonpublic Personal Information, such as a social security number, to convince an Employee to divulge additional information. Any contacts with suspected identity thieves must be reported promptly to the CCO.

To the extent practicable, Employees will seek to remove nonessential Nonpublic Personal Information from information disclosed to third parties. Social security numbers must never be included in widely distributed lists or reports.

Nonpublic Personal Information may be reviewed by Ancora’s outside service providers, such as accountants, lawyers, consultants, and administrators. Ancora will review such service providers’ privacy policies to ensure that Nonpublic Personal Information is not used or distributed inappropriately.

Prior to providing any third party service provider with access to personal information about Clients or Investors who are residents of Massachusetts, Ancora will take reasonable steps to verify that such service provider has a written, comprehensive information security program that is in compliance with the provisions of Massachusetts statute 201 CMR 17. The CCO will ensure that any new contracts with such service providers include provisions requiring the service provider’s implementation of security policies and procedures that comply with 201 CMR 17.

Access to Ancora’s Premises

Ancora’s premises will be locked outside of normal business hours. The CCO will review the privacy policies and procedures of third-party service providers, such as building custodians, that have access to Ancora’s facilities.

Meetings with Clients and Investors should be held in conference rooms or other locations where Nonpublic Personal Information is not available or audible to others.

Visitors will not be left in Ancora’s offices unattended.

Information Stored in Hard Copy Formats

Ancora has implemented the following procedures to protect Nonpublic Personal Information stored in hard copy formats:

•	To the extent practicable, Nonpublic Personal Information will be kept in lockable filing cabinets;

•	All Nonpublic Personal Information, as well as Ancora’s proprietary information, should be locked up at the end of each workday;

•	Documents containing Nonpublic Personal Information must never be left unattended in public spaces, such as lobbies or conference rooms;

•	Documents being printed, copied, or faxed must not be left unattended;

•	Employees will exercise due caution when mailing or faxing documents containing Nonpublic Personal Information to ensure that the documents are sent to the intended recipients; and

•	Employees may only remove documents containing Nonpublic Personal Information from Ancora’s premises for legitimate business purposes. Any documents taken off premises must be handled with appropriate care and returned as soon as practicable.

Electronic Information Systems

Ancora has implemented the following procedures to protect Nonpublic Personal Information stored on electronic systems:

•	Ancora uses passwords to protect Employee computers, computer networks, and web-based systems administered by third parties. Employees must never share their passwords or store passwords in a place that is accessible to others;

•	Employees must shut down or lock their computers when they leave the office for any extended period of time;

•	Employees must change passwords periodically. If a password is compromised, the Employee must change his or her password immediately and promptly notify the CCO of the breach;

•	IT must ensure that Ancora’s computer systems require relatively “strong” passwords, such as those that contain combinations of lower case letters, upper case letters, and numbers or symbols.

•	Employees must refrain from using passwords that would be easily guessed, such as children’s names, birthdays, or commonly used strings like “password” or “12345.”

•	Employees will refrain from including Nonpublic Personal Information in unencrypted emails sent outside of Ancora’s network;

•	Any theft or loss of electronic storage media must immediately be reported to IT and the CCO;

•	All laptops and portable storage devices may not contain Nonpublic Personal Information

•	IT is responsible for implementing appropriate protections for electronic information systems, including:

¡	Anti-virus software,

¡	Firewalls,

¡	Prompt implementation of system patches and updates,

¡	Lock-out periods following repeated unsuccessful login attempts,

¡	Encryption of all wireless data transmissions,

¡	When technically feasible, encryption of files containing Nonpublic Personal Information traveling across public networks,

¡	Wiping capabilities over all smart phone and tablet devices; and

¡	Monitoring of Ancora’s computer systems for unauthorized use.

•	To the extent practicable, Nonpublic Personal Information will be kept on portions of the network that are only available to Employees with a legitimate need to access the information;

•	IT is responsible for setting Employees’ access permissions on the Company’s computer network. IT will obtain pre-approval from the Employee who has primary responsibilities over the data in question prior to granting another Employee access;

•	IT will promptly disable system access for any terminated Employee. The CCO will confirm that access has been disabled; and

•	Prior to sale or disposal, electronic media containing Nonpublic Personal Information will be permanently erased or destroyed. IT, who oversees this process, is aware that information can be retained on conventional media, such as laptops and compact discs, as well as electronic equipment such as fax machines and photocopiers.

Access to Client Accounts

Ancora may access Client accounts to debit fees. Employees must utilize the utmost care to prevent improper or unauthorized use of such access. Any actual or suspected breach of security involving Client accounts must immediately be reported to the CCO.

Working in Public Places

Employees should avoid discussing Nonpublic Personal Information in public places where they may be overheard, such as in restaurants and elevators. Employees should be cautious when using laptops or reviewing documents that contain Nonpublic Personal Information in public places to prevent unauthorized people from viewing the information.

Discarding Information

Employees may only discard or destroy Nonpublic Personal Information in accordance with the Document Destruction policy contained in the Maintenance of Books and Records portion of the Manual. Employees are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased before being discarded.

Privacy Policy Notices

Ancora will provide a Privacy Notice to all Clients and Investors upon establishment of an advisory relationship or investment in a Private Fund. Ancora will also provide a copy of the Privacy Notice to all Clients and Investors annually. A copy of Ancora’s Privacy Notice is attached.

Clients and Investors acknowledge receipt of the initial Privacy Notice when signing investment management agreements or completing subscription agreements. The CCO oversees the distribution of annual Privacy Notices, which are mailed or delivered electronically each April. The CCO will maintain a record of the dates and recipients of annual Privacy Notices.

Ancora will provide Clients and Investors with prompt notice of any change to the Company’s privacy policies, and will give Clients and Investors sufficient opportunity to opt out of any new disclosure provisions.

Responding to Privacy Breaches

If any Employee becomes aware of an actual or suspected privacy breach, including any improper disclosure of Nonpublic Personal Information, that Employee must promptly notify the CCO. Upon becoming aware of an actual or suspected breach, the CCO will investigate the situation and take the following actions, as appropriate:

•	To the extent possible, identify the information that was disclosed and the improper recipients;

•	Take any actions necessary to prevent further improper disclosures;

•	Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

•	Discuss the issue with legal counsel, and consider discussing the issue with regulatory authorities and/or law enforcement officials;

•	Assess notification requirements imposed by applicable state and national regulatory authorities and/or law enforcement officials;

•	Evaluate the need to notify affected Clients or Investors, and make any such notifications;

•	Collect, prepare, and retain documentation associated with the inadvertent disclosure and Ancora’s response(s); and

•	Evaluate the need for changes to Ancora’s privacy protection policies and procedures in light of the breach.

Privacy Protection Training

The CCO will ensure that all new Employees have received, reviewed, and understand their obligations to protect Nonpublic Personal Information. The CCO will also remind all Employees of their privacy protection obligations each year. If the Program appears to be functioning well and has not undergone material changes then this reminder might appropriately take the form of a broadly-distributed annual email. The CCO may provide training more frequently and/or in person to individuals or groups if:

•	Ancora’s policies and procedures, or the threats to Nonpublic Personal Information, change in a material way;

•	Ancora experiences a privacy breach; and/or

•	One or more Employees do not appear to understand their obligations regarding privacy protection.

Information Obtained from Affiliates

Ancora does not use information about individuals that was obtained from affiliates for any marketing purposes.

Information Provided to Affiliates

Ancora does not provide information about individuals to affiliates for any marketing purposes.

Identity Theft Prevention Program

The Executive Committee was involved in the preparation of Ancora’s Identity Theft Prevention Program (the “Program”) and is responsible for overseeing the Program’s implementation. In creating this Program, the Executive Committee considered, among other things:

•	The types of accounts that Ancora manages;

•	The scope and nature of Ancora’s relationships with Clients, Investors and prospects;

•	Ancora’s processes for opening and closing accounts and for accessing accounts, as well as processes associated with Investors’ capital contributions and withdrawals;

•	Ancora’s prior experience with identity theft;

•	Other industry participants’ experiences with identity theft, including perceived changes in the methods used to engage in identity theft; and

•	Regulatory guidance issued by the SEC.

Identity Theft Risk Assessment

Ancora has determined that the risks associated with identity theft to the Company and its Clients and/or Investors is low because:

•	Ancora often meets with Clients in person, which tend to have longstanding relationships with Ancora;

•	Ancora has built relationships with Clients that would allow it to be aware of non-routine requests for money movements;

•	Ancora confirms all requests for payments to third parties with a phone call to the Client’s phone number on record; and

•	All Client assets are held by reputable Qualified Custodians. Ancora can only access these assets for purposes of fee debiting, and the custodians have their own policies and procedures that are designed to detect and prevent identity theft.

Identifying Red Flags

Ancora has carefully considered the types of events that could be Red Flags for identity theft. It is not possible to identify every potential Red Flag in advance, so Employees should consult with the CCO if there is any question as to whether a development may be indicative of identity theft. The following list is meant to identify the events that the Company believes possess the greatest likelihood of being indicative of identity theft, given the scope and nature of Ancora’s operations.

•	A notification from a Client, Investor or prospect that the individual was the victim of identity theft;

•	A fraud alert or other communication about identity theft from a government official, including a law enforcement officer, a Qualified Custodian, a consumer reporting agency, or service providers, such as fraud detection services;

•	Mail from Ancora to a Client, Investor or prospect that is returned to the Company as undeliverable;

•	Requests or behavior by a Client, Investor or prospect that are materially different from the individual’s past requests or behavior;

•	Account changes or transaction requests that do not appear to serve a legitimate economic purpose;

•	Unanticipated capital transfers that are large and/or frequent;

•	Documents that are incomplete or appear to have been altered or forged;

•	The provision of inconsistent information on forms or during conversations; and

•	An unwillingness to participate in normal processes that Ancora uses to establish and maintain Client and/or Investor relationships.

Detecting Red Flags

Ancora has adopted the following policies and procedures that are designed to detect potential indications of identity theft, including the Red Flags described above:

•	All Employees have been trained to promptly inform the CCO of any communications regarding identity theft. Employees understand that such communications may be verbal or in writing, and may come from Clients, Investors, prospects, government officials, law enforcement officers, custodians, and consumer reporting agencies, among others.

•	All Employees have been trained to promptly inform the CCO of any mail sent to Clients, Investors or prospects that is returned as undeliverable.

•	Clients, Investors and prospects interact repeatedly with Ancora’s Employees. These repeated interactions put Ancora’s Employees in a good position to detect the provision of inconsistent information, an unwillingness to share routinely gathered information, or any material changes in behavior. Employees have been trained to promptly inform the CCO of any suspicious activities.

•	Ancora is generally familiar with each Client’s financial objectives, as well as the source and scale of each Client’s wealth, so account changes or transaction requests that do not serve a legitimate economic purpose would be apparent. Employees have been trained to promptly inform the CCO of any suspicious account changes or transaction requests.

•	Account opening and account closing processes are overseen by Ops and Trading. Among other things, Ops and Trading ensures that the relevant forms and other documentation appear complete and accurate.

Responding to Red Flags

As noted previously, Employees have been trained to promptly notify the CCO of any apparent Red Flags. Upon becoming aware of a Red Flag, the CCO will investigate the situation and consider taking one or more of the following actions:

•	Carefully monitoring the affected account(s) for evidence of identity theft or other improper activity;

•	Contacting the affected customer(s);

•	Changing passwords, security codes, or other controls designed to prevent unauthorized activity;

•	Reopening a covered account with a new account number;

•	Not opening a new account, and/or closing an existing account;

•	Notifying all Employees of the situation, but in particular the Portfolio Manager and relationship manager assigned to the Client’s account in question;

•	Not attempting to collect on a covered account or not selling a covered account to a debt collector;

•	Notifying law enforcement;

•	Changing the Program; and/or

•	Some other appropriate response, including determining that no response is warranted under the particular circumstance.

The CCO will seek to respond in a manner that is appropriate given the relevant facts and circumstances. The CCO may consult with other Employees and/or Outside Counsel when determining the appropriate response to a Red Flag. In certain circumstances the CCO may determine that no response is necessary or appropriate. The CCO will be responsible for keeping any pertinent documentation associated with Red Flags.

Reviewing the Program

Ancora will review the Program during the third quarter of each year. This review will be overseen by the Executive Committee and will include, as applicable, an evaluation of:

•	Ancora’s compliance with the Program;

•	Ancora’s experiences with identity theft;

•	Changes in methods of identity theft;

•	Changes in available methods to detect, prevent, and mitigate identity theft;

•	Changes in the types of accounts that Ancora offers or maintains;

•	Changes in Ancora’s relationships with other entities, including affiliates, joint ventures, and third-party service providers; and

•	Any recommended changes to the Program.

Ancora will document its annual reviews of the Program in writing; the CCO will be responsible for retaining all such documentation.

Oversight of the Program

The Program is overseen by the Executive Committee. The Executive Committee is responsible for:

•	Assigning specific responsibility for the Program’s implementation;

•	Reviewing reports prepared by employees regarding compliance with the Program; and

•	Approving material changes to the Program as necessary to address changing identity theft risks. Reporting to the Executive Committee Employees responsible for the development, implementation, and administration of the Program report to the Executive Committee at least annually regarding the compliance by the firm with the Red Flags Rules. The report addresses material matters related to the Program and evaluates issues, including but not limited to:

•	Effectiveness of the firm’s policies and procedures in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts;

•	Service provider arrangements;

•	Significant incidents involving identity theft and management’s response; and

•	Recommendations for material changes to the Program.

Oversight of Service Providers

When a service provider is engaged to perform an activity in connection with one or more covered accounts, Ancora will take steps to ensure that the activity of the service provider is conducted in accordance with reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft. Ancora will require the service provider by contract to have policies and procedures to detect relevant Red Flags that may arise in the performance of the service provider’s activities, and either report the Red Flags to Ancora, or to take appropriate steps to prevent or mitigate identity theft.

Changes to the Program

Any material changes to the Program implemented after approval by the Executive Committee, the CCO is responsible for notifying all affected Employees of such changes.

Red Flags Training

The CCO will ensure that all new Employees have received, reviewed, and understand their obligations under this Program. The CCO will also remind all Employees of their obligations under the Program during the third quarter of each year. If the Program appears to be functioning well and has not undergone material changes then this reminder might appropriately take the form of a broadly-distributed annual email. The CCO may provide training more frequently and/or in person to individuals or groups if:

•	The Program, or the risks associated with Red Flags, changes in a material way;

•	Ancora is affected by an incidence of identity theft; and/or

•	One or more Employees do not appear to understand their obligations under the Program. Address Changes Employees may only process an address change on behalf of a Client or Investor after confirming the identity of the requestor. Confirmation could be achieved over the phone if an Employee has a close relationship with the Client or Investor, but written authorization should be obtained if there is any question as to the identity of the requestor.

In all instances, Ops and Trading will confirm a change of address by sending letters to the new and old addresses of record.

Wire Transfer or Third Party Check

Employees may only process a request for a wire transfer or check payable to a third party after verifying the validity of the request with the Client via the telephone number on record with the account.

FACTS	WHAT DOES ANCORA ADVISORS LLC (“ANCORA”) DO WITH YOUR PERSONAL INFORMATION?

WHY?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
WHAT?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•    Social security number

•    Income

•    Assets

•    Risk tolerance

•    Wire transfer instructions

•    Transaction history

HOW?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Ancora chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Ancora Share?	Can you limit this sharing?

For our everyday business purposes - such as to process your transactions, maintain your accounts(s) or respond to court orders and legal investigations.	Yes	No
For our marketing purposes - to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

Questions?	Call Joseph Spidalieri at 216.825.4007

Page 2

What we do

How does Ancora protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How does Ancora collect my personal information?	We collect your personal information, for example, when you • Enter into an investment advisory contract • Seek financial advice • Make deposits or withdrawals from your account

• Tell us about your investment or retirement portfolio • Give us your employment history
Why can’t I limit all sharing?

Federal law gives you the right to limit only

•    sharing for affiliates’ everyday business purposes—information about your creditworthiness

•    affiliates from using your information to market to you

•    sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.
Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.

• Ancora does not share with our affiliates.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.

• Ancora does not share with nonaffiliates so they can market to you.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

• Ancora does not jointly market.

Examples of Red Flags

The events presented below have been identified by the SEC as being potential Red Flags for identity theft. These events reflect the SEC’s general observations and have not been adjusted to reflect Ancora’s particular operations.

Alerts, Notifications or Warnings from a Consumer Reporting Agency

•	A fraud or active duty alert is included with a consumer report.

•	A consumer reporting agency provides a notice of credit freeze in response to a request for a consumer report.

•	A consumer reporting agency provides a notice of address discrepancy.

•	A consumer report indicates a pattern of activity that is inconsistent with the history and usual pattern of activity of an applicant or customer, such as:

¡	A recent and significant increase in the volume of inquiries; o An unusual number of recently established credit relationships;

¡	A material change in the use of credit, especially with respect to recently established credit relationships; or

¡	An account that was closed for cause or identified for abuse of account privileges by a financial institution or creditor.

Suspicious Documents

•	Documents provided for identification appear to have been altered or forged.

•	The photograph or physical description on the identification is not consistent with the appearance of the applicant or customer presenting the identification.

•	Other information on the identification is not consistent with information provided by the person opening a new covered account or customer presenting the identification.

•	Other information on the identification is not consistent with readily accessible information that is on file with the financial institution or creditor, such as a signature card or a recent check.

•	An application appears to have been altered or forged, or gives the appearance of having been destroyed and reassembled.

Suspicious Personal Identifying Information

•	Personal identifying information provided is inconsistent when compared against external information sources used by the financial institution or creditor. For example:

¡	The address does not match any address in the consumer report; or o The Social Security Number (SSN) has not been issued, or is listed on the Social Security Administration’s Death Master File.

•	Personal identifying information provided by the customer is not consistent with other personal identifying information provided by the customer. For example, there is a lack of correlation between the SSN range and date of birth.

•	Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example:

¡	The address on an application is the same as the address provided on a fraudulent application; or

¡	The phone number on an application is the same as the number provided on a fraudulent application.

•	Personal identifying information provided is of a type commonly associated with fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example:

¡	The address on an application is fictitious, a mail drop, or a prison; or o The phone number is invalid, or is associated with a pager or answering service.

•	The SSN provided is the same as that submitted by other persons opening an account or other customers.

•	The address or telephone number provided is the same as or similar to the address or telephone number submitted by an unusually large number of other persons opening accounts or other customers.

•	The person opening the covered account or the customer fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

•	Personal identifying information provided is not consistent with personal identifying information that is on file with the financial institution or creditor.

•	For financial institutions and creditors that use challenge questions, the person opening the covered account or the customer cannot provide authenticating information beyond that which generally would be available from a wallet or consumer report.

Unusual Use of, or Suspicious Activity Related to, the Covered Account

•	Shortly following the notice of a change of address for a covered account, the institution or creditor receives a request for a new, additional, or replacement means of accessing the account, or for the addition of authorized users on the account.

•	A covered account is used in a manner that is not consistent with established patterns of activity on the account. There is, for example:

¡	Nonpayment when there is no history of late or missed payments;

¡	A material increase in the use of available credit;

¡	A material change in purchasing or spending patterns; or

¡	A material change in electronic fund transfer patterns in connection with a deposit account.

•	A covered account that has been inactive for a reasonably lengthy period of time is used (taking into consideration the type of account, the expected pattern of usage and other relevant factors).

•	Mail sent to the customer is returned repeatedly as undeliverable although transactions continue to be conducted in connection with the customer’s covered account.

•	The financial institution or creditor is notified that the customer is not receiving paper account statements.

•	The financial institution or creditor is notified of unauthorized charges or transactions in connection with a customer’s covered account.

Notice from Third Parties Regarding Possible Identity Theft

•	The financial institution or creditor is notified by a customer, a victim of identity theft, a law enforcement authority, or any other person that it has opened a fraudulent account for a person engaged in identity theft.

CUSTODY AND SAFEGUARDING CLIENT ASSETS

Background

Definition of Custody

Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes certain requirements on registered investment advisers that have custody of client funds or securities. The rule defines custody as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

•	Actual possession of client funds or securities;

•	Any arrangement (including a general power of attorney) under which an adviser is authorized or permitted to withdraw client funds or securities upon instruction to a custodian;

•	Any capacity (such as general partner of a limited partnership, a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives an adviser or any supervised person legal ownership of, or access to, client funds or securities; and

•	Custody by a related person in connection with advisory services provided to the adviser’s clients.

General Requirements for Advisers with Custody

An investment adviser with custody of client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which an adviser has custody, rather than all of the assets under the adviser’s management. The Custody Rule requires an adviser with custody to:

•	Provide information in Part 1A of Form ADV about its custodial arrangements;

•	Maintain the clients’ assets at a Qualified Custodian in the clients’ names, or in the adviser’s name as agent or trustee for the clients;

•	Upon opening or changing an account on behalf of a client, notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained;[19]

•	Have a reasonable basis, after “due inquiry,” to believe that the Qualified Custodian sends account statements to clients at least quarterly;[20,21] and

[19]	An adviser that is required to provide written notices about account openings or changes made on behalf of clients, and that separately sends its own account statements to the affected clients, must include language in the adviser’s written notice and subsequent account statements urging the affected clients to compare the adviser’s statements to those issued by the custodian.
[20]	The SEC has not prescribed a specific method for conducting “due inquiry.” However, the Commission indicated that receiving duplicate statements and, on a sample basis, testing the integrity of the addresses on duplicate statements received from a custodian would be considered due inquiry. Conversely, the Commission indicated that simply accessing account statements on a custodian’s website would not be considered due inquiry.
[21]	Account statements for a privately offered pooled investment vehicle must be delivered to the vehicle’s underlying investors unless the vehicle is audited and the audits are distributed to investors in accordance with paragraph (b)(4) of the Custody Rule.

•	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available.

Advisers with Fee Debiting Authority

Investment advisers that have custody of client assets solely because of their ability to deduct advisory fees need not arrange for surprise asset verifications covering those assets.

Privately Offered Pooled Investment Vehicles

An investment adviser to a privately offered pooled investment vehicle that is audited by an independent public accountant need not:

•	Notify clients or investors about changes to the vehicle’s custodial arrangements;

•	Ensure that a Qualified Custodian is sending account statements to the investors; or

•	Arrange for a surprise asset verification of the vehicle’s assets.

However, these exceptions to the Custody Rule’s requirements are only available if:

•	The independent public accountant is registered with, and subject to regular inspection by, the PCAOB;

•	The audits are conducted annually in accordance with generally accepted auditing standards, and the audit reports are issued in accordance with generally accepted accounting principles;

•	The audited financial statements are distributed to all investors within 120 days of the vehicle’s fiscal year end; and

•	The vehicle is audited upon liquidation, and the audit is distributed to all investors promptly after its completion.

If an investment adviser establishes or controls a special purpose vehicle (“SPV”) for certain investments of private funds it advises, the adviser must either treat the SPV as a separate client for purposes of complying with the Custody Rule or include the SPV’s assets as part of the applicable fund’s audits.

Privately Offered Securities

The Custody Rule states that Securities need not be held by a Qualified Custodian if they are:

•	Acquired from the issuer in a transaction not involving any public offering;

•	Uncertificated and ownership thereof is recorded only on books of the issuer or its transfer agent in the name of the client; and

•	Transferable only with prior consent of the issuer or holders of the issuer’s outstanding securities.

Although securities that meet the preceding criteria need not be held by a Qualified Custodian, they can nonetheless trigger the Custody Rule’s surprise asset verification provisions if an adviser is deemed to have custody of the securities. Also, privately offered pooled investment vehicles that hold privately offered securities must be audited, as described above, in order to rely on this exception.

In August 2013 the SEC’s Division of Investment Management extended the Custody Rule’s exception for privately offered securities to include certificated securities as long as all of the following conditions are met:

•	The Client must be a pooled investment vehicle subject to audits as described in the Custody Rule;

•	The Security must be transferrable only with prior consent of the issuer or holders of the issuer’s outstanding securities, and the private stock certificate must contain a legend restricting transfer;

•	Ownership of the Security must be recorded on the books of the issuer or its transfer agent in the name of the Client; and

•	The private stock certificate must be appropriately safeguarded by the adviser, and must be able to be replaced upon loss or destruction.

Surprise Asset Verifications

If an adviser is deemed to have custody of client assets, and is unable to rely on the exceptions described above, then the adviser must arrange for an independent public accountant to conduct a surprise verification of the assets over which the adviser has custody. The verification must be conducted at least once during each calendar year at a time that is irregular from year to year, and that is chosen by the accountant without prior notice to the adviser. The surprise asset verification must also be conducted pursuant to a written agreement between the adviser and the accountant that includes specific provisions regarding filings that the accountant will make with the SEC.22

Books and Records Requirements

A registered investment adviser with custody of client funds or securities must maintain certain books and records, as described in the Maintenance of Books and Records section of the Manual.

Account Statements Sent to an Independent Representative

A client, or an investor in a pooled investment vehicle, may designate an independent representative to receive notices and statements on the client or investor’s behalf. Any such independent representative must not be affiliated with the adviser, and must not have had a material business relationship with the adviser during the past two years.

Inadvertent Receipt of Client Funds or Securities

An adviser will not be deemed to have custody solely because it inadvertently receives client funds or securities, so long as the adviser returns the funds or securities to the sender promptly, but in any case within three business days of receipt.

In an SEC staff letter issued to the Investment Adviser Association on September 20, 2007, the Division of Investment Management noted that it would not recommend enforcement action against an adviser that has used reasonable best efforts to direct third parties to deliver client assets to its clients or qualified custodians, but nevertheless has inadvertently received client funds or securities, to promptly forward the assets to the appropriate client or Qualified Custodian, rather than certain senders. For example, a class action settlement inadvertently delivered to an adviser could be forwarded to the appropriate client or custodian, rather than being returned to the settlement administrator. An investment adviser relying on this SEC staff letter must adopt and implement policies and procedures to:

•	Promptly identify inadvertently received client assets;

•	Promptly identify the client or former client to whom such assets are attributable;

[22]	The particular provisions that must be included in the written agreement between the adviser and the accountant are described in paragraph (a)(4) of the Custody Rule.

•	Promptly, but in any case within five business days following receipt, forward the assets to the client, former client, a Qualified Custodian, or the original sender, as appropriate; and

•	Maintain and preserve appropriate records of all inadvertently received client assets, including a written explanation of whether and when the assets were forwarded to the client, former client, Qualified Custodian, or original sender, as applicable.

Also, an adviser will not be deemed to have custody of client assets because of its inadvertent receipt of a check made out to a Qualified Custodian or other unaffiliated third party. Nonetheless, an adviser should promptly forward any checks made out to third parties to the appropriate recipient.

Policies and Procedures

Custodial Arrangements

Ancora does not maintain physical custody of Client assets. The CCO is responsible for confirming that Client assets are held at custodians that meet the definition of a Qualified Custodian.

Fee Debiting Authority

Ancora may be deemed to have custody over assets in account for which a Client has granted Ancora the authority to debit advisory fees directly from the Clients’ accounts. Prior to establishing direct fee debiting authority with any new custodian, Operations and Trading is responsible for confirming that the custodian will send statements directly to each applicable Client on at least a quarterly basis showing all holdings as of the statement’s date and all transactions that took place during the statement period.

Ancora has implemented additional internal controls regarding fee debiting practices that are described in the Fee Billing section of the Manual.

The Private Funds

Ancora is deemed to have custody of the Private Funds’ assets because of the authority that Ancora has over those assets in its role as General Partner to the Private Funds. The CFO is responsible for overseeing the audits of the Private Funds, as well as the distribution of the audited financial statements to all Investors within 120 days of the funds’ fiscal year ends.

As a matter of good internal controls, the Managing Director of Alternative Investments monitors the aggregate account balances reported to Investors in each Private Fund, obtained directly from the fund administrator, against the cash and securities holdings reported by unaffiliated custodians on a monthly basis. For purposes of this reconciliation, security valuations are obtained from the fund administrator. The Alternative Investments Department will work with unaffiliated service providers and custodians to resolve any discrepancies, and will immediately notify the CFO directly of any material irreconcilable discrepancies.

Private Fund Capital Controls

Any redemption requests will be made in accordance with the following procedures:

•	Operations and Trading may facilitate a distribution between the Investor and fund administrator and will maintain appropriate documentation.

•	A signed letter of authorization from a limited partner must accompany any redemption request.

•	The fund administrator processes all redemption requests.

•	Redemption requests must be registered identically to the registration on the Investor’s subscription paperwork.

Physical Custody of Privately Offered Securities

Ancora does not maintain physical custody of any privately offered securities.

Trustee Relationships

Employees may only serve as trustees, or in similar legal capacities, if the Employee has been appointed as a result of a family or personal relationship. Employees must report such appointments to the CCO each year as an outside business activity through Compliance11.

Access to Custodians’ Internet Portals

Employees may have access to Client accounts through custodians’ Internet portals. However, Employees may not make capital transfers out of Client accounts through this access nor do Employees have the authority to change Client addresses through Internet portals.

Monitoring Assets in Client Accounts

The Investment Operations Department reconciles Clients’ custodial records against Ancora’s portfolio accounting system on a daily basis and will work with Clients’ custodians to resolve any discrepancies, and will promptly notify the CCO of any material unresolved discrepancies.

Inadvertent Receipt of Client Funds or Securities

If any Employee inadvertently receives Client assets, the Employee must deliver the assets to the CCO by the close of business. The CCO will promptly identify the assets and the Cient to whom the assets are attributable and within three business days will return the assets to the sender. The CCO may void out checks incorrectly made out to Ancora prior to returning them to the sender. The CCO will instruct the sender that any future deliveries of funds or Securities should be made directly to the Client or to the Client’s custodian.

Ancora may forward certain inadvertently received client assets to the Client or the client’s Qualified Custodian, rather than return to sender as indicated above. Ancora must forward such assets promptly, but in no event later than five business days following receipt of such assets:

1.	Tax refunds sent to the adviser by the Internal Revenue Service, state or other governmental taxing authorities;

2.	Settlement proceeds of class action lawsuits and other legal actions; and

3.	Stock certificates or dividend checks.

Ancora shall maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and, if so, when) the client assets were forwarded to its client (or former client) or a qualified custodian, or returned to the sender. The CCO will use the attached Inadvertent Receipt Log to document the receipt and forwarding or return of any such assets.

Inadvertent Receipt Log

Date of Receipt	Asset(s) Received	Received From	Asset Owner	Sent To (Name and Address)	Date Sent

FEE BILLING AND EXPENSE ALLOCATION

Background

Investment advisers must adopt and implement policies and procedures that are reasonably designed to ensure that fees paid by clients or Investors are consistent with advisory contracts and other applicable disclosures. Any unearned fees that were prepaid by terminating clients or Investors should be returned.

Section 205(a)(1) generally prohibits registered investment advisers, including state-registered advisers, from charging performance fees. However, investment advisers are permitted to charge performance fees under certain circumstances.

Private fund managers must also ensure that each fund only bears expenses that are permissible under the relevant Limited Partnership Agreement, and that shared expenses are allocated in a manner that is fair to all funds. Finally, the staff of the SEC has raised questions about whether certain types of fee arrangements associated with transactions by private funds could require the fund manager to register as a broker/dealer.

Policies and Procedures

The CCO is familiar with the structure of all of Ancora’s fee arrangements. Any new fee structures require pre-approval from the CEO with notification to the CCO. The CCO will ensure that Ancora identifies and abides by any obligation to register as a broker-dealer in connection with transaction-related fees.

Ancora has implemented the following procedures to ensure that advisory fees are calculated and debited correctly:

•	Operations and Trading enters the fee schedule applicable to each Client account into Ancora’s portfolio accounting system upon the account’s inception. The Vice President of Client Billing and Internal Accounting checks that the fees described in each new Client’s advisory contract are consistent with the fees entered into Ancora’s portfolio accounting system.

•	The Vice President of Client Billing and Internal Accounting ensures that applicable accounts owned by the same Client or household are aggregated for purposes of calculating fee breakpoints.

•	Fee schedules may only be changed with a Client’s written consent. Operations and Trading inputs any authorized fee schedule changes in Ancora’s portfolio accounting system.

•	Fees are based on account values as of the end of each quarter and are charged quarterly in advance. Fee calculations must be based on account values derived in accordance with the Valuation section of the Manual.

•	When Clients are invested in the affiliated Mutual Funds such assets are removed from the advisory fee calculation to avoid charging an advisory fee on such assets.

•	The Accounting Department prepares invoices and debits fees from the Clients’ custodial accounts upon direction. The relationship managers review the Accounting Department’s fee billing activities. The Accounting Department creates a report to compare current and prior quarter fees for outliers. The Vice President of Client Billing and Internal Accounting also compares the aggregate amount of fees collected with Ancora’s aggregate assets under management for reasonability.

•	The Vice President of Client Billing and Internal Accounting reconciles anticipated fees with actual receipts and should promptly notify the CFO of any discrepancies.

Ancora may charge performance fees to Clients meeting one or more of the following criteria:23,24

•	Section 3(c)(7) funds;

•	Foreign persons, subject to any applicable foreign laws;

•	Clients with at least $1 million under management with Ancora immediately after entering into the contract;

•	Clients with a net worth excluding a primary residence and related debts that Ancora reasonably believes exceeds $2 million;

•	Natural persons or family companies with at least $5 million in investments; or

•	Clients who invest at least $25 million on a discretionary basis for their own accounts or for the accounts of other “Qualified Purchasers.”

Ancora generally does not charge separate account Clients performance fees. Investors in Section 3(c)(1) funds may only be charged performance fees if each underlying Investor meets the preceding criteria. The fund administrator calculates any applicable performance fees incurred by the Private Funds.

Registered investment advisers may be permitted to charge performance fees in other limited circumstances. Employees should contact the CCO with any questions about any Client’s or Investor’s eligibility to pay performance fees.

Ancora has implemented the following procedures to ensure that expenses are calculated, allocated and debited correctly:

•	Each new type of expense, and any changes to the way in which these expenses are allocated between the Private Funds, must be preapproved by the CCO.

•	The CCO is responsible for ensuring that expenses have been disclosed to Investors and that any expense allocation methodology can be retroactively shown to be fair.

•	The CFO and CCO will consider whether some or all of each expense category should be borne by Ancora.

•	The Accounting Department prepares all expense allocations. The CFO reviews the Accounting Department’s expense allocations and, on a sample bases, checks the calculation workpapers to ensure that the expenses have been allocated as intended.

•	Any expenses shared by more than one Private Fund will be allocated pro-rata based on each fund’s capital;

•	Expenses that are attributable to both Private Funds and separately managed accounts will be allocated pro-rata to the relevant Private Funds (based on each fund’s capital) and to Ancora (based on the separately managed account’s combined net assets);

Expenses that are attributable to Ancora and one or more Clients will be allocated in a manner that is demonstrably fair and that is consistent with disclosures to all affected Clients. The CFO and CCO are responsible for establishing such allocation methodologies. Documentation demonstrating that the allocation methodology has been applied correctly is retained by the Accounting Department

[23]	Asset-based fees, such as charging 0.25% of assets under management per quarter, are not considered performance fees for purposes of this section.
[24]	Eligibility requirements for charging performance fees to natural persons changed in September 2011. Pre-existing arrangements that were permissible under the prior standard may remain in place.

DISCLOSURE DOCUMENTS AND FILINGS

Background

The SEC and other regulatory agencies require investment advisers to maintain and distribute certain disclosure documents. The failure of an adviser to meet statutory disclosure or filing requirements, or more generally to provide clients with full and fair disclosure, may subject the adviser to regulatory sanctions and/or increase the likelihood of civil litigation.

Policies and Procedures

Ancora will disseminate updated disclosure documents to Clients and Investors, as applicable, on a timely basis, and will ensure the timely and accurate submission of all required regulatory filings.

Financial, Legal, and Regulatory Disclosures

An investment adviser has a duty to provide clients and prospects with disclosure of all material facts regarding:

•	Any precarious financial position involving the adviser; and

•	Any legal or disciplinary event, involving the adviser or its Employees, that is material to an evaluation of the adviser’s integrity or its ability to meet contractual commitments to clients.

An Employee must notify the CCO immediately if he or she becomes involved in, or threatened with, litigation or any administrative investigation or proceeding of any kind, becomes subject to a judgment, order, or arrest, is contacted by a regulatory authority, or is aware of any precarious financial position or other legal or disciplinary event.

Form ADV

Ancora must file a Form ADV with the SEC each year. The Form ADV consists of three main parts:

•	Part 1A includes a number of questions about Ancora, its business practices, and control persons.

•	Part 2A, also known as Ancora’s “brochure,” includes a narrative description of Ancora’s activities and relevant conflicts of interest.

•	Part 2B, also known as Ancora’s “brochure supplement,” includes biographical information about certain Employees who provide advisory services to Ancora’s Clients.

Filing Requirements

Parts 1A and 2A are updated and filed electronically with the SEC each year on the IARD system within 90 days of Ancora’s fiscal year end. Form ADV must also be updated and re-filed promptly if certain information becomes inaccurate, or if any information becomes materially inaccurate. The CCO oversees Ancora’s filing of Parts 1A and 2A of Form ADV. Part 2B need not be filed with the SEC.

Delivery Requirements

Part 2A must be provided to all new Clients and Investors at or before the time of entering into an advisory relationship. Either Part 2A, or a summary of material changes and an offer to provide the entire document, must be provided to all existing Clients and Investors each year within 120 days of the Company’s fiscal year-end.

Ancora must deliver to any Client or Investor a brochure supplement for each Employee who provides advisory services to such Client or Investor. All Clients or Investors must receive the brochure supplement before or at the time the Employee begins to provide advisory services. Before a new Employee begins providing advisory services to an existing Client, Ancora must provide the Client or Investor the Employee’s brochure supplement. Ancora must also provide updated Part 2B information to all affected Clients and Investors promptly if an Employee experiences a disciplinary event or if other information in Part 2B becomes materially inaccurate.

Operations and Trading is responsible for the initial distribution of Part 2A. The CCO oversees the distribution of Ancora’s brochure and brochure supplement to all prospective and current Clients and Investors.

Form 13F

Section 13(f) of the Exchange Act generally requires investment advisers that exercise discretion over equities with a combined value of at least $100 million to file Form 13F. Form 13F is filed electronically using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The form must be submitted within 45 days of the end of each calendar quarter.

If an adviser has discretion over more than $100 million in equities at the end of any month, the adviser must first file Form 13F for the quarter ending December 31. An adviser must continue to file Form 13F for the next three quarters, even if the value of equities under its discretionary management falls below $100 million.

The CCO ensures that the appropriate Form 13F filings are made with SEC.

Schedule 13D

Section 13(d) of the Exchange Act generally requires a beneficial owner of more than 5% of a class of equity securities registered under the Exchange Act (i.e., equity securities of a publicly traded company) to file Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade. Initial Schedule 13D filings must be made within 10 days of the transaction that resulted in beneficial ownership exceeding 5%. Rule 13d-3 under the Exchange Act defines “beneficial ownership” broadly to include, among other things:

•	The power to direct the voting of a security;

•	The power to direct the disposition of a security; and

•	The right to acquire beneficial ownership within 60 days through an option or by the conversion of a different security.

An amendment to Schedule 13D must be filed promptly (i.e., within two business day) if there are any material changes to the disclosures set forth in a previously-filed Schedule 13D. Material changes include, among other things, an acquisition or disposition of securities in an amount equal to 1% or more of the class of outstanding securities.

The CCO tracks Ancora’s Section 13D filing obligations and Form 3 filings and submits all required Schedule 13D filings. Any transactions involving securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately.

Schedule 13G

In general, an investment adviser registered with the SEC or any state may file Schedule 13G instead of Schedule 13D if it holds more than 5% of a class of an equity security passively (i.e., without the purpose of changing or influencing control of the issuer). Such an investment adviser must file Schedule 13G with the SEC within 45 days of the end of the year. However, if an SEC or state-registered investment adviser’s ownership interest exceeds 10% on the last day of any month, then the initial Schedule 13G must be filed with the SEC within 10 days of the end of the month.

Rule 13d-1 under the Exchange Act lists several classes of entities, including SEC and state-registered investment advisers, that may disclose passive equity interests on Schedule 13G within 45 days of yearend.25 Notably, high net worth individuals and most private funds are excluded from this list. These excluded individuals and entities may still use Schedule 13G to disclose passive equity interests, but only if they own less than 20% of the class. Furthermore, these excluded individuals and entities must file Schedule 13G within 10 days of the acquisition that raised the ownership interest above 5%. If an SEC or state-registered investment adviser purchases more than 5% of a class of equity securities on behalf of a single excluded individual or entity, that individual or entity may be required to file Schedule 13G (or Schedule 13D for purchases of 20% or more) within 10 days of the transaction. An investment adviser would have an affirmative duty to notify the excluded individual or entity about their potential filing obligation.

The CCO tracks Ancora’s Section 13G filing obligations and submits all required Schedule 13G filings. The CCO also monitors any individual Clients’ holdings that approach 5%. Any transactions involving securities that may require a Schedule 13G filing should be brought to the attention of the CCO immediately. The CCO may consult with Outside Counsel if there is any question as to whether Ancora should file Form 13G or Form 13D.

If an investment adviser’s holdings change from passive to active (i.e., the adviser assumes the purpose of changing or influencing control of the issuer), then the adviser must file Schedule 13D within 10 calendar days. Such a change would temporarily limit the investment adviser’s ability to vote the securities in question. An Employee should inform the CCO immediately if he or she becomes aware of any change in the purpose of Ancora’s holdings which may require the filing of Schedule 13D.

Form 13H

Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification (“LTID”) number from the SEC if their transaction activity in National Market System securities exceeds either one of the following identifying activity levels:

•	Two million shares or $20 million during any calendar day; or

•	Twenty million shares or $200 million during any calendar month.

[25]	See Paragraph (b)(1)(ii) of Rule 13d-1 under the Exchange Act for a complete list of entities that may be eligible to make yearend Schedule 13G filings.

Once a large trader meets or exceeds the identifying activity level, the large trader must submit an initial Form 13H Filing to the SEC within 10 calendar days. When the initial filing is submitted the large trader identifies itself to the SEC as a large trader.

The SEC will then assign the large trader an LTID number. A large trader must provide the LTID to all US registered broker-dealers who effect transactions on the large trader’s behalf within 10 calendar days of receipt. The SEC does not provide guidance or require a specific method by which the large trader must disseminate the LTID to US registered broker-dealers.

A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings:

•	Annual Filing – All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation).

•	Amended Filing – If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. For example, changes to the adviser’s name, business address, organization type, or organizational chart would require an amended filing. A large trader with an inactive status does not need to make amended filings.

•	Inactive Status Filing – A large trader that has not effected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker-dealers to cease maintaining records.

•	Reactivated Status – If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days.

•	Termination Filing – Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing.

The CCO is responsible for overseeing Ancora’s 13H filing obligations. Trading and Operations personnel are responsible to provide Ancora’s LTID to each broker with which Ancora trades.

Filings Regarding Group Activities

Rule 13d-5(b)(1) under the Exchange Act states that, “when two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer,” the group’s combined holdings should be considered for purposes of 13D and 13G filings. Employees should promptly notify the CCO if they believe that Ancora may be acting as part of a group.

Section 16 Reports of Directors, Officers, and Principal Shareholders

Section 16 of the Exchange Act requires certain filings by any direct or indirect beneficial owners of more than 10% of any class of a registered equity security, as well as directors and officers of the issuer of such a security (collectively, “Section 16 Persons”). Ancora is a Section 16 Person if its Clients collectively hold more than 10% of any class of a registered equity.

An Employee should notify the CCO if he or she, or an immediate family member living in the same household, may be a Section 16 Person.

The CCO is responsible for determining whether Ancora is a Section 16 person, and for making any associated filings on Forms 3, 4, and 5.

Foreign Filing Requirements

Some foreign regulators require beneficial owners to make filings or comply with other regulations when their holdings exceed certain thresholds. Filing requirements may also be dependent upon a Client’s location. For example, the European Markets Infrastructure Regulation requires filings for managers with private funds domiciled in the European Union. Filing obligations and other regulations vary by country. The CCO tracks Client holdings in foreign securities and any associated foreign filing obligations.

State Licensing, Notification, and Registration Requirements

Ancora may be required to provide notice filings to certain state securities authorities. These notice filings are copies of Part 1 of Form ADV, which are sent electronically based on the boxes that are checked on Item 2.B of the filing. Generally speaking, Ancora must make notice filings in any state where it maintains a place of business or has more than five Clients.26 The CCO, who is informed of each new Client during the account opening process, is responsible for monitoring and complying with all of Ancora’s state notice filing obligations.

States may impose individual licensing requirements on any investment adviser representative who (i) is located in the state, (ii) provides investment advice on behalf of Ancora, and (iii) is subject to Ancora’s supervision and control. However, pursuant to Rule 203A-3 under the Advisers Act, individuals are exempt from state licensing requirements if they have five or fewer clients who are Natural Persons, or if 10% or fewer of the individual’s clients are Natural Persons.27 Requirements vary by state, and may include registration through the Web-CRD system, the successful completion of a Series 7, 65 and/or 66 examinations, or the possession of a professional designation such as CFP, CFA, or ChFC, among other things. While the CCO oversees compliance with states’ individual licensing requirements, Employees must be aware of their own licensing obligations. Employees should consult with the CCO regarding any questions about potentially applicable state licensing requirements. The CCO maintains written representations from affected employees that their licensing requirements have been satisfied and that representations on these filings are complete and accurate.

Form D

All issuers offering securities in reliance on an exemption under Regulation D of the Securities Act (such as the Private Funds) must file Form D electronically with the SEC no later than 15 days after the first sale of securities. Form D filings must also be amended at least annually and as soon as is practicable:

[26]	Louisiana, Nebraska, Texas and New Hampshire require notice filings if an adviser has any clients who are residents of the state. Furthermore, Texas looks through pooled investment vehicles that have a lock-up period of two years or less to count underlying natural person investors when determining whether an adviser must submit notice filings.
[27]	Qualified clients are not counted as “Natural Persons” for purposes of this test. Rule 205-3(d)(1) under the Advisers Act defines a qualified client to include, among other things, a Natural Person with a net worth in excess of $2 million, or who placed at least $1 million under Ancora’s management, at the time that the individual became a Client of Ancora. The qualified client net worth calculation excludes the value of a natural person’s primary residence and certain property-related debts.

•	Upon discovery of any material mistake or error of a previously filed form; and

•	To reflect most changes in the information included in the most recent filing, except that changes to the following information do not require an amended filing:

•	The address or relationship status of a “related person” identified in Item 3;

•	The issuer’s revenues or aggregate net asset value;

•	An increase in the minimum investment amount;

•	A cumulative decrease in the minimum investment amount of 10% or less;

•	The address or relevant states of operation of a person being paid to solicit investors;

•	The amount of securities sold, or remaining to be sold, in the offering;

•	The number of non-accredited investors, so long as this number does not exceed 35;

•	The total number of investors in the offering;

•	A decrease in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters; and

•	A cumulative increase in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters of 10% or less.

Electronic Form D filings are made using the SEC’s EDGAR website, which is available at https://www.onlineforms.edgarfiling.sec.gov/.

Form D must also be filed in many states in which the securities are marketed. Many states allow issuers 15 days from the date of first issuance in that state to submit a Form D, but filing obligations vary from state to state. Also, many states require Form D submissions on paper forms that differ somewhat from the electronic Form D that is submitted to the SEC. Finally, certain states may require additional state-specific filings to supplement the Form D filing when an adviser offers a private fund in those states. Taken together, the state filing obligations are often referred to as “blue sky filings.”

The CCO works with Outside Counsel to ensure that appropriate Form D and blue sky filings, and amendments, are submitted in a timely manner to the SEC and to applicable state securities regulators.

Form PF

All registered investment advisers that manage private funds having an aggregate value in excess of $150 million must make quarterly or annual filings on Form PF. Large private equity advisers and small private fund advisers are required to file Form PF on an annual basis. The deadline to file is 120 days from the end of the adviser’s fiscal year. Large hedge fund advisers have 60 days from the end of each fiscal quarter and large liquidity fund advisers have 15 days after each fiscal quarter to file Form PF. Following are the filing thresholds:

Type	Regulatory Assets Under Management
Large Private Equity Fund	$2 billion
Large Hedge Fund	$1.5 billion
Large Liquidity Fund	$1 billion
Small Private Fund	$150 million

Form PF can be accessed and submitted through the Private Fund Reporting Depository (“PFRD”) located on the Investment Adviser Registration Depository website. The CCO is responsible for overseeing the submission of Ancora’s Form PF filings.

Mutual Fund Filings

The Mutual Funds are required to submit certain filings. Refer to the Regulatory Compliance & Operations Procedures for Registered Investment Companies for the Company’s involvement in such filings.

ELECTRONIC COMMUNICATIONS

Background

Communicating with others via electronic means, such as email, instant messaging and through social media, presents compliance risks and concerns for investment advisers.

As with other types of communications, electronic communications are subject to certain provisions of the Federal Securities Laws, including the anti-fraud provisions of the Advisers Act and the rules thereunder, the protection of confidential client information pursuant to Regulation S-P, and record retention in accordance with Rule 204-2 under the Advisers Act. Furthermore, the use of the Internet and other electronic communications may expose an investment adviser to disruptions caused by viruses or computer hackers.

Policies and Procedures

All software, telephones, computers, smart phones, computer networks, and other communications systems issued by Ancora (collectively, “Electronic Resources”) are the property of Ancora. Employees’ communications using Electronic Resources are held to the same standard as all other business communications. Employees must act with good judgment, integrity, competence, dignity, and in an ethical manner when using Electronic Resources. Such resources may not be used to receive or transmit communications that are discriminatory, harassing, offensive, unlawful, or otherwise inappropriate. Employees may not attempt to gain unauthorized access to any computer or database, tamper with any electronic security mechanism, misrepresent a user’s identity, or disseminate viruses or other destructive programs. Employees may only download, install, or execute software on Ancora-issued devices with prior approval from IT.

Electronic Communications Sent to More Than One Person

The staff of the SEC would likely consider any email, instant message, fax or other communication made via electronic means (an “Electronic Communication”) to be an advertisement if it is sent to more than one person and if it offers:

•	Any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

•	Any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or

•	Any other investment advisory service with regard to securities.

Electronic Communications that are advertisements are subject to the Advertising and Marketing policies and procedures described in the Manual. Consult the CCO if there is any question as to whether an Electronic Communication is an advertisement under the Advisers Act.

Electronic Communications Surveillance

All Electronic Communications sent or received on Ancora’s Electronic Resources are property of Ancora, thus Employees should have no expectation of privacy with regard to the content of such communications. Subject to applicable law, Electronic Communications and Electronic Resources may be searched, reviewed, or produced for any purposes by Ancora, third-party contractors, the SEC, and other regulatory authorities.

Ancora may require an Employee to provide any of their access codes or passwords to Electronic Resources at any time.

Consent and compliance with the Electronic Communications policies and procedures, including the Electronic Communications Surveillance policies and procedures, is a term and condition of each Employees’ employment. Failure to abide by these policies may result in disciplinary action, including dismissal, at the discretion of the CEO.

Privileged Emails

All emails between Ancora and Outside Counsel should include “Privileged and Confidential” in the subject line. Employees should be aware that emails are not automatically protected by attorney-client privilege because they are marked “Privileged and Confidential,” but this labeling convention will be useful if Ancora must make a privilege claim.

Personal Emails

Employees are strictly prohibited from using personal email services (such as Yahoo or Gmail) for any business purpose. Employees should be aware that in certain instances the SEC’s enforcement staff or other law enforcement agencies have subpoenaed individuals’ personal email correspondence. Employees may make reasonable personal use of their Ancora email account if such use does not interfere with Ancora’s business activities or involve a meaningful amount of an Employee’s time or Ancora’s resources. Employees are prohibited from using Electronic Resources to establish a business or otherwise profit personally. All email, whether personal or related to Ancora, must be appropriate in both tone and content.

Text Messaging

Employees are prohibited from using text messaging to transmit work-related messages.

Instant Messaging

Employees may only use approved platforms and user names to transmit instant messages. Employees should be aware that all incoming and outgoing instant messages are retained and are subject to the same kinds of review as emails.

Social Media Use

While Ancora does not allow Employees to use social media for business purposes, the Company does not prohibit Employees from posting on blogs or social networking sites like Facebook, Twitter or LinkedIn for personal reasons. However, Ancora does impose the following restrictions on these types of activities:

•	Employees may only conduct business related to Ancora using Electronic Resources provided and approved by Ancora.

•	Employees must remove any endorsements or testimonials posed by Clients or Investors on any blog or social networking site.

•	Information about Ancora that is posted in a public forum might be construed by SEC examiners as an advertisement that is subject to strict regulations. Consequently, Employees are prohibited from posting information about Ancora (other than their title and general role within the Company) in any public forum without the CCO’s explicit pre-approval.

•	Ancora holds information about the Company’s Clients and Investors in strict confidence. Employees must never identify an individual as being a Client or Investor, or post any non-public information about a Client or Investor, in a public forum.

•	Ancora prohibits Employees from sharing proprietary information about the Company’s operations or investment decisions in any public forum.

•	Employees may not activate any feature that would allow a social networking site to access contact information stored on Ancora’s email systems.

For purposes of the preceding policies, “public forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Employees should consult with the CCO if they have any questions about the preceding policies. None of the preceding policies are intended to limit the rights of Employees that are protected under the National Labor Relations Act.

Electronic Security

The Internet and other forms of electronic communication may not be secure. It may be possible for Internet users to intercept emails, file attachments, and other data transmissions. When possible, Employees should seek to limit the amount of confidential and proprietary information that is transmitted electronically.

If an Employee knows or suspects that one or more passwords, Ancora’s proprietary information, or nonpublic information about a Client or Investor has been lost or improperly disclosed or accessed, that Employee must promptly report the loss or disclosure to the CCO. Similarly, Employees must report any actual or suspected misuse of Ancora’s Electronic Resources to IT and/or the CCO. Unusual system behavior, such as missing files, frequent crashes, or misrouted messages should also be reported to IT and/or the CCO.

Employees must be extremely cautious when addressing Electronic Communications because of the potential consequences of sending such communications to the wrong recipient. Employees should use the same care when preparing an Electronic Communication that they would use when drafting a letter on Ancora’s letterhead. Employees should double-check the recipient’s email address, instant message address, or fax number before sending such communications. Internal documents, including those marked “For Internal Use Only,” may not be transmitted to third parties except as authorized by the CCO.

If an Employee inadvertently sends an Electronic Communication to the wrong recipient, he or she must promptly report the incident to his or her supervisor, even if the consequences of the mistaken transmission appear minimal. The Employee and the supervisor should promptly notify the CCO if they determine that the mistaken transmission contained non-public information about a Client or Investor, or material information that is proprietary to Ancora.

Bloomberg

Communications sent and received using Bloomberg are subject to the same policies and procedures as other types of Electronic Communications. Instant messages, email style messages, and attachments stored on the Bloomberg system shall be archived and reviewed similar to other Electronic Communications.

Retaining Electronic Communications

The staff of the SEC has indicated that Electronic Communications are subject to the same recordkeeping requirements that apply to Ancora’s other communications. In general, Ancora retains required records for seven years. The books and records rule under the Advisers Act generally only requires the retention of communications sent and received:

•	That are advertisements;

•	That relate to any recommendation or advice that was made or proposed;

•	That relate to any receipt, disbursement, or delivery of funds or securities; or

•	That relate to the placing or execution of any order to trade a security.

Nonetheless, Ancora has elected to retain all Electronic Communications that it sends and receives.28 Faxes should be kept in the same filing systems that are used for letters. All emails are retained by Global Relay.

Electronic Delivery of Required Disclosures

In the Use of Electronic Media by Broker-Dealers, Transfer Agents, and Investment Advisers for Delivery of Information; Additional Examples Under the Securities Act, Exchange Act, and IC Act, Advisers Act Release No. 1562 (May 9, 1996), the SEC published its views regarding investment advisers’ use of electronic media to provide disclosures, and obtain consents, required by the Advisers Act. While investment advisers are generally permitted to provide disclosure and obtain consent electronically, the SEC has indicated that advisers should consider the following factors when communicating electronically with clients and prospects.

•	Notice: If disclosures are posted on a website or made available through some other passive delivery system, the adviser should send the intended recipient an email or some other notice indicating that the disclosures are available.

•	Access: Recipients of electronic information should be able to easily view, save, and print the information.

•	Evidence of Delivery: An adviser should have reasonable assurance that the electronic communication was received by the intended recipient. An adviser may obtain an email return receipt for each message, or it may obtain the recipient’s informed prospective consent to receive information through a specified electronic medium.

Ancora will generally provide required disclosure documents electronically only if the recipient specifies an email address where such documents may be delivered and gives written consent to receive disclosures electronically. However, Ancora may provide required disclosures electronically on a case-by-case basis if the recipient provides an email address and confirms his or her receipt of each disclosure in a return email.

[28]	Unsolicited advertisements (also known as “spam”) received by Ancora need not be retained.

ADVERTISING AND MARKETING

Background

Rule 206(4)-1 under the Advisers Act prohibits certain types of advertisements, including any advertisement that contains any untrue statement of material fact, or that is otherwise false or misleading. Additionally, the Advisers Act’s broad anti-fraud provisions apply to all written correspondence; even items that are excluded from the definition of an advertisement must not contain any false or misleading statements.

Section 4(a)(2) of the Securities Act and Sections 3(c)(1) and 3(c)(7) of the IC Act generally require any offering of a private fund to either (a) be made in a way that does not involve a public solicitation, or (b) only involve investors that the issuer has reasonably determined to be accredited.

Definition of an “Advertisement”

Rule 206(4)-1 generally defines an “advertisement” to include any written communication addressed to more than one person, and any notice or announcement in a publication or on radio or television, which offers any investment advisory service.

An SEC staff letter issued to the Investment Counsel Association of America, Inc. on March 1, 2004 indicated that the following types of written correspondence are not advertisements:

•	Responses to unsolicited requests for information from clients, prospects, and consultants; and

•	Written correspondence to existing clients in the context of discussing accounts under management. However, communications to prospective clients, and communications that offer advisory services to existing clients, are considered advertisements.

Potentially Misleading Advertisements

Rule 206(4)-1(a)(5) prohibits any misleading advertisement. Even entirely factual advertisements can be prohibited if the overall effect of the advertisement is misleading. When considering whether an advertisement is misleading, an investment adviser must use good judgment and should consider any applicable factors, including:

•	The presence or absence of explanations and disclosures, including any material facts regarding the adviser, its personnel and investment strategies, relevant market and economic conditions, and the types of assets in which its clients invest;

•	The prominence of disclosures;

•	Whether information is current, particularly with respect to performance advertisements;

•	Whether descriptions of potential gains are balanced by disclosures of risk and the potential for loss;

•	Any implications that past performance will be sustained in the future;

•	Any exaggerated or unsubstantiated claims, or the use of superlatives; and

•	The advertisement’s overall context and the sophistication of the recipients.

Performance Advertisements

In an SEC staff letter issued to Allied Investments Company on May 24, 1979, the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly. Since 1979 the SEC and its staff have issued guidance regarding performance advertisements through SEC staff letters, administrative proceedings, and interpretive releases.

Prohibited Performance Advertisements – Clover Capital Management

In an SEC staff letter issued to Clover Capital Management on October 28, 1986, the SEC’s Division of Investment Management took the position that Rule 206(4)-1(a)(5) prohibited any advertisement that:

•	Fails to disclose the effect of material or economic conditions on the results portrayed (e.g., an advertisement stating that accounts appreciated 25% without disclosing that the market generally appreciated 40% during the same period);

•	Includes results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;[29]

•	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

•	Compares results to an index without disclosing all material facts relevant to the comparison (e.g., the volatility of the index is materially different from the volatility experienced by the adviser’s clients);

•	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., client accounts contain equity stocks managed with a view towards capital appreciation);

•	If applicable, fails to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing clients’ money;

•	If applicable, fails to disclose that any of the securities contained in, or the investment strategies followed with respect to, a model portfolio do not relate, or only partially relate, to the type of services currently offered by the adviser (e.g., the model includes some asset classes that the adviser no longer recommends for its clients);

•	If applicable, fails to disclose that the adviser’s clients had investment results materially different from the results portrayed in a model portfolio; or

•	If applicable, fails to disclose prominently that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and any material effect of this practice on the results portrayed.

Gross-of-Fees Performance Advertisements

Since 1986, the SEC’s Division of Investment Management has issued several letters that qualified the prohibition against gross-of-fees performance advertisements contained in the letter issued to Clover Capital Management.

Custodial Fees

[29]	The SEC’s staff later approved certain exceptions to this prohibition, as discussed in the Gross-of-Fees Performance Advertisements sub-section of the Manual.

In an SEC staff letter issued to the Investment Company Institute on August 24, 1987, the SEC’s Division of Investment Management permitted the advertisement of performance figures that did not reflect the deduction of custodial fees.

One-on-One Presentations

In a second SEC staff letter issued to the Investment Company Institute on September 23, 1988 (often referred to as “ICI II”), the Division of Investment Management permitted the use of performance figures that were gross of advisory fees in “one-on-one” presentations. A one-on-one presentation may involve more than one prospective client if the presentation is private in nature and the prospects have ample opportunity to ask questions and discuss fee arrangements.30

Any advertisements that contain gross-of-fee performance figures must be accompanied by the following written disclosures:

•	The performance figures advertised do not reflect the deduction of investment advisory fees;

•	The prospective client’s return will be reduced by advisory fees and any other expenses incurred in the management of the account;

•	The investment advisory fees are described in Part 2 of Form ADV; and

•	A representative example showing the effect that an advisory fee, compounded over a period of years, will have on the total value of a client’s portfolio.

Any one-on-one presentation materials that include gross-of-fees performance figures must include the preceding disclosures, as well as any other disclosures required by this Advertising and Marketing section.

Model Fee Deductions

In an SEC staff letter issued to J.P. Morgan Investment Management, Inc. on May 7, 1996, the Division of Investment Management permitted advisers to advertise performance figures that reflect the deduction of the highest advisory fee paid by any client invested in the applicable strategy, as opposed to the actual advisory fees paid by each client.

Side-by-Side Presentations

In an SEC staff letter issued to the Association for Investment Management and Research on December 18, 1996, the Division of Investment Management permitted the distribution of advertisements that show gross-of-fees performance figures beyond a one-on-one setting, so long as net-of-fees performance figures are presented with equal prominence in a format that facilitates easy comparison. Any such advertisements must include sufficient disclosures to prevent the presentation from being misleading.

Global Investment Performance Standards

The SEC does not administer or sponsor GIPS. Nonetheless, the SEC’s examination staff generally take the position that any false claim of GIPS compliance is misleading, and is therefore prohibited by Rule 206(4)-1(a)(5).

[30]	A private presentation to several individuals who already know one another would likely be considered “one-on-one,” but a seminar that invited participants through a general solicitation would not. Questions about whether a presentation is “one-on-one” should be directed to the CCO.

Hypothetical or Backtested Performance

While not explicitly prohibited by the Advisers Act, the presentation of hypothetical or backtested performance requires especially robust disclosures that are dependent upon the relevant facts and circumstances. The SEC’s Division of Enforcement has taken action against advisers that advertised hypothetical or backtested performance without sufficient disclosures.

Documentation of Advertised Performance Figures

Investment advisers must retain documentation that is necessary to substantiate all advertised performance. Custodial or brokerage account statements, and any associated calculation workpapers, are the preferred method for an investment adviser to substantiate advertised performance. Documentation must be retained for at least five years after an adviser stops advertising the relevant performance. For example, if an adviser stopped advertising performance from 1980 in 2005, statements and calculation workpapers from 1980 should be retained through at least the end of 2010.

Performance Portability

Under certain limited circumstances, investment advisers may advertise performance figures achieved by an employee or team while managing assets at another firm.31 In order to advertise such returns, the adviser must ensure that:

•	No other person or team played a significant role in generating the performance;

•	The accounts under management at the predecessor adviser are sufficiently similar to the accounts currently managed by the employee or team to provide a relevant comparison;

•	The performance of all accounts previously managed by the employee or team are incorporated in the advertisement, unless the exclusion of one or more accounts does not result in materially higher performance;

•	The advertisement includes all necessary disclosures, including a disclosure that the results were achieved by an employee or team at a different firm; and

•	The adviser maintains documentation necessary to substantiate the performance that was achieved while the employee or team was working for the other adviser.

Testimonials and Partial Client Lists

Rule 206(4)-1(a)(1) prohibits investment advisers from distributing advertisements that include testimonials, which are generally understood to include any statement that endorses the adviser or refers to a favorable investment experience with the company.32

In an SEC staff letter issued to Cambiar Investors, Inc. on August 28, 1997, the Division of Investment Management noted that client lists are not testimonials, and may generally be included in advertisements. However, an adviser’s inclusion of partial client lists in advertisements must not be false or misleading. To ensure that an adviser does not advertise partial client lists in a false or misleading manner, the advisers should:

•	Not use performance-based criteria when determining which clients to include in the list;

[31]	Please refer to the SEC staff letters issued to Horizon on September 13, 1996 and Great Lakes on April 3, 1992 for additional information.
[32]	However, as discussed in the Article Reprints sub-section of the Manual, testimonials contained in bona-fide unbiased reports prepared by third parties are generally not prohibited.

•	Disclose, on any advertisement that includes a partial client list, the criteria used to determine which clients to include in the list; and

•	Include a disclaimer on any advertisement that includes a partial client list stating, “It is not known whether the listed clients approve or disapprove of Ancora Advisors LLC or the advisory services provided.”

In order to protect Client confidentiality, it is critically important that no Client ever be identified in any publicly distributed document without the Client’s express written consent.

The Presentation of Third-Party Ratings

In SEC staff letters issued to DALBAR, Inc. on March 24, 1998 and the Investment Adviser Association on December 2, 2005 the Division of Investment Management described permissible and prohibited uses of rankings prepared by third parties in marketing materials. The letter issued to DALBAR notes that rankings based primarily or entirely on client evaluations are testimonials, but that the Division of Investment Management would not recommend enforcement action against an adviser that presented such rankings as long as the rankings satisfied several specific criteria, and as long as the advertisement was not otherwise false or misleading. The letter issued to the Investment Adviser Association indicated that third-party rankings of an adviser that were only partially based on client reviews might not be testimonials depending on the relevant facts and circumstances. The Investment Adviser Association letter also identifies the following eight factors that an adviser should consider when evaluating whether the presentation of third-party rankings would be misleading:

•	Whether the advertisement discloses the criteria on which the rating was based;

•	Whether an investment adviser advertises any favorable rating without disclosing any facts that the adviser knows would call into question the validity of the rating or the appropriateness of advertising the rating (e.g., the adviser knows that it has been the subject of numerous client complaints relating to the rating category or in areas not included in the survey);

•	Whether an investment adviser advertises any favorable rating without also disclosing any unfavorable rating of the adviser;

•	Whether the advertisement states or implies that an investment adviser was the top-rated adviser in a category when it was not rated first in that category;

•	Whether, in disclosing an investment adviser’s rating, the advertisement clearly and prominently discloses the category for which the rating was calculated or determined, the number of advisers surveyed in that category, and the percentage of advisers that received that rating;

•	Whether the advertisement discloses that the rating may not be representative of any one client’s experience because the rating reflects an average of all, or a sample of all, of the experiences of the investment adviser’s clients;

•	Whether the advertisement discloses that the rating is not indicative of the investment adviser’s future performance; and

•	Whether the advertisement discloses prominently who created and conducted the survey, and that investment advisers paid a fee to participate in the survey.

Past Specific Recommendations

Rule 206(4)-1(a)(2) effectively prohibits investment advisers from distributing advertisements that refer to past specific recommendations that were, or would have been, profitable. However, an SEC staff letter issued to Franklin Management, Inc. on December 10, 1998 permits investment advisers to include a partial list of securities recommendations in advertisements if the list is selected based on objective, consistently applied, non-performance-based criteria (such as a list of the adviser’s 10 largest holdings as of the end of the prior quarter). Any such list presented in reliance on the letter issued to Franklin Management, Inc. must not reference, directly or indirectly, the amount of realized or unrealized profits or losses for any of the listed securities. If an adviser advertises a partial list of past specific recommendations, the adviser must also maintain records regarding its securities recommendations and its objective selection criteria.

Additionally, an SEC staff letter issued to The TCW Group, Inc. on November 7, 2008 permits investment advisers to advertise at least 10 holdings that contributed most positively and most negatively to an investment strategy over a designated period. Advisers relying on the letter issued to The TCW Group, Inc. must show an equal number of holdings that contributed to, and detracted from, the strategy’s performance, and must show all such holdings with equal prominence. Advisers must also show the average weight and performance contribution of each holding during the period, which must be consistently calculated in a mechanical, objective manner. Any advertisement showing the best and worst performing securities must disclose how the recipient of the advertisement can obtain (i) the calculation methodology and (ii) a list showing every holding’s contribution to the strategy’s performance during the period in question. Advisers relying on the letter issued to The TCW Group, Inc. must also maintain, and make available to the staff of the SEC upon request, records that evidence:

•	The criteria used to select the specific securities shown in each advertisement;

•	A list showing the contribution of every holding to the strategy’s performance during each period advertised; and

•	All supporting data necessary to demonstrate that the contribution analysis and security selection was conducted appropriately.

Press Releases

Press releases are advertisements, and are subject to all associated rules and regulations.

Article Reprints

In SEC staff letters issued to Kurtz Capital Management on January 18, 1988 and Stalker Advisory Services on January 18, 1994, the Division of Investment Management indicated that advisers could distribute reprints of bona-fide news articles written by unbiased third parties, even if the articles contained testimonials and/or past specific recommendations, so long as the articles were not otherwise false or misleading. However, an adviser may generally distribute an article reprint that contains an inaccuracy if the adviser includes a disclosure correcting the error.

Both SEC staff letters noted above specifically state that the distribution of an article reprint would be prohibited if it included false or misleading information about:

•	The experience of advisory clients;

•	The possibility of a prospective client having an investment experience similar to that of prior clients; or

•	The adviser’s competence.

Presumably the three preceding types of information are not the only ways in which an article reprint could be false or misleading, and therefore prohibited by Rule 206(4)-1(a)(5).

Superlative Claims

The SEC’s examination staff may take the position that superlative statements in marketing materials are misleading. Examples of potentially misleading words and statements include “superior,” “top-notch,” and “certain to outperform.”

Investment advisers should generally avoid making unsupportable claims, such as that the adviser has a highly rated investment process or that the adviser’s research is the best in the industry. Supportable claims and documented achievements may generally be included in marketing materials.

Use of “RIA” or “Investment Counsel”

Investment advisers may not represent or imply that they have been sponsored, recommended, qualified, or approved by the SEC or any other regulatory authority. The use of the terms “RIA” and “Investment Counsel” is subject to certain restrictions.

Business cards and marketing materials may contain factual statements that an adviser is registered with the SEC, or is registered or regulated by other regulatory authorities.

Marketing to Cities, Municipalities, and States

A number of cities, municipalities, and states have adopted regulations governing marketing activities associated with public pools of money. For example, the California Political Reform Act requires individuals and entities soliciting that state’s pension plans to register as lobbyists. Similarly, New York City’s Administrative Code regarding the Regulation of Lobbying requires registration for individuals and entities soliciting investments from the city’s pension plans. Registration requirements vary by locality, but may include limitations on gifts and entertainment, periodic reporting, and ethics training, among other things.

Marketing Private Funds

Investment advisers to unregistered funds generally rely on a safe harbor provided by Regulation D under the Securities Act. Any unregistered fund relying on Regulation D must either (a) not be offered through any form of general solicitation or general advertising, or (b) only accept investors that the issuer reasonably determines are accredited investors. Failure to comply with Regulation D could violate Section 4(a)(2) of the Securities Act, which could potentially make investors eligible for an investment refund without demonstrating fraud or any other wrongful act by the issuer.

Substantive, Pre-Existing Relationships

When determining whether an unregistered fund has been offered through general advertising or general solicitation, the SEC considers whether the fund, or a company or individual acting on behalf of the fund, established a “substantive, pre-existing relationship” with the prospective investor. A relationship is substantive if the fund (or the company or individual, as applicable) is knowledgeable about the financial circumstances and/or sophistication of the prospective investor. A relationship is pre-existing if it exists for some time before the prospective investor is solicited to invest in the fund. In general, SEC positions and industry best practices suggest that an adviser can solicit prospective investors 30 days after the company establishes a substantive relationship with the prospect.

Tracking Offering Documents and Fund Marketing Materials

Many private fund advisers carefully monitor and document the distribution of a fund’s private placement memoranda and other marketing materials. Such monitoring and documentation can help an adviser demonstrate that it did not engage in a general offering of a private fund.

Confirming that Investors are Accredited

If a private fund is marketed through any form of general solicitation, then the fund must be able to demonstrate a reasonable belief that each of its investors meets the definition of an “accredited investor.” Paragraph (c)(2)(ii) of Rule 506 of Regulation D states that reasonable steps to verify an investor’s accreditation status include, but are not limited to:

•	Reviewing IRS forms coupled with written representations from the prospective investor;

•	Reviewing bank statements, brokerage statements or other statements of holdings, coupled with a statement of liabilities from a consumer reporting agency and a written representation from the prospective investor regarding liabilities;

•	Obtaining a written certification from certain other financial service providers about their own activities to verify an investor’s accreditation status; or

•	Obtaining a written certification from an investor who subscribed to the fund as an accredited investor prior to September 23, 2013.

Investors that are accredited due to income or assets associated with a spouse must present documentation and representations from both the subscribing investor and the spouse.

Private Fund Marketing Activities by an Adviser’s Employees

Rule 3a4-1 under the Exchange Act provides a non-exclusive safe harbor from the definition of a “broker” for certain associated persons of a private fund. In order to rely on primary elements of the Rule 3a4-1 safe harbor, an employee of an adviser who is involved in marketing private fund assets (a) must not receive compensation based directly or indirectly on transactions in securities, (b) must be intended to perform substantial duties on behalf of the issuer at the end of the offering, and (c) may not participate in more than one offering every 12 months. The Rule 3a4-1 safe harbor is not the sole way in which an adviser and its employees could avoid being deemed “brokers.”

Marketing Private Funds in the EU

The Alternative Investment Fund Managers Directive (“AIFMD”) is a European Union (“EU”) regulation that governs the following activities:

•	Management an Alternative Investment Fund (“AIF”) in the EU; and

•	Marketing an AIF into the EU, regardless of where the adviser or the fund is based.

“Marketing” has been defined under AIFMD as, “any direct or indirect offering or placement at the initiative of the AIFM or on behalf of the AIFM of units or shares in an AIF it manages to or with investors domiciled in the [European] Union.” This definition may be interpreted differently by each individual regulator within the EU. The United Kingdom Financial Conduct Authority (“UK FCA”) states that an ‘offering or placement’ occurs when a person seeks to raise capital by making a unit or share of an AIF available for purchase by a potential investor. This would include a contractual offer which can be accepted by a potential investor. It is likely that providing a potential investor with high-level information about an adviser would not be considered marketing. However, in the UK and elsewhere in the EU, such ‘pre-marketing’ activity could be deemed an activity that would require compliance with national private placement rules in the relevant jurisdiction.

Passive marketing, or “reverse solicitation,” is not included in the definition of “marketing” under the AIFMD. An adviser would not be subject to the AIFMD solely because it responds to genuine inquiries from prospective investors. However, a firm relying on the “reverse solicitation” exemption must be able to demonstrate that any marketing to investors from the EU was at the initiative of the prospect.

Policies and Procedures

Ancora will not distribute any advertisements that include content prohibited by Rule 206(4)-1 or that are otherwise false or misleading. Furthermore, Ancora will not engage in any public offering, general advertising, or general solicitation of the Private Funds.

Preparing Marketing Materials

All marketing materials must be reviewed by the CCO who will document his approval prior to distribution. Marketing materials that do not change from month to month, other than performance figure or assets under management updates, need not be re-approved after each update.

Definition of an “Advertisement”

Employees should consult with the CCO if there is any question as to whether marketing materials or other communications are advertisements for purposes of Rule 206(4)-1.

Maintaining Performance Composites and GIPS

Ancora uses performance composites to calculate the returns of groups of Clients with similar investment objectives.

•	For each composite, the GIPS Administrator will maintain written inclusion/exclusion criteria that address which accounts will be included, the speed with which accounts will be added to the composite, and under what circumstances accounts will be added or removed from the composite.

•	The GIPS Administrator will periodically review each composite’s inclusion/exclusion criteria, as well as the assignment of a sample of Client accounts to the various composites.

•	Each month, the GIPS Administrator adds and removes accounts from the composites, as necessary, and recalculates the composite’s performance figures.

•	If an Employee identifies a calculation or composite allocation error, he or she should promptly notify the GIPS Administrator. If the error has the potential to be material, the GIPS Administrator will coordinate prompt and appropriate action, which may include recalculating performance figures, disclosing the error and the corrected figures to affected Clients and prospects, updating marketing materials, and/or recalculating any fees based on incorrect performance figures.

•	Accounts will not be retroactively added to, or removed from, any composite.

•	The Managing Director of Marketing and Client Services oversees the activities of the GIPS Administrator.

Ancora claims compliance with GIPS and abides by all applicable GIPS requirements, including:

•	The manner in which GIPS compliance is claimed;

•	The definition of the firm;

•	The creation and maintenance of composites;

•	Performance calculation methodologies;

•	Required disclosures;

•	The maintenance of supporting documentation; and

•	The form and content of performance presentations.

In order to ensure compliance with GIPS, Ancora obtains an annual verification from ACA Performance Services, an independent third party. Additionally, all marketing materials are reviewed by the CCO for GIPS compliance.

Hypothetical or Backtested Performance

Any Employee considering the use of hypothetical or backtested performance must consult with the CCO prior to the preparation or distribution of any such materials.

Documentation of Advertised Performance Figures

Ancora must retain all custodial or brokerage account statements, and any associated calculation workpapers, that are necessary to substantiate all advertised performance. Statements and calculation workpapers will be retained for at least seven years after Ancora stops advertising the relevant performance.

Performance Portability

Ancora will only advertise performance figures achieved by other investment advisers in compliance with the restrictions described in the Performance Portability sub-section above.

Article Reprints

Article reprints are subject to the same review and approval process that applies to other advertisements. Also, articles may be subject to copyright protections. Employees are responsible for obtaining any permissions that may be necessary before distributing article reprints.

Media Contacts

Please see the Interactions with the Media sub-section of the Manual prior to engaging in any communications with the media.

Speeches, Seminar Presentations, and Article Publications

Proposed speeches, seminar presentations, and articles for publication must be pre-approved by the CCO. Any overhead presentations or written materials that will be used in connection with a speech or seminar must be submitted when pre-approval is sought.

Gifts and Entertainment Associated with Marketing Activities

Ancora has adopted policies and procedures governing the provision of gifts and entertainment, as described in the Gifts and Entertainment section of the Manual. Employees should review Ancora’s Gifts and Entertainment policies and procedures prior to planning any meeting, seminar, conference, or other event where Ancora is expected to provide gifts and/or entertainment, including food and beverages.

Employees should be especially mindful of Ancora’s prohibitions on the giving of gifts and/or entertainment to individuals associated with labor unions, ERISA plans, and entities associated with foreign governments.

Information Published by Third Parties

Ancora’s provision of information to third parties that publish reports or maintain databases may be considered advertising. The Vice President of Institutional Services coordinates the preparation of information that may be redistributed by third parties, and reviews all such materials for accuracy prior to distribution. The Director of Alternative Investments Portfolio Management will maintain copies of all written communications that are likely to be published or redistributed.

If an Employee becomes aware that a third party has published or distributed inaccurate information about Ancora, the Employee should contact the CCO, who will work with the publisher to resolve the inaccuracy. No Employee will redistribute erroneous information published by a third party without appending disclosures that identify and correct the error(s).

Ancora must not permit any public offering or general solicitation involving the Private Funds unless they are offered pursuant to Rule 506(c) under Regulation D. Employees may not provide any information about the Private Funds to databases or other third parties without the approval of the CCO. Before granting approval, the CCO will determine whether the proposed recipient has implemented adequate controls to prevent a public offering of the Private Funds where necessary.

Marketing to Government Entities

Prior to marketing to government entities, the Employee conducting the marketing should ask the CCO to review the list of all political contributions made by Ancora and Employees to determine whether the contributions would prohibit Ancora from earning compensation from the government entity as a Client or Investor. The Employee conducting the marketing should also consult with the CCO regarding any potential requirements to register as a lobbyist before seeking to manage any public pool of money. The CCO may consult with Outside Counsel if there is any question regarding a potential need for Ancora or the Employee to register as a lobbyist.

Marketing the Private Funds

Ancora takes its obligations under Regulation D seriously, and has implemented policies and procedures designed to ensure that all offerings of private funds satisfy Regulation D’s requirements. The Manual does not address all possible situations. Any questions regarding marketing of the Private Funds should be referred to the CCO.

Issuer Disqualification

Paragraph (d) of Rule 506 under Regulation D prohibits issuers from relying on Regulation D if any of the following individuals or entities has been found to have engaged in securities-related misconduct described by the Rule and be deemed a “bad actor”:

•	The issuer, or any director, executive officer, or other officer of the issuer who is participating in the offering;

•	Any affiliated issuer;[33]

•	Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities;

•	The issuer’s investment manager, general partner or managing member;

•	Any promoter connected with the issuer in any capacity at the time of such sale, or any other person paid for the solicitation of purchasers; and

•	Any general partner, managing member, director, executive officer, or other officer participating in the offering of any such investment manager or solicitor.

Paragraph (d) of Rule 506 includes an extensive list of misconduct that could cause an individual or entity to be considered a “bad actor.” The CCO is responsible for taking and documenting reasonable steps to ensure that none of the individuals and entities listed above have been found to have engaged in disqualifying conduct. Ancora’s annual Code of Ethics questionnaire includes plain-English questions that are intended to determine whether any Employee could be considered a “bad actor.” The CCO may also use the attached Bad Actor Certification to determine whether any third parties, such as independent fund directors, placement agents, or 20%+ owners of a private fund could fall within the “bad actor” definition. If Ancora has reason to suspect that an individual or entity covered by Paragraph (d) of Rule 506 might be a “bad actor,” the CCO will take any additional steps that are reasonably necessary to make a factual inquiry into the potential issue.

Decisions About the Manner of Solicitation

The CEO is responsible for determining whether Ancora will engage in a general solicitation of each Private Fund, and for communicating the Company’s approach to marketing each Private Fund as appropriate.

Substantive, Pre-Existing Relationships

For offerings of private funds that do not involve any general solicitation, Ancora will seek to document the existence of a substantive, pre-existing relationship with each prospective Investor in the Private Funds. Employees and any other individuals or entities selling the Private Funds will use the attached Investor Eligibility Questionnaire for each prospective Investor. While the Investor Eligibility Questionnaire need not be completed in its entirety for each prospect, it should contain enough information to demonstrate Ancora’s substantive relationship with each prospect. Completed questionnaires will be retained by Operations and Trading. The CCO will review the appropriate questionnaire before accepting any investment in a Private Fund in order to ensure that a substantive, preexisting relationship exists.

Investor Qualifications

With the exception of general solicitation provisions included in paragraph (c) of Rule 506 under Regulation D, Ancora will only market the Private Funds to prospective Investors that the Company reasonably believes to be qualified to invest based on substantive pre-existing relationships.

To the extent that Ancora engages in a public offering of a Private Fund, the Company must be particularly careful to document its reasonable belief that each Investor is accredited. Operations and Trading reviews all subscription requests to ensure that Ancora maintains documentation that is consistent with paragraph (c)(2)(ii) of Rule 506 of Regulation D, or that Ancora maintains other documentation that is sufficient to form a reasonable belief that each Investor is accredited.

33	Depending on the relevant facts and circumstances, the SEC could take the position that (a) an investment manager’s private funds, and (b) any issuer in which the private funds hold a 20% or greater voting interest, are affiliated issuers.

Determining whether a specific individual or entity is eligible to invest can be difficult depending on the relevant facts and circumstances. Employees should consult with the CCO regarding any uncertainty as to whether an individual or entity meets the relevant criteria.

Accredited Investor

Rule 501 of Regulation D defines an “accredited investor” to be any of the following:

•	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million, excluding the value of the individual’s primary residence, at the time of the purchase;

•	Any natural person who had an individual net income in excess of $200,000 (or $300,000 with that person’s spouse) for each of the two most recent years, and who has a reasonable expectation of reaching that income level in the current year;

•	A bank or savings and loan association, as defined by the Securities Act, acting in an individual or a fiduciary capacity;

•	A broker or dealer registered pursuant to Section 15 of the Exchange Act;

•	An insurance company, as defined by the Securities Act;

•	A RIC;

•	A business development company, as defined by the IC Act;

•	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

•	A plan with total assets exceeding $5 million that was established and is maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees;

•	An employee benefit plan, subject to ERISA, where the investment decisions are made by an ERISA plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser;

•	An employee benefit plan, subject to ERISA, with total assets exceeding $5 million;

•	A self-directed employee benefit plan, subject to ERISA, where the investment decisions are made solely by other accredited investors;

•	A private business development company, as defined by the Advisers Act;

•	An entity with total assets exceeding $5 million that was not formed for the specific purpose of acquiring the securities offered and that has one of the following structures:

•	A 501(c)(3) organization;

•	A corporation;

•	A Massachusetts or similar business trust; or

•	A partnership.

•	A director, executive officer, or general partner of the issuer, or of a general partner of the issuer;

•	A trust with total assets exceeding $5 million, which was not formed for the specific purpose of acquiring the securities offered, and whose purchase is being directed by an individual who is reasonably believed to have such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of the prospective investment; or

•	An entity in which all of the equity owners are accredited investors.

Qualified Purchaser

Section 2 of the IC Act defines a “qualified purchaser” to be any of the following:

•	A natural person with at least $5 million in investments;[34]

•	A company with at least $5 million in investments that is owned, directly or indirectly, by siblings, spouses, parents and their children, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

•	A person, acting for his or her own account, or for the accounts of other qualified purchasers, who has discretionary authority over at least $25 million in investments; and

•	A trust that was not formed for the purpose of acquiring the securities offered, where the trustee and each settlor or other person who contributed assets to the trust meets the criteria of at least one of the three preceding bullets.[35]

Rules 2a51-1, 2a51-2, and 2a51-3 under the IC Act include additional guidance about, respectively, determining the aggregate value of “investments,” establishing “beneficial ownership,” and determining the eligibility of certain companies to be considered “qualified purchasers.”

Tracking Offering Documents and Fund Marketing Materials

Operations and Trading will monitor and document the distribution of the Private Funds’ PPMs and marketing materials.

Avoiding Activities that could Require Registration as a Broker/Dealer

Ancora’s Alternative Investments personnel are not compensated directly or indirectly based on the sales of any security, and they have substantive ongoing responsibilities regarding Ancora’s interactions with Investors. The Managing Director of Alternative Investments is responsible for ensuring that Alternative Investments personnel do not engage in activities that could require registration as a broker-dealer. The CCO will work with Outside Counsel to resolve any questions about the need to register as a broker-dealer.

Marketing in the EU

Ancora does not actively market a private fund into the EU. However, Ancora may respond to unsolicited inquiries from prospective investors located in the EU. The CCO will ensure that Ancora has documented any prospective investor’s unsolicited inquiry prior to allowing Ancora to provide the prospect with information about any private fund. The CCO is also responsible for ensuring that Ancora has identified, and complies with, any guidelines imposed by the relevant jurisdiction’s national private placement rules.

[34]	For private fund investments held jointly with a spouse, the spouse’s investments may also be counted towards the $5 million threshold for purposes of determining eligibility.
[35]	In addition to these criteria, Section 2 of the IC Act includes additional criteria that are only applicable to investors that are themselves Section 3(c)(1) or 3(c)(7) funds with investors who subscribed prior to April 30, 1996.

“Bad Actor” Certification

SEC regulations identify certain types of misconduct by “bad actors” that can prevent a private fund from issuing securities. The SEC’s rule addresses conduct by the private fund itself, by employees of Ancora, and by certain third parties associated with a private fund. We ask that you complete the attached certification so that Ancora can confirm its compliance with relevant SEC rules. If you respond “yes” to any of the boxes of the certification, please include a brief explanation of your response at the end of the form.

Name:

Name of the fund(s) for which you are responding:

	Question	Yes	No

1.

Have you been convicted within ten years of any felony or misdemeanor:

•       In connection with the purchase or sale of any security;

•       Involving the making of any false filing with the SEC; or

•       Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

2.

Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•       In connection with the purchase or sale of any security;

•       Involving the making of any false filing with the SEC; or

•       Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

3.

Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•       Bars you from association with an entity regulated by such commission, authority, agency, or officer;

•       Bars you from engaging in the business of securities, insurance or banking;

•       Bars you from engaging in savings association or credit union activities; or

•       Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

	Question	Yes	No

4.

Are you subject to an SEC order that:

•       Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•       Places limitations on your activities, functions or operations; or

•       Bars you from being associated with any entity or from participating in the offering of any penny stock;

5.

Are you subject to any order of the SEC within the past five years that orders you to cease and desist from committing or causing a violation or future violation of:

•       Any scienter-based anti-fraud provision of the federal securities laws; or

•       Section 5 of the Securities Act of 1933.

6.	Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

7.	In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

8.	In the past five years have you been subject to a United States Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Please attach an explanation for any “yes” answers.

By signing below, I certify that I responded to this “Bad Actor” certification completely and accurately.

Print Name:

Signature:

Date:

Investor Eligibility Questionnaire

Prospect name and address:

Prospect date of birth (if the prospect is an individual):

Identification number (SSN or tax ID): Education

(school and degree):

Current occupation (title and tenure):

Other relevant business experience (title or role and approximate dates):

Years of investing experience:

Degree of investment experience (check the appropriate box):

Investment Type	None	Low	Medium	High
Stocks and bonds
Mutual funds
Real estate (other than principal residence)
Hedge funds
Private equity
Venture capital
Commodities
Collateralized obligations (CDOs, CLOs, CMOs)
Other structured investment vehicles
Other:
Other:

Approximate net worth:

•	Less than $1 million

•	Between $1 million and $1.5 million

•	Between $1.5 million and $5 million

•	Greater than $5 million

Approximate annual income:

•	More than $200,000 annually

•	With a spouse, more than $300,000 annually

•	None of the above

Investment will be made by a (circle one):

Individual	Corporation	General Partnership
Limited Partnership	Trust	Employee Benefit Plan
Other:

Describe the business relationship between the prospect and Ancora:

When was your first meeting or phone call with the prospect?

How did the prospect become aware of the Private Funds?

Private Fund(s) in which the prospect is interested in investing:

Prospect is reasonably believed to be a (circle all that apply):

•	Accredited Investor under Regulation D

•	Qualified Client under the Advisers Act

•	Qualified Purchaser under the IC Act

•	Qualified Eligible Participant under Rule 4.7 of the Commodity Exchange Act

Basis for belief that the prospect is qualified to invest in the Private Fund(s):

Notes:

Print name:

Sign:

Date:

Compliance Use

Reviewed by:

Sign:

Date:

SOLICITATION ARRANGEMENTS

Background

Rule 206(4)-3 under the Advisers Act, the “Cash Solicitation Rule,” imposes restrictions on registered investment advisers seeking to directly or indirectly compensate a solicitor in exchange for client referrals.

The Cash Solicitation Rule prohibits payments to any solicitor who has engaged in certain misconduct described by paragraph (a)(1)(ii) of the rule. Generally speaking, an adviser may not pay a solicitor who:

•	Has been barred or suspended by the SEC from associating with an investment adviser;

•	Has been convicted in the past 10 years of any felony or misdemeanor involving the purchase or sale of a security, bribery, perjury, theft, forgery, embezzlement, or any other action described in Section 203(e)(2) of the Advisers Act;

•	Has been convicted of, or has been found by the SEC to have engaged in, making a false statement to the SEC, a violation of the Federal Securities Laws, or certain failures to supervise others;

•	Has been permanently or temporarily enjoined by any court, including a foreign court of competent jurisdiction, from acting as, or associating with, certain financial institutions.

Solicitation payments may only be made pursuant to a written agreement. Furthermore, either:

•	The solicitation must be for impersonal advisory services only;

•	The solicitor must be a partner, officer, director, or employee of the adviser or an affiliate, and that relationship must be disclosed to the prospective client at the time of the solicitation; or

•	All of the following conditions must be met:

•	The written agreement between the adviser and the solicitor must (i) describe the solicitor’s solicitation activities and the associated compensation, (ii) contain an undertaking by the solicitor to perform his or her duties consistently with the adviser’s instructions and the Advisers Act and associated rules, and (iii) require the solicitor, at the time of any solicitation, to provide the solicited client with a current copy of Part 2 of the adviser’s Form ADV and a solicitor’s separate disclosure document (described below);

•	By the time that the adviser enters into any advisory agreement with a solicited client, the adviser must receive from the client a signed and dated acknowledgement that the client received the adviser’s written disclosure statement and the solicitor’s separate disclosure document; and

•	The adviser makes a bona fide effort to determine whether the solicitor has complied with the agreement, and establishes a reasonable basis for believing that the solicitor has so complied.

The solicitor’s separate disclosure document referenced above must contain the following information:

•	The solicitor’s name;

•	The adviser’s name;

•	The nature of the relationship, including any affiliation, between the solicitor and the adviser;

•	A statement that the adviser will compensate the solicitor for his or her solicitation activities;

•	The terms of such compensation arrangement, including a description of the compensation paid, or to be paid, to the solicitor; and

•	If applicable, the amount of any excess fees or expenses that the solicited client will pay as a result of the solicitation arrangement.

In an interpretive letter issued to Mayer Brown LLP on July 15, 2008, the staff of the SEC indicated that referrals of investors to private funds will not be subject to the Cash Solicitation Rule. Nonetheless, some private fund advisers seek to comply with the Cash Solicitation Rule, while others simply ensure that any solicited investor knows that the solicitor is being compensated and is not disinterested in his or her recommendation of the fund.

Solicitation activities involving a “government entity”, as discussed in the Political and Charitable Contributions, and Public Positions policy, are subject to the additional restrictions set forth in that policy. Those solicitation activities apply equally in instances when government entities are solicited to invest directly with an adviser such as in a separate account, as well as when government entities are solicited to invest in a private fund.

Policies and Procedures

Ancora will seek to comply with the Cash Solicitation Rule when it makes any payments for Client referrals. Furthermore, Ancora will abide by the rule when it compensates third parties for referring Investors to the Private Funds.

The CCO is responsible for approving all of Ancora’s solicitation arrangements and will:

•	Ensure that Ancora retains executed agreements with each solicitor containing all of the components required by the Cash Solicitation Rule;

•	Obtain and review certifications from each potential solicitor concerning that person’s eligibility to act as a solicitor;

•	Review each solicitor’s separate disclosure document to determine whether it contains all of the information required by the Cash Solicitation Rule;

•	Ensure that Ancora retains signed acknowledgements that each solicited Client and Investor received Part 2 of Ancora’s Form ADV filing and the solicitor’s separate disclosure document; and

•	Annually obtain signed Solicitor Verification Letters (attached) from all solicitors.

The CCO is additionally responsible for overseeing the following activities associated with soliciting government entities:

•	Initial vetting of solicitor candidates to ensure that they qualify as “regulated persons”; and

•	Periodic vetting of existing solicitors to ensure their maintenance of the regulated person status, including a confirmation of whether any political contributions made by the solicitor disqualify it from being considered a regulated person.

Solicitor Verification Letter

[DATE]

NAME OF SOLICITOR ADDRESS

CITY, STATE ZIP

Dear SOLICITOR:

Pursuant to Paragraph (a)(2)(iii)(C) of Rule 206(4)-3, more commonly known as the “cash solicitation rule,” Ancora Advisors LLC must make a bona fide effort to determine whether SOLICITOR has complied with the written solicitation agreement between Ancora and SOLICITOR. Please review and execute this certification and return it to Joseph Spidalieri at Ancora at your earliest convenience. Please contact Joseph Spidalieri at 216-825-4000 if you have any questions about this certification. Ancora will keep the information that it receives from SOLICITOR confidential, and will not disclose such information except as required by law.

Sincerely,

Joseph Spidalieri Ancora Advisors LLC

*    *    *    *    *

By signing below, you certify that:

•	SOLICITOR has complied with the written solicitation arrangement between Ancora and SOLICITOR;

•	SOLICITOR has provided a current copy of Part 2 of Ancora’s Form ADV filing, and SOLICITOR’s separate written disclosure document, to each solicited client at the time of the solicitation;

•	SOLICITOR has not been involved in any legal or regulatory proceeding, as described in paragraph (a)(1)(ii) of the cash solicitation rule, that would make SOLICITOR ineligible to act as a solicitor;

•	SOLICITOR has obtained any SEC and/or state registrations that are required in connection with your solicitation activities;

•	SOLICITOR does not provide investment advisory services on behalf of Ancora to solicited clients;

•	Neither SOLICITOR, nor its affiliates, is a fiduciary, trustee, or administrator of any solicited client that is subject to ERISA or is a tax-qualified retirement plan or an IRA;

•	Neither SOLICITOR, nor its affiliates, is associated in any way with any solicited client that is a state, municipality, or other government entity, agency, or subdivision; and

•	Neither SOLICITOR, nor its affiliates, has made political contributions or otherwise engaged in conduct that would disqualify it from the definition of “regulated person”.

Acknowledged and certified by:

Print Name: Signature: Date:

INTERACTIONS WITH THIRD PARTIES

Background

Personnel of investment advisers sometimes receive inquiries from third parties, including members of the media, attorneys, and government officials. In unusual circumstances, an adviser may receive inquiries regarding the adviser’s Clients or vendors.

All communications by investment advisers are subject to the anti-fraud provisions of the Advisers Act. Furthermore, advisers must be extremely careful to protect proprietary information, including information about their clients, and to avoid any general offering of a private fund.

Policies and Procedures

Interactions with the Media

Any media inquiries should be promptly forwarded to the CCO. All Employees, other than the members of the Executive Committee, must obtain pre-clearance from the CCO prior to communicating with the media. If pre-clearance is granted, Employees must adhere to the following standards:

•	Never mention or discuss the Private Funds, even indirectly;

•	Be careful to avoid disclosing any non-public information, including information about Clients, Investors, positions, or trading strategies;

•	Do not make any false or misleading statements, or omit any material information;

•	Do not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, unduly controversial, or that would otherwise reflect poorly on Ancora;

•	Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, and never;

•	Clearly distinguish between facts and opinions;

•	Make it clear when a personal opinion may not reflect Ancora’s position;

•	Do not make statements about any Client’s actual or anticipated performance, including any Mutual Fund or Private Fund advised or subadvised by Ancora;

•	Only make forecasts about economic or market trends where there is a reasonable basis for such forecasts;

•	All discussions, including those regarding positions or investment strategies, should be balanced by descriptions of any applicable risks or drawbacks; and

•	Be aware of the financial sophistication of the information’s ultimate recipient.

Employees should be extremely careful when discussing any specific investment or issuer during an interview. If the Employee does engage in such discussions, he or she should consult with the CCO, and potentially Outside Counsel, about the potential need to disclose to the interviewer, as applicable:

•	Whether the Employee, Ancora, or its affiliates have an interest in securities of the issuer, as well as the nature of the interest (equity, debt, options, long or short positions, etc.);

•	Whether the Employee, Ancora, or its affiliates beneficially own more than 1% of the issuer’s voting securities (calculations should be based on Ancora’s holdings as of the end of the most recent month, or as of the end of the second most recent month if fewer than 10 calendar days have passed since the end of the month);

•	Any material conflict of interest involving the Employee, Ancora, or its affiliates and the issuer; and

•	The general valuation methods used to determine any price target discussed in the interview. An Employee must have a reasonable basis for any price targets that are presented, and must present the risks that a price target will not be achieved in a balanced manner.

During the interview, the Employee should request a copy of any media presentation that includes or references the interview. In general, television and radio broadcasts may be presented as transcripts or in the native format. Upon receipt, the media presentation should be provided to the CCO, who will maintain a copy in the same manner that an advertisement would be maintained. The CCO will review media presentations and associated documentation as necessary.

Interactions with Attorneys

Any Employee, with the exception of any member of the Executive Committee, who is contacted about Ancora by anyone claiming to be an attorney, including an attorney representing Ancora, he or she should immediately refer the person to the CCO. Do not share information about Ancora without the CCO’s prior approval.

Interactions with Government Officials

Inquiries from anybody claiming to be a government official should be immediately referred to the CCO. Do not share information about Ancora without the CCO’s prior approval.

If government authorities who have properly identified themselves execute a search warrant involving Ancora, Employees should inform the government authorities that the Company is represented by legal counsel and immediately notify the CEO or the CCO. If the CEO and the CCO are not immediately available to serve as a liaison to the government authorities, Employees should (a) cooperate with law enforcement officials but should not provide legal consent to the search, such as by signing any document agreeing to the search or verbally acknowledging law enforcement’s right to search; (b) request a copy of the search warrant; and (c) request an inventory of what (if anything) is taken by the government authorities.

Ancora will take reasonable steps to verify the identity of any individuals claiming to be government officials. Among other things, the CCO may ask the individuals for their contact information, verify that the phone number given matches the published number for the relevant government office, and confirm that the individuals can be reached at the number given. The CCO shall keep notes reflecting any conversations with government officials. All correspondence mailed to government officials or agencies should be sent using the return receipt service.

All Employees are required to cooperate fully with Ancora’s management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries involving Ancora. Employees are expected, if requested, to provide Ancora with reasonable assistance, including, but not limited to, meeting or consulting with Ancora and its representatives, reviewing documents, analyzing facts, or appearing or testifying as witnesses or interviewees.

Ancora forbids payments of any kind by it, its Employees, or any agent or other intermediary to any government official, self-regulatory official, or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of receiving favorable consideration.

Protection of Ancora’s Name

Employees should at all times be aware that Ancora’s name, reputation and credibility are valuable assets that must be safeguarded from any potential misuse. Employees should exercise care to avoid the unauthorized or inappropriate use of Ancora’s name.

Periodically the CCO may conduct internet searches for content related to Ancora, selected Employees, and/or selected Clients or Investors. The CCO will investigate any suspicious or unauthorized results, and will report any material findings to the CEO.

Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in, or threatened with, litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

MAINTENANCE OF BOOKS AND RECORDS

Background

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records, as applicable, which are listed in the attached Required Books and Records table. Investment advisers should also establish policies and procedures governing:

•	The accurate creation of books and records;

•	Any appropriate limitations on the availability of certain books and records to certain employees and outside entities; and

•	The proper disposal of books and records that need not be maintained for business or regulatory compliance purposes.

The accurate creation and proper maintenance and use of books and records are an important foundation of any investment adviser’s operations and compliance with applicable Federal Securities Laws.

Record retention policies and procedures should be tailored to reflect an adviser’s size and operations. Furthermore, any record retention program should be periodically reevaluated, particularly following significant regulatory, operational, or technological changes. Record retention program reviews should evaluate, among other things:

•	The effectiveness of the current record retention program;

•	Whether the use of electronic and/or hard-copy storage media are meeting the adviser’s needs;

•	Employees’ awareness of, and compliance with, the adviser’s record retention program;

•	Whether the adviser’s current practices are accurately reflected in its written policies and procedures;

•	Whether the creation, maintenance, and confidentiality of certain books and records poses particular compliance or business risks for the adviser; and

•	Whether the adviser has devoted appropriate amounts of resources to meet its record retention needs.

Employees should be aware that all of the records of a registered investment adviser can be subject to review by SEC examiners, irrespective of whether the records are required to be retained pursuant to Rule 204-2. Employees should be aware that the SEC’s examination authority includes emails and other electronic communications that relate to a registered investment adviser’s business activities, as well as emails and other electronic communications that are sent or received on the adviser’s computer systems.

Policies and Procedures

Books and records required by Rule 204-2 under the Advisers Act will be maintained for at least seven years from the date that the record was created or last altered, whichever is more recent.36 Required records will be kept onsite for at least two years after they are created or last altered, and will be organized to permit easy location, access, and retrieval.

[36]	Certain required records must be kept for longer periods of time, as shown in the attached Required Books and Records table.

Employees may only remove records from Ancora’s offices with the CCO’s approval.

All Employees must be familiar with, and abide by, the Company’s record retention policies and procedures. The CCO is responsible for overseeing Ancora’s record retention program. As such, any questions about Ancora’s policies and procedures should be directed to the CCO.

Electronic Record Retention

Ancora may maintain and preserve required records electronically so long as:

•	The records are arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

•	A duplicate copy of each electronic record is stored separately, either in electronic or hard copy format; and

•	Upon request, Ancora can promptly provide the SEC with:

•	A legible, true, and complete copy of the record in the format in which it is stored;

•	A legible, true, and complete printout of the record; and

•	The means to access, view, and print the records from the format in which they are stored.

If Ancora converts hard copy documents into an electronic format for storage purposes, the Company will test to ensure that, upon conversion, the electronic documents are complete, true, legible, and retrievable.

Records Warehousing

Records may be moved from Ancora’s offices to Iron Mountain, Ancora’s offsite storage facility, when the records are no longer regularly needed and when any required on-site retention period (as described in the attached Required Books and Records table) has elapsed. The CCO is responsible for overseeing any offsite storage of Ancora’s records and must pre-approve any movement of records to Iron Mountain.

Personal Electronic Document Hosting Services

File hosting services allow one or more users to upload and download electronic files that are retained on cloud-based storage networks. File hosting services generally allow information to be accessed from many different computers, tablets, smart phones, and other devices. These services can pose risks to information security and Client and Investor privacy, and can also make it difficult for Ancora to satisfy its recordkeeping obligations. Employees are prohibited from using personal electronic file hosting services without pre-approval from the CCO. Approval will only be granted if Ancora is able to resolve all applicable issues relating to information security, privacy, and record retention.

Document Alteration

Employees must be cautious when altering Ancora’s records. Dated documents that are later altered should be modified in ways that clearly distinguish between the original content and any changes. To the extent that an agreement has been executed by a third party, Employees are prohibited from later altering the agreement unless the alterations are clearly marked as having been made after execution.

Document Destruction

The CCO has the sole authority to permit the destruction of any required record. No required record will be destroyed before the required retention period has lapsed.

The CCO will notify Employees of any pending or ongoing regulatory or legal proceeding. Upon being notified of any such proceeding, all document destruction must cease immediately and documents must be preserved in a manner specified by Outside Counsel. Among other things, Ancora should be careful to avoid any inadvertent destruction of electronic documents through backup processes that overwrite old backups.

Any Employee discarding any document or electronic media must ensure that such documents and electronic media are shredded, permanently erased, or otherwise destroyed so that the information cannot be reconstructed. Employees should be aware that some devices, such as scanners, photocopiers and fax machines, may save electronic copies of documents that have been scanned, copied, or transmitted. Employees should consult with the device’s instruction manual or manufacturer to ensure that any stored information is erased before the device is removed from Ancora’s offices.

Ancora must ensure that any companies engaged to dispose of non-public information perform their duties in accordance with this policy. Ancora may ensure appropriate disposal by, among other things:

•	Reviewing an independent audit of the disposal company’s operations;

•	Obtaining information about the disposal company from references or other reliable sources; and/or

•	Requiring that the disposal company be certified by a recognized trade association or similar third party.

Ancora may enter into confidentiality agreements with prospective counterparties that call for Ancora to destroy documentation associated with transactions that are not consummated. Such agreements will include provisions that describe the applicable record retention requirements and indicate that Ancora will comply with all such requirements.

Required Books and Records

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group
Business Records

1	Partnership agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2(e)(2)

2

Copies or originals of all written agreements relating to the adviser’s business. Examples of such agreements include:

•    Contracts with third-party vendors;

•    Employment contracts; and

•    Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(10)

3	Books of original entry, including cash receipt and disbursement records, and any other records of original entry forming the basis of entries in any ledger.		204-2(a)(1)

4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)

5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)

6	Bills and statements, paid or unpaid, relating to the business of the adviser.		204-2(a)(5)

7	Trial balances and financial statements, including the income statement and balance sheet.		204-2(a)(6)

8	Any internal audit working papers.

Compliance and Internal Control Records

	1 Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite, unless it has been more than 7 years since the policies and procedures were in effect.	204-2(a)(17)(i)

[37]       Many required records must be kept for five years after the end of the fiscal year in which the record was created or last altered. To prevent premature destruction, the retention period for these items has been stated as seven (7) years.

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group

	2 Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(17)(ii)

	3 Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)

Code of Ethics and Personal Trading Records

	1 A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite, unless it has been more than 7 years since this version of the code of ethics has been in effect.	204-2(a)(12)(i)

	2 A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(12)(ii)

	3 A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite, unless it has been at least 7 years since the individual has been a Supervised Person.	204-2(a)(12)(iii)

4       A record of each report made by an Employee regarding personal securities transactions and holdings, or copies of any associated account statements and trade confirmations provided by broker- dealers and custodians.

		Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(13)(i)

	5 A record of the names of people who are, or within the past six years were, Employees of the investment adviser.	Onsite, unless it has been at least 7 years since the individual was an Employee.	204-2(a)(13)(ii)

	6 A record of any decision, and the reasons supporting the decision, to approve an Employee’s investment in an IPO or Private Placement.	Onsite, unless it has been more than 7 years since the approval was granted.	204-2(a)(13)(iii)

Communications and Client Relationship Records

1	Originals of all written communications received, and copies of all written communications sent, by the adviser relating to:	Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(7)

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group

•    Any recommendation or advice that was made or proposed;

•    Any receipt, disbursement, or delivery of funds or securities; and

•    The placing or execution of any order to trade a security.

The adviser need not retain unsolicited, generally-distributed communications (commonly known as “junk mail”), as long as the communications were not prepared buy or for the adviser.

2	A copy of each Part 2 of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used.		204-2(a)(14)

3	A list of all accounts over which the adviser has discretionary authority.		204-2(a)(8)

4	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.		204-2(a)(9)

5

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

•    Investment advisory contracts;

•    Fee schedules;

•    Clients’ investment objectives or restrictions; and

•    Directed brokerage arrangements.

204-2(a)(10)

6	Documentation necessary to demonstrate a reasonable belief that any investors in publicly offered Private Funds are accredited.		Regulation D (generally)

Marketing and Performance Records

A copy of each notice, advertisement, investment letter, or other communication that the adviser sends, directly or indirectly, to 10 or more people outside of the adviser.

1       If such communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

		Onsite for 2 years, easily accessible for 7 years total, measured from the time when the adviser stops distributing the advertisement.	204-2(a)(11) and 204-2(a)(7)

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group
An adviser that sends the advertisement to more than 10 people need not keep a record of the names and addresses of the recipients. However, if the advertisement was sent to people named on a list, the adviser must retain a description of the list and its source along with the advertisement.
2

All accounts, books, internal workpapers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return figures presented in any communication sent directly or indirectly to 10 or more people outside of the adviser.

An adviser may satisfy its obligations under this rule by retaining all account statements reflected in the performance presentation and all workpapers necessary to demonstrate the performance calculations, so long as the account statements reflect all debits, credits, and other transactions in a Client’s account for the period of the statement.

204-2(a)(16)

Cash Solicitation Records

1	Copies of each solicitor’s separate disclosure document and originals of each solicited Client’s acknowledgement of receipt of the solicitor’s disclosure document and Part 2 of the adviser’s Form ADV.	Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(15)
2	Copies of all written agreements between the adviser and any solicitors, as required by Rule 206(4)-3.		204-2(a)(10)

Records Relating to Political Contributions

1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-(5).	Onsite for 2 years and easily accessible for 7 years total, but only if Ancora has any Clients or Investors that are government entities.	204-2(a)(18)(i)(A)
2	All government entities that were Clients or Investors in the past five years, but not prior to September 1, 2010.		204-2(a)(18)(i)(B)

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group
3	All direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.		204-2(a)(18)(i)(C)

4	The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.	Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(18)(i)(D)

Trading and Account Management Records

1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

•    The terms and conditions of the order, instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

•    The person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

•    The Client account for which the transaction was entered;

•    The date of entry;

•    The bank, broker, or dealer by or through whom the transaction was executed;

		Onsite for 2 years, easily accessible for 7 years total.	204-2(a)(3)

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group

•    Any applicable trade allocation information; and

•    Whether the order was entered pursuant to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by Employees.		204-2(a)(7) (generally)

3	Records showing separately, for each Client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.	Onsite for 2 years, easily accessible for 7 years total.	204-2(c)(1)(i)

4	For each security currently held by any Client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such Client and the Client’s current interest in the security.	Information must be kept current.	204-2(c)(1)(ii)

With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority

1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.		204-2(c)(2)(i)

2	A copy of each proxy statement that the adviser receives regarding Client securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.	Onsite for 2 years, easily accessible for 7 years total.	204-2(c)(2)(ii)

3	A record of each vote cast by the adviser on behalf of a Client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request		204-2(c)(2)(iii)

Document		Required Retention Period[37]	Relevant Advisers Act Rule	Responsible Person or Group
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a Client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)

5	A copy of each written request for information regarding how the adviser voted proxies on behalf of a Client, and a copy of any associated written response by the adviser to any written or verbal Client request for such information.		204-2(c)(2)(v)

With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities

1	A journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts.		204-2(b)(1)

2	A separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates of any such transactions, debits, and credits.		204-2(b)(2)

3	Copies of confirmations of all trades effected by or for any such account.	Onsite for 2 years, easily accessible for 7 years total.	204-2(b)(3)

4	A record of each security held by any such account showing each relevant Client’s name and interest, and the location of each such security.		204-2(b)(4)

5	Any memorandum describing the basis upon which Ancora has determined that an affiliated entity with custody of Client assets is “operationally independent” from Ancora.		204-2(b)(5)

6	A copy of any internal control report regarding the internal custodial controls of Ancora, or any affiliate, that acts as a Qualified Custodian with respect to Client funds or securities.		204-2(a)(17)(iii)
Notes

The location of any required records stored offsite must be disclosed in Part 1 of Form ADV.

Pursuant to Rule 204-2(d), an adviser may use numerical or alphabetical codes to protect the identity of its Clients.

An adviser will not be deemed to have violated Rule 204-2(a)(13) for failing to record securities transactions or holdings, so long as the adviser can demonstrate that it has instituted adequate procedures and used reasonable diligence to obtain all required reports.

DEFINITIONS

The following defined terms are used throughout the Manual. Other capitalized terms are defined within specific sections of the Manual.

•	Advisers Act – The Investment Advisers Act of 1940.

•	Automatic Investment Plan – A program in which regular trades are made automatically in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

•	Beneficial Interest – An individual has a Beneficial Interest in a security if he or she can directly or indirectly profit from the security. An individual generally has a Beneficial Interest in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

•	CCO – Joseph Spidalieri, Ancora’s Chief Compliance Officer.

•	CEO – Frederick Disanto, Ancora’s Chief Executive Officer.

•	CFO – Bradley Zucker, Ancora’s Chief Financial Officer.

•	CFTC – The Commodity Futures Trading Commission.

•	CIO – John Micklitsch, Ancora’s Chief Investment Officer.

•	Clients – Individuals and entities for which Ancora provides investment advisory services. The underlying Investors in pooled investment vehicles advised by Ancora are not Clients of Ancora.

•	Compliance11 – Ancora’s compliance system for tracking many Employee reports (including Employees’ personal transactions and holdings reports) and certifications.

•	Consumer Report – Generally, any communication by a consumer reporting agency bearing on a consumer’s credit worthiness, character, personal characteristics, or mode of living which is used or expected to be used or collected for the purpose of establishing the consumer’s eligibility for (A) credit or insurance; (B) employment; or (C) any other purpose authorized under Section 604 of Fair Credit Reporting Act. Please see Section 603(d) of the Fair Credit Reporting Act for a complete definition.

•	Employees – Ancora’s officers, directors, principals, and employees.

•	ERISA – The Employee Retirement Income Security Act of 1974.

•	Exchange Act – The Securities Exchange Act of 1934.

•	Federal Securities Laws – The Federal Securities Laws include the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-LeachBliley Act, any rules adopted by the SEC under any of these statutes, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

•	FINRA – The Financial Industry Regulatory Authority, a self-regulatory organization. FINRA was formed in 2007 through the consolidation of NASD and certain functions of the New York Stock Exchange.

•	Front-Running – Trading a favored account ahead of other accounts.

•	FTC – The Federal Trade Commission.

•	GIPS – The CFA Institute’s Global Investment Performance Standards. Formerly known as the Association for Investment Management and Research’s Performance Presentation Standards, or AIMR-PPS.

•	IAR – Investment advisory representative. The formal definition of an IAR, and any licensure or registration requirements, varies by state. Any Employee who manages Client accounts, makes investment recommendations, and/or solicits Clients should discuss applicable state-specific requirements with the CCO.

•	Investor – A limited partner or shareholder in a pooled investment vehicle advised by Ancora or an affiliate.

•	IC Act – The Investment Company Act of 1940.

•	Insider Trading – Trading personally or on behalf of others on the basis of Material Non-Public Information, or improperly communicating Material Non-Public Information to others.

•	IPO – An initial public offering. An IPO is an offering of securities registered under the Securities Act where the issuer, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

•	Material Non-Public Information – Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision. Employees should consult with Ancora’s CCO about any questions as to whether information constitutes Material Non-Public Information.

•	Mutual Funds – The mutual funds advised or subadvised by Ancora include:

•	Ancora Income Fund

•	Ancora Equity Fund

•	Ancora/Thelen Small-Mid Cap Fund

•	Ancora Microcap Fund

•	Ancora Special Opportunity Fund

•	Natural Person – A human being, as opposed to a legal entity.

•	NFA – The National Futures Association.

•	Nonpublic Personal Information – Regulation S-P defines “Nonpublic Personal Information” to include personally identifiable financial information that is not publicly available, as well as any list, description, or other grouping of consumers derived from nonpublic personally identifiable financial information.

•	Outside Counsel – Seward & Kissel LLP and McDonald Hopkins.

•	PCAOB – The Public Company Accounting Oversight Board.

•	Portfolio Managers – Dan Thelen, Denis Amato, Richard Barone, James Bernard, Jim Raimondo, Jeremy Scacco, Brian Hopkins, Ryan Hummer, Jeff Anderson, Sonia Mintun, and Alan Miller.

•	PPM – A private placement memorandum; also known as an offering memorandum.

•	Private Funds – The private funds managed by Ancora include:

•	AAMAF, LP

•	Ancora Greater China Fund

•	Birchwald Partners LP

•	Merlin Partners LP

•	Private Placement – Also known as a “Limited Offering.” An offering that is exempt from registration pursuant to sections 4(a)(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D.

•	QIB – A qualified institutional buyer. Pursuant to Rule 144A under the Securities Act, a QIB is an entity, acting for its own account or the accounts of other QIBs, which in aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the QIB.

•	Qualified Custodian – Please see Rule 206(4)-2 under the Advisers Act for a complete definition. Generally, a Qualified Custodian is defined to include:

•	A bank or savings association with deposits insured by the FDIC;

•	A registered broker-dealer holding client assets in customer accounts;

•	A registered futures commission merchant holding client funds or security futures in customer accounts; and

•	A foreign financial institution that customarily holds financial assets for customers.

•	Reportable Fund – Any RIC advised or underwritten by Ancora or an affiliate.

•	RIC – An investment company registered under the IC Act, often referred to as a mutual fund.

•	Security – The SEC defines the term “Security” broadly to include stocks, bonds, certificates of
•	deposit, options, interests in Private Placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a security. Any questions about whether an instrument is a security for purposes of the Federal
•	Securities Laws should be directed to the CCO.

•	SEC – The Securities and Exchange Commission.

•	Securities Act – The Securities Act of 1933.

•	SRO – A self-regulatory organization, such as FINRA.

•	Supervised Person – Any partner, officer, director (or other person occupying a similar status or
•	performing similar functions), or employee of Ancora, or other person who provides investment advice on behalf of Ancora and is subject to Ancora’s supervision and control. <This definition reflects Section 202 of the Advisers Act. If necessary for an effective compliance program, consider expanding the definition to cover interns, temps, or long-term on-site consultants.>

•	Traders – Kevin Conway, Denis Shinhearl, Richard Barone, James Bernard, Jim Raimondo, Jeremy Scacco, Brian Hopkins, Ryan Hummer, Dana Lusardo and Jeff Anderson.